   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1999.

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                         INTERLINQ SOFTWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                         7372                         91-1187540
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                             11980 N.E. 24TH STREET
                           BELLEVUE, WASHINGTON 98005
                                 (425) 827-1112
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                                JIRI M. NECHLEBA
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         INTERLINQ SOFTWARE CORPORATION
                             11980 N.E. 24TH STREET
                           BELLEVUE, WASHINGTON 98005
                                 (425) 827-1112
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                           -------------------------

                                   COPIES TO:

             LINDA A. SCHOEMAKER                            KENNETH L. GUERNSEY
                 MICHAEL DEAL                                  JAMES R. JONES
               PERKINS COIE LLP                              COOLEY GODWARD LLP
        1201 THIRD AVENUE, 40TH FLOOR                  ONE MARITIME PLAZA, 20TH FLOOR
        SEATTLE, WASHINGTON 98101-3099              SAN FRANCISCO, CALIFORNIA 94111-3580
                (206) 583-8888                                 (415) 693-2000

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
 OF SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
     REGISTERED              REGISTERED                SHARE                   PRICE            REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $.01 per
  share..............        3,403,439                 $8.313               $28,292,788                $7,866
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) For purposes of calculation of the filing fee only, this amount is based on 3,403,439 (the number of shares of Interlinq common stock to be retained and issued in the Merger) multiplied by $8.313 (the average of the high and low sales prices of Interlinq common stock on the Nasdaq National Market on January 22, 1999), which product has been multiplied by .000278.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     PRELIMINARY PROXY MATERIALS

                             [INTERLINQ LETTERHEAD]

               , 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of shareholders of
INTERLINQ Software Corporation. The Special Meeting will be held on April   ,
1999, at      a.m., local time, at Interlinq's headquarters, 11980 N.E. 24th
Street, Bellevue, Washington 98005.

     The Board of Directors of Interlinq and the Board of Directors of Terlin, Inc. have agreed that Terlin will merge with and into Interlinq, with Interlinq being the surviving corporation. As a result of the Merger, Interlinq may become a private company, and shares of Interlinq common stock potentially would no longer trade publicly on the Nasdaq National Market. In addition, affiliates of Terlin, including W.R. Hambrecht/INLQ, LLC and allied entities, expect to own approximately 74.6% of Interlinq common stock immediately following the Merger.

     The Merger Agreement is described in the accompanying Proxy Statement/Prospectus and a copy is attached to that document. If the Merger is completed, 1,250,000 shares of Interlinq common stock will remain outstanding following the Merger and all other outstanding shares of Interlinq common stock (except for any shares held by shareholders who have properly exercised dissenters' rights) will be converted into the right to receive a cash payment of $9.25 per share. In addition, each of the approximately 2,150,000 shares of Terlin that will be outstanding immediately prior to the Merger will be converted into one share of Interlinq common stock in the Merger. Accordingly, Interlinq will have approximately 3,400,000 shares of common stock outstanding after the Merger.

     You will be able to elect, as to all or a part of your shares of Interlinq common stock, to retain such shares and continue to own them after the Merger. However, because the number of shares of Interlinq common stock to be retained by existing Interlinq shareholders must total exactly 1,250,000 shares, the right to retain shares or receive $9.25 is subject to proration as set forth in the Merger Agreement and described in the accompanying Proxy Statement/Prospectus.

     At the Special Meeting you also will be asked to consider and vote upon a proposal authorizing the Board of Directors of Interlinq to effect a reverse split of the Interlinq common stock following the Merger in order to cause Interlinq to have fewer than 300 but not less than 275 holders of record after the reverse stock split, if requested by Terlin prior to the Merger. If effected, the reverse stock split would result in Interlinq common stock ceasing to be publicly traded.

     At its meeting on December 29, 1998, the Board of Directors of Interlinq, including a special committee of independent directors, determined by unanimous vote the Merger Agreement and the Merger, and the reverse stock split, if necessary, to be fair to and in the best interests of Interlinq and its shareholders. THE BOARD OF DIRECTORS OF INTERLINQ RECOMMENDS THAT INTERLINQ SHAREHOLDERS VOTE TO APPROVE (I) THE MERGER AGREEMENT AND THE MERGER AND (II) THE REVERSE STOCK SPLIT. In reaching its decision, the Interlinq Board received an opinion from Broadview International LLC that, subject to the factors and assumptions described in the opinion, the consideration to be paid to the Interlinq shareholders in the Merger was fair, from a financial point of view, to the Interlinq shareholders.

     You should carefully read the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for details of the Merger Agreement and the Merger and the reverse stock split, as well as additional related information.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions that you give in your proxy. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card.

                                         Sincerely,

                                         Jiri Nechleba
                                         President and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                                     PRELIMINARY PROXY MATERIALS

                         INTERLINQ SOFTWARE CORPORATION
                             11980 N.E. 24TH STREET
                           BELLEVUE, WASHINGTON 98005

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL    , 1999

To the Shareholders of Interlinq Software Corporation:

     On April   , 1999, Interlinq Software Corporation will hold a Special
Meeting of Shareholders at Interlinq's headquarters, 11980 N.E. 24th Street,
Bellevue, Washington 98005. The Special Meeting will begin at      a.m. local
time.

     Only shareholders who owned Interlinq common stock at the close of business
on February   , 1999 can vote at this Special Meeting or any adjournment that may take place. At the Special Meeting you will be asked to:

          1. Vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 29, 1998, between Interlinq and Terlin, Inc., a Washington corporation, pursuant to which Terlin will be merged with and into Interlinq (the "Merger"), with Interlinq being the surviving corporation, and approve the Merger.

          2. Vote upon a proposal authorizing the Board of Directors of Interlinq to effect a reverse split of the Interlinq common stock following the Merger.

          3. Transact such other business that may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

     The affirmative vote of a majority of the outstanding shares of Interlinq common stock, whether in person or by proxy, is required to approve (i) the Merger Agreement and the Merger and (ii) the reverse stock split. Interlinq shareholders will be entitled to dissenters' rights as a result of the Merger and the reverse stock split.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE IN YOUR PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE SPECIAL MEETING BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF INTERLINQ A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          Stephen A. Yount
                                          Corporate Secretary

Bellevue, Washington
               , 1999

                                                      PRELIMINARY PROXY MATERIAL

                         INTERLINQ SOFTWARE CORPORATION
                             11980 N.E. 24TH STREET
                           BELLEVUE, WASHINGTON 98005
                                 (425) 827-1112
                           -------------------------

                           PROXY STATEMENT/PROSPECTUS
                           -------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL    , 1999 AT       A.M.

     The Board of Directors (the "Interlinq Board") of INTERLINQ Software Corporation, including a special committee of independent directors (the "Special Committee"), and the Board of Directors of Terlin, Inc. have agreed that Terlin will merge with and into Interlinq, with Interlinq being the surviving corporation. As a result of the Merger, Interlinq may become a private company and shares of Interlinq common stock potentially would no longer trade publicly on the Nasdaq National Market. In addition, affiliates of Terlin, including W.R. Hambrecht/INLQ, LLC and allied entities, expect to beneficially own approximately 74.6% of Interlinq common stock immediately following the Merger.

     If the Merger is completed, 1,250,000 shares of Interlinq common stock outstanding prior to the Merger will remain outstanding, and all other outstanding shares of Interlinq common stock (except for any shares held by shareholders who have properly exercised dissenters' rights) will be converted into the right to receive a cash payment of $9.25 per share (the "Cash-Out Amount"). In addition, each of the approximately 2,150,000 shares of Terlin that will be outstanding immediately prior to the Merger will be converted into one share of Interlinq common stock in the Merger. Accordingly, Interlinq will have approximately 3,400,000 shares of common stock outstanding after the Merger.

     Interlinq shareholders will be able to elect, as to all or a part of their shares of Interlinq common stock, to retain such shares and continue to own them following the Merger. However, because the number of shares of Interlinq common stock to be retained by existing Interlinq shareholders must total exactly 1,250,000 shares, the right to retain shares or receive the Cash-Out Amount is subject to proration as set forth in the Merger Agreement and described in this Proxy Statement/Prospectus.

     Interlinq common stock trades on the Nasdaq National Market under the symbol "INLQ." The last reported sales price for Interlinq common stock on January 21, 1999 was $8.313.

     THE MERGER CANNOT BE COMPLETED UNLESS INTERLINQ SHAREHOLDERS APPROVE
IT. The Interlinq Board is soliciting proxies for use at the Special Meeting of Shareholders to vote on the Merger Agreement and the Merger. At the Special Meeting, Interlinq shareholders will also vote on a proposal regarding a reverse split of Interlinq common stock (the "Reverse Stock Split"). Interlinq will hold
the Special Meeting on April   , 1999 at its headquarters located at 11980 N.E.
24th Street, Bellevue, Washington 98005. The Special Meeting will begin at a.m. local time.

     This document also serves as the prospectus of Interlinq, filed as part of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "SEC"). The Registration Statement registers the approximately 3,400,000 shares of Interlinq common stock that will be outstanding following the Merger, including the 1,250,000 shares that will be retained by Interlinq shareholders. This Proxy Statement/Prospectus provides you with detailed information about the Merger and the Reverse Stock Split and Interlinq urges you to read it carefully. In addition, you may obtain information about Interlinq from documents that it has filed with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."
                           -------------------------

     PLEASE READ THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROXY STATEMENT/PROSPECTUS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THESE SECURITIES, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           -------------------------

     This Proxy Statement/Prospectus is dated                , 1999 and is first
being mailed to shareholders of Interlinq on or about                , 1999.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT INTERLINQ THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE TO INTERLINQ SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST. CONTACT INTERLINQ INVESTOR RELATIONS AT 11980 N.E. 24TH STREET, BELLEVUE, WASHINGTON 98005. INTERLINQ'S TELEPHONE NUMBER IS (425) 827-1112.

     TO OBTAIN TIMELY DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE SPECIAL
MEETING, YOU MUST REQUEST THEM NO LATER THAN                , 1999, WHICH IS
FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION...    1
INCORPORATION OF DOCUMENTS BY
  REFERENCE...........................    1
FORWARD-LOOKING STATEMENTS............    2
QUESTIONS AND ANSWERS ABOUT THE MERGER
  AND REVERSE STOCK SPLIT.............    3
WHO CAN HELP ANSWER MY QUESTIONS?.....    3
SUMMARY...............................    4
  The Companies.......................    4
  Reasons for the Merger..............    4
  Recommendation to Shareholders......    4
  The Merger..........................    4
  Reverse Stock Split.................    7
  Risk Factors........................    7
STOCK PRICE AND DIVIDEND
  INFORMATION.........................    8
SELECTED FINANCIAL INFORMATION........    9
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION.........................   10
RISK FACTORS..........................   16
  Risks Associated With the Merger....   16
  Competition.........................   18
  Governmental Regulations............   19
  Year 2000 Uncertainties.............   20
  Mortgage Technology Division........   21
  Enterprise Technology Division......   21
  Cyclical Nature of Product Markets;
     Interest Rates Fluctuations......   22
  Intellectual Property and Other
     Proprietary Rights...............   23
  Expected Restatement of Financial
     Statements.......................   23
THE COMPANIES.........................   24
  Interlinq...........................   24
  Terlin..............................   24
THE SPECIAL MEETING...................   25
  General.............................   25
  Matters to Be Considered at the
     Special Meeting..................   25
     The Merger Agreement and
       Merger.........................   25
     The Reverse Stock Split..........   25
     Recommendation of Interlinq
       Board..........................   25
  Record Date; Shares Entitled to
     Vote; Vote Required..............   25
  Proxies; Proxy Solicitation.........   26
ELECTION PROCEDURES...................   27
  Form of Election....................   27
  Exchange of Certificates............   28
SPECIAL FACTORS.......................   29
  Recommendation of the Interlinq
     Board............................   29
  Background of the Merger............   29
  Fairness of the Merger..............   31
  Purpose and Structure of the
     Merger...........................   34
  Merger Consideration; Stock
     Election.........................   35
  Opinion of Financial Advisor........   35
  Plans for Interlinq After the
     Merger...........................   41
  Management Following the Merger.....   42
  Risk that Merger Will Not be
     Consummated......................   42
  Anticipated Accounting Treatment....   42
  Nasdaq Delisting....................   42
  Amendments to Articles of
     Incorporation....................   42
  Amendments to Bylaws................   43
  Dissenter's Rights..................   43
  Certain Effects of the Merger.......   43
  Interests of Certain Persons in the
     Merger; Conflicts of Interest....   43
  Sources and Uses of Funds...........   45
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES OF THE MERGER..........   46
  No Gain or Loss on Retained
     Shares...........................   46
  Gain or Loss Recognized Upon Receipt
     of Cash For All Shares...........   46
  Gain or Loss Recognized Where
     Shareholder Receives Some Cash
     and Retains Some Stock...........   47
  Tax Impact if the Merger and the
     Reverse Stock Split Are
     Aggregated for Tax Purposes......   48
  Alternative Minimum Tax.............   48
  Withholding.........................   48
THE MERGER AGREEMENT..................   49
  The Merger..........................   49
  Closing and Effective Time..........   49
  Conversion of Shares................   50
  Exchange of Certificates............   52
  Stock Options.......................   54

  Representations and Warranties......   55
  Operation of Interlinq Business.....   55
  No Solicitation.....................   57
  Financing...........................   58
  Conditions to Closing...............   58
  Termination.........................   61
  Fees and Expenses...................   63
  Amendment...........................   64
  Management After the Merger.........   64
  Indemnification of Directors and
     Officers Pursuant to the Merger
     Agreement........................   65
GOING PRIVATE TRANSACTION.............   65
REVERSE STOCK SPLIT...................   65
  Vote Needed for Approval............   66
  Effect of the Reverse Stock Split...   66
  Reasons for the Reverse Stock
     Split............................   67
  Exchange of Stock Certificates and
     Payment for Fractional Shares....   67
  Dissenter's Rights..................   68
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES OF THE REVERSE STOCK
  SPLIT...............................   68
     Exchange of Interlinq Common
       Stock Solely for Cash..........   69
     Exchange of Interlinq Common
       Stock Solely for New Interlinq
       Common Stock...................   69
     Exchange of Interlinq Common
       Stock for Cash and New
       Interlinq Common Stock.........   69
     Tax Impact if the Merger and the
       Reverse Stock Split Are
       Aggregated for Tax Purposes....   70
     Alternative Minimum Tax..........   71
     Withholding......................   71
VOTING SECURITIES AND PRINCIPAL
  HOLDERS THEREOF.....................   72
  Security Ownership of Certain
     Beneficial Owners................   72
  Security Ownership of Management....   73
  Transactions by Certain Persons in
     Interlinq Common Stock...........   74
DESCRIPTION OF INTERLINQ CAPITAL
  STOCK...............................   74
  Interlinq Common Stock..............   75
  Interlinq Preferred Stock...........   75
  Washington Anti-Takeover Statute....   75
  Capital Stock of Interlinq following
     the Merger and Reverse Stock
     Split............................   76
COMPARISON OF CERTAIN RIGHTS OF
  INTERLINQ SHAREHOLDERS..............   76
     General..........................   76
     Elimination of Preferred Stock...   76
     Amendments to Articles of
       Incorporation..................   76
     Action by Shareholders without a
       Meeting or Vote................   77
     Notice of Shareholders'
       Meetings.......................   77
     Notice to Interlinq..............   77
     Filling Vacancies on the
       Interlinq Board................   77
     Elimination of Classified
       Board..........................   77
     Special Meetings.................   78
     Removal of Directors.............   78
     Amendments to Bylaws.............   78
     Statutory Antitakeover
       Protection.....................   78
RIGHTS OF DISSENTING INTERLINQ
  SHAREHOLDERS........................   78
EXPERTS...............................   81
LEGAL MATTERS.........................   81
INDEPENDENT AUDITORS..................   81
OTHER INFORMATION AND SHAREHOLDER
  PROPOSALS...........................   82

Appendix A Agreement and Plan of Merger
Appendix B Opinion of Broadview International LLC
Appendix C Amendment to Articles of Incorporation for Reverse Stock Split Appendix D Post-Merger Articles of Incorporation
Appendix E Post-Merger Bylaws
Appendix F Chapter 23B.13 of the WBCA

                      WHERE YOU CAN FIND MORE INFORMATION

     Interlinq is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be obtained upon payment of prescribed fees at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's public reference facilities described above, and at the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding the companies that file electronically with the SEC.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Interlinq incorporates in this Proxy Statement/Prospectus by reference the documents listed below, filed by Interlinq with the SEC:

     a. Interlinq's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

     b. Interlinq's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     c. Interlinq's Current Reports on Form 8-K dated December 11, 1998 and December 29, 1998;

     d. Interlinq's Proxy Statement, dated October 9, 1998, which was mailed to Interlinq's shareholders in connection with the Annual Meeting of Shareholders held on November 10, 1998; and

     e. The description of Interlinq common stock, contained in Interlinq's Registration Statement on Form 8-A, dated March 15, 1993, and any amendment or report filed for the purpose of updating such description.

     Copies of the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q described above are being distributed to Interlinq shareholders together with this Proxy Statement/Prospectus.

     All documents filed by Interlinq with the SEC pursuant to Sections 13(a), 13(d), 14 and 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting will be considered to be incorporated by reference in this Proxy Statement/Prospectus from the date such documents are filed.

     To the extent the terms set forth in this Proxy Statement or any document currently or subsequently incorporated by reference differ from each other, rely on the terms set forth in the most recently filed document.

     Interlinq will provide without charge to each person to whom this Proxy Statement is delivered, on such person's request, copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to at Interlinq Investor Relations, 11980 N.E. 24th Street, Bellevue, Washington 98005, (425) 827-1112.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Interlinq. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plans," "believes," "anticipates," "expects" and "intends," or the negative of such terms, and similar terminology. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are not obligated to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events. You should read the information herein in conjunction with "Risk Factors" beginning on page 16 of this Proxy Statement/Prospectus, the risk factors and other information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and "Certain Additional Factors Affecting Future Results" contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER
                            AND REVERSE STOCK SPLIT

Q.  WHAT DO I NEED TO DO NOW?

A. After carefully reading and considering the information contained in this document, please fill out, date and sign your proxy card. Then mail your signed proxy card form in the enclosed postage-prepaid return envelope as soon as possible so that your shares may be represented at the Special Meeting.

Q. IF MY SHARES OF INTERLINQ COMMON STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares of Interlinq common stock only if you instruct your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR CONSENT
    FORM?

A. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Interlinq. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. If you elect to retain all or a portion of your Interlinq common stock, you must deliver your stock certificates representing such shares, duly endorsed by you on the back, and your signed Form of Election, to ChaseMellon
    Shareholder Services LLC at                by 5:00 p.m. Eastern Standard
    Time on April   , 1999, the last business day before the Special Meeting. To the extent you receive the Cash-Out Amount for your Interlinq common stock in the Merger, Interlinq will send you written instructions on how to exchange your stock certificates after the Merger is completed.

Q.  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A.  We are working toward completing the Merger as quickly as possible after the
    Special Meeting, possibly on or around April   , 1999.

Q.  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER AND THE REVERSE STOCK SPLIT?

A. The Merger and the Reverse Stock Split will be taxable transactions with respect to any cash received. Under certain circumstances described below, tax may be imposed on all of the cash received even if it exceeds the gain inherent in the shares exchanged for cash. The Merger and the Reverse Stock Split will be tax free to shareholders who do not receive cash in such transactions. Those Interlinq shareholders who receive some cash and retain some stock in the Merger or the Reverse Stock Split may in some cases have ordinary income rather than capital gain with respect to the cash received. To review the tax consequences to Interlinq shareholders in greater detail, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT."

WHO CAN HELP ANSWER MY QUESTIONS?

     If you have more questions about the Merger, you should contact:

                         Alan Nelson & Co. Incorporated
                                 P.O. Box 16157
                               Seattle, WA 98116
                              Phone (206) 938-5783
                               Fax (206) 938-2072

                                    SUMMARY

     This summary highlights selected information from this Proxy Statement/Prospectus and does not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger and the Reverse Stock Split, you should read carefully this entire document and the documents to which we have referred you. See "WHERE YOU CAN FIND MORE INFORMATION."

THE COMPANIES

     INTERLINQ SOFTWARE CORPORATION. We are a leading provider of PC-based business solutions for the residential mortgage and construction lending industry. Our Mortgage Technology Division provides business solutions to approximately 2,000 banks, savings institutions, mortgage banks, mortgage brokers and credit unions. Our new Enterprise Technology Division provides process-centered, Enterprise Application Integration solutions both directly and through third-party application developers, OEMs and system integrators.

     We are a Washington corporation founded in 1982. Our headquarters are located at 11980 N.E. 24th Street, Bellevue, Washington 98005, and our telephone number is (425) 827-1112.

     TERLIN, INC. Terlin is a Washington corporation which was incorporated on December 16, 1998, and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. All of the outstanding capital stock of Terlin will be owned by W.R. Hambrecht/INLQ, LLC, a limited liability company controlled by W.R. Hambrecht + Co., LLC.

REASONS FOR THE MERGER

     In its decision to recommend the Merger, our Board of Directors considered the following positive factors relating to your interests as shareholders:

- The Cash-Out Amount represents a significant premium to our historical trading prices;

- The structure of the Merger enables you to receive the Cash-Out Amount or to elect to retain your shares, subject to proration;

- The opinion, analysis and presentation of our financial advisor, Broadview International LLC ("Broadview"), as to the fairness of the transaction;

     In its decision to recommend the Merger, our Board of Directors considered the following potential detriments relating to your interests as shareholders:

- We will incur substantial indebtedness;

- It is possible that our common stock will not trade publicly after the Merger and if you elect to retain all or some of your shares, you will have less liquidity; and

- Due to the proration requirements of the Merger Agreement, you may not receive exactly the type of consideration specified in your election.

RECOMMENDATION TO SHAREHOLDERS

     OUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER AND "FOR" THE PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT.

THE MERGER

     VOTE REQUIRED. The affirmative vote of a majority of our outstanding common stock, whether in person or by proxy, is required for approval of the Merger Agreement and the Merger.

     WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER. In the Merger, 1,250,000 shares of our common stock will remain outstanding and all other outstanding shares of our common stock (except for any shares held by shareholders who have properly exercised dissenter's rights) will be converted into the right to receive a cash payment of $9.25 per share, which is the Cash-Out Amount. In addition, each of the approximately 2,150,000 shares of Terlin that will be outstanding immediately prior to the Merger will be converted into one share of our common stock in the Merger.

     You will be able to elect, as to all or a part of your shares of our common stock, to retain such shares and continue to own them after the Merger. However, because the number of shares to be retained by our existing shareholders must total exactly 1,250,000 shares, the right to retain shares or receive the Cash-Out Amount is subject to proration. If holders of more than 1,250,000 shares of our common stock elect to retain their shares, shareholders making that election will retain shares pro rata based on the number of shares they requested to retain, and will receive the Cash-Out Amount for their remaining shares. If holders of fewer than 1,250,000 shares elect to retain their shares, shareholders who would otherwise receive the Cash-Out Amount for all of their shares will instead retain a pro rata portion of their Interlinq shares.

     SPECIAL MEETING OF SHAREHOLDERS. A Special Meeting of our shareholders will
be held on April   , 1999, at our headquarters located at 11980 N.E. 24th
Street, Bellevue, Washington 98005. The Special Meeting will begin at
       a.m. local time. The purpose of the Special Meeting is to vote on proposals to approve: (i) the Merger Agreement and the Merger providing for the merger of Terlin with and into Interlinq; (ii) the proposal authorizing our Board of Directors to effect the Reverse Stock Split if requested by Terlin prior to the Merger; and (iii) such other matters that may properly come before the Special Meeting or any adjournment of the Special Meeting.

     Only shares of our common stock held of record as of February   , 1999 are
entitled to notice of, and to vote at, the Special Meeting. On that date, there
were                shares of our common stock outstanding. The affirmative vote of a majority of the shares of our common stock outstanding on such date is required to approve the Merger Agreement and the Merger, and approve the Reverse Stock Split.

     For additional information about the Meeting, see "SPECIAL MEETING OF SHAREHOLDERS."

     BOARD AND MANAGEMENT FOLLOWING MERGER. The current officers and directors of Interlinq will remain officers and directors after the Merger, with the addition of John D. Delafield, a partner of W. R. Hambrecht + Co., LLC, who will serve as a director on our Board of Directors after the Merger.

     INTEREST OF OFFICERS AND DIRECTORS IN THE MERGER. Certain members of our management and Board of Directors may be deemed to have interests in the Merger, in addition to their interests as our shareholders generally. See "SPECIAL FACTORS -- Interests of Certain Persons in the Merger."

     CONDITIONS TO THE MERGER. The completion of the Merger depends upon meeting or waiving a number of conditions, including:

- We shall have completed financing arrangements for approximately $22.5 million in senior and subordinated debt or shall have otherwise received sufficient funds to pay the aggregate Cash-Out Amount and to meet our working capital requirements;

- The Merger Agreement and the Merger shall have been duly approved by the required vote of our shareholders;

- The representations and warranties of the parties shall have been accurate in all material respects as of the date of the Merger Agreement, and shall be accurate in all respects as of the closing date of the Merger as if made at that date, with certain qualifications;

- The covenants and obligations of the parties shall have been complied with and performed in all material respects as of the closing date of the Merger; and

- No material adverse change in our business, financial condition, operations or operating results shall have occurred and no event shall have occurred and no circumstance shall exist that could reasonably be expected to have a material adverse effect on our business, financial condition, operations or operating results.

     The approval of the Reverse Stock Split is not a condition to the completion of the Merger.

     TERMINATION OF THE MERGER AGREEMENT. We and Terlin can agree to terminate the Merger Agreement at any time, even if you and the other shareholders have approved the Merger. Also, either we or Terlin can decide, without the consent of the other, to terminate the Merger Agreement if:

- The Merger has not been completed on or before May 31, 1999;

- The other party materially fails to perform under the Merger Agreement;

- A judgment, injunction, order, decree or action by a governmental entity preventing the Merger has become final and nonappealable; or

- Another proposal to merge with us or acquire us is publicly announced that qualifies as an "Acquisition Proposal" under the Merger Agreement and we take certain actions described in the Merger Agreement.

See "THE MERGER -- Termination."

     TERMINATION FEES. Under certain circumstances, depending on the reason for the termination of the Merger Agreement, we must either reimburse Terlin for all its reasonable out-of-pocket expenses and fees, pay Terlin $625,000 plus reimbursements for all its reasonable out-of-pocket expenses and fees, or pay Terlin $1,250,000 plus reimbursements for all its reasonable out-of-pocket expenses and fees. See "THE MERGER -- Fees and Expenses."

     ACCOUNTING TREATMENT. We expect that the Merger will be accounted for as a leveraged recapitalization. Accordingly, the historical basis of our assets and liabilities would not be affected by the Merger. See "SPECIAL
FACTORS -- Anticipated Accounting Treatment."

     OPINION OF INTERLINQ'S FINANCIAL ADVISOR. Broadview has delivered its written opinion, dated December 29, 1998, to our Board of Directors to the effect that the Merger is fair, from a financial point of view, to the holders of Interlinq common stock, other than Terlin and its affiliates. The full text of the Broadview opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus.

     FEDERAL INCOME TAX CONSEQUENCES. For a summary of the material U.S. federal income tax consequences of the Merger, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." You are urged to consult your own tax advisor concerning the federal, state, local and foreign tax consequences of the Merger to you.

     DISSENTERS' RIGHTS. You have the right to dissent from the proposed Merger and the Reverse Stock Split and, subject to certain conditions, to receive payment of the "fair value" of your shares of Interlinq common stock, as provided in Sections 23B.13.101 through 23B.13.310 of the Washington Business Corporation Act ("WBCA"). See "RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS."

     AMENDMENT TO ARTICLES OF INCORPORATION. Approval by our shareholders also will serve as approval of certain amendments to our Articles of Incorporation required by the Merger Agreement. See "COMPARISON OF CERTAIN RIGHTS OF INTERLINQ SHAREHOLDERS."

     EXCHANGE MECHANICS. If you elect to retain all or a portion of your Interlinq common stock, you must deliver the Form of Election along with your stock certificates representing such shares, duly endorsed by you on the back, to ChaseMellon Shareholder
Services LLC at                by 5:00 p.m. Eastern Standard Time on April   ,
1999, the last business day before the Special Meeting. To the extent you receive the Cash-Out Amount for Interlinq common stock, we will send you written instructions for exchanging your stock certificates representing such shares after the Merger is completed.

REVERSE STOCK SPLIT

     VOTE REQUIRED. The affirmative vote of a majority of our outstanding common stock, whether in person or by proxy, at the Special Meeting is required for approval of the Reverse Stock Split.

     REASONS FOR THE REVERSE STOCK SPLIT. If Terlin requests the Reverse Stock Split, it will relieve us of the administrative burden, cost, and competitive disadvantages associated with filing reports and otherwise complying with the requirements of Exchange Act registration.

     FEDERAL INCOME TAX CONSEQUENCES. For a summary of the material U.S. federal income tax consequences of the Reverse Stock Split, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT." You are urged to consult your own tax advisor concerning the federal, state, local and foreign tax consequences of the Reverse Stock Split to you.

RISK FACTORS

     In connection with your consideration of the Merger, you should carefully consider the following factors related to retaining your shares of Interlinq common stock, which are described in more detail beginning on page 16. Some risks that relate to the Merger and the Reverse Stock Split include:

- W.R. Hambrecht/INLQ, LLC and its allied entities will control us following the Merger and will have the ability to elect a majority of our directors;

- there will be a substantial decrease in the liquidity of our common stock following the Merger;

- we expect the terms of the Merger financing to subject us to significant operating and financial restrictions and to increase substantially our indebtedness;

- you may receive consideration which is different from the consideration specified in your respective elections, as a result of the Merger Agreement's proration procedures; and

- if you receive cash in the Merger or the Reverse Stock Split in exchange for some but not all of your Interlinq common stock, all of such cash may be subject to tax even though such cash exceeds the gain realized with respect to the shares surrendered for cash.

In addition, our business faces certain risks relating to the intense competition in our markets, mortgage lending regulations governing our industry, the cyclical nature of our product markets, our intellectual property and other proprietary rights, uncertainties surrounding the so-called "Year 2000" computer problem and other factors. See "RISK FACTORS."

                      STOCK PRICE AND DIVIDEND INFORMATION

     Interlinq common stock has traded under the symbol "INLQ" on the Nasdaq National Market ("Nasdaq") since April 27, 1993. The following table sets forth, for the periods indicated, the high and low closing sales prices for Interlinq common stock as reported by Nasdaq.

                                                               HIGH      LOW
                                                              ------    ------
FISCAL YEAR ENDED JUNE 30, 1997
First Quarter...............................................  $4.50     $    3.38
Second Quarter..............................................   5.50          3.50
Third Quarter...............................................   6.00          3.75
Fourth Quarter..............................................   4.13          3.63
FISCAL YEAR ENDED JUNE 30, 1998
First Quarter...............................................  $4.63     $    3.50
Second Quarter..............................................   4.75          3.75
Third Quarter...............................................   5.50          3.88
Fourth Quarter..............................................   7.50          4.50
FISCAL YEAR ENDING JUNE 30, 1999
First Quarter...............................................  $7.75     $    4.69
Second Quarter..............................................   9.00          5.00
Third Quarter (through January 21, 1999)....................   8.56          8.31

     On December 28, 1998, the last trading day prior to announcement of the execution of the Merger Agreement, the closing price per share of Interlinq common stock as reported by Nasdaq was $7.56. On January 21, 1999, the reported closing price per share of Interlinq common stock on Nasdaq was $8.31. There were approximately 1,850 holders of Interlinq common stock on that date.

     Interlinq has never paid cash dividends on shares of Interlinq common stock. The Merger Agreement prohibits Interlinq from paying cash dividends prior to closing of the Merger. Neither Interlinq nor Terlin anticipates that Interlinq will pay any cash dividends in the foreseeable future.

                         SELECTED FINANCIAL INFORMATION

     The selected historical financial information set forth below for Interlinq as of June 30, 1998 and 1997 and for each of the years in the three year period ended June 30, 1998 is derived from the audited financial statements of Interlinq that are incorporated herein by reference. The selected historical financial information set forth below for Interlinq as of June 30, 1996, 1995 and 1994 and for each of the years in the two year period ended June 30, 1995 is derived from the audited financial statements of Interlinq not included elsewhere in this Proxy Statement/Prospectus. The selected historical financial information as of September 30, 1998 and for the three months ended September 30, 1998 and 1997 is derived from the unaudited financial statements of Interlinq that are incorporated herein by reference.

     The unaudited pro forma financial information of Interlinq set forth below is derived from the unaudited pro forma financial information of Interlinq that is included elsewhere herein and is based on historical financial statements of Interlinq as adjusted to give effect to the Merger. The pro forma statements of operations for the three months ended September 30, 1998 and for the year ended June 30, 1998 give effect to the Merger as if it had occurred as of July 1, 1997. The pro forma balance sheet gives effect to the Merger as if it had occurred at September 30, 1998. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION". This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of Interlinq incorporated herein by reference. The unaudited pro forma financial information is not indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated, or which may be attained in the future.

                                                                                                         THREE MONTHS ENDED
                                                          YEARS ENDED JUNE 30,                              SEPTEMBER 30,
                                       -----------------------------------------------------------   ---------------------------
                                                                                         PRO FORMA                     PRO FORMA
                                        1994      1995      1996      1997      1998       1998       1997     1998      1998
                                       -------   -------   -------   -------   -------   ---------   ------   ------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS INFORMATION:
Total net revenues...................  $18,489   $10,993   $13,093   $14,367   $18,346    $18,346    $3,641   $5,808    $5,808
Total cost of revenues...............    4,320     3,854     3,920     4,039     5,082      5,082     1,183    1,441     1,441
Gross profit.........................   14,169     7,139     9,173    10,328    13,264     13,264     2,459    4,367     4,367
Total operating expenses.............    9,970     9,723     9,300     9,310    14,653     14,653     2,293    3,443     3,443
Operating income (loss)..............    4,199    (2,584)     (127)    1,018    (1,389)    (1,389)      165      924       924
Net interest and other income
  (expense)..........................      322       676       811       719       745     (1,910)      192      155      (509)
Net income (loss)....................    2,880    (1,128)      433     1,110    (1,551)    (3,224)      209      707       289
Net income (loss) per
  share -- basic.....................  $   .51   $  (.19)  $   .07   $   .19   $  (.30)   $  (.95)   $  .04   $  .13    $  .08
Shares used to calculate net income
  (loss) per share -- basic..........    5,635     5,831     5,965     5,707     5,213      3,403     5,390    5,310     3,403
Net income (loss) per
  share -- diluted...................  $   .45   $  (.19)  $   .07   $   .19   $  (.30)   $  (.95)   $  .04   $  .13    $  .08
Shares used to calculate net income
  (loss) per share -- diluted........    6,471     5,831     6,171     5,842     5,213      3,403     5,495    5,565     3,403

                                                                                                         SEPTEMBER 30,
                                                                       JUNE 30,                       -------------------
                                                    -----------------------------------------------             PRO FORMA
                                                     1994      1995      1996      1997      1998      1998       1998
                                                    -------   -------   -------   -------   -------   -------   ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET INFORMATION:
Cash, cash equivalents, and investments...........  $14,585   $14,373   $14,218   $13,831   $13,908   $10,558   $  3,769
Working capital...................................   13,753    13,638    12,823    11,623     8,150     7,585        796
Total assets......................................   23,838    21,609    22,321    21,067    24,153    20,816     14,252
Long-term debt....................................       --        --        --        --        --        --     22,500
Shareholders' equity (deficit)....................   18,703    17,338    17,771    16,050    14,599    14,058    (15,006)
Book value per share..............................               2.91      2.94      2.96      2.73      2.74      (4.41)

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information (the "Pro Forma Financial Information") of Interlinq is based on historical financial statements of Interlinq and gives effect to the Merger. The unaudited pro forma statements of operations for the quarter ended September 30, 1998 and year ended June 30, 1998 give effect to the Merger as if it had occurred at July 1, 1997. The unaudited pro forma balance sheet gives effect to the Merger as if it had occurred on September 30, 1998. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements of Interlinq, including the notes thereto, and other financial information pertaining to Interlinq. The Pro Forma Financial Information does not purport to represent what Interlinq's actual results of operations or actual financial position would have been if the Merger in fact occurred on such dates or to project Interlinq's results of operations or financial position for any future period or date.

     In connection with the proposed Merger, Interlinq will incur various one-time costs currently estimated at $7.1 million. These costs consist of a success fee of $500,000 payable to W.R. Hambrecht & Co., LLC if the Merger is consummated (the "WRH Success Fee"), the buyback of stock options, professional fees, printing costs and other expenses. While the exact timing, nature and amount of these costs are subject to change, Interlinq will incur a special pre-tax charge of approximately $5.6 million in the quarter in which the Merger is consummated. This special charge consists of the payment, upon cancellation of stock options, aggregating $5.1 million and the WRH Success Fee of $500,000. The remaining transaction costs aggregating approximately $1.5 million will be charged to operations as incurred or upon consummation of the Merger. In addition, a warrant is expected to be issued upon consummation of the Merger to a law firm, in lieu of a portion of the legal fees which would otherwise be payable, representing a right to acquire approximately 45,000 shares of Interlinq common stock. This warrant would be recorded at fair value on the date of issuance as additional transaction costs. As a result of the foregoing, Interlinq expects to incur a net loss in the quarter in which the Merger is consummated.

     The pro forma adjustments were applied to the respective historical financial statements of Interlinq to reflect and account for the Merger as a recapitalization; accordingly, the historical basis of Interlinq's assets and liabilities has not been impacted thereby.

                         INTERLINQ SOFTWARE CORPORATION

                      PRO FORMA BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                           PRO FORMA
                                            HISTORICAL    ADJUSTMENTS      PRO FORMA
                                            ----------    -----------      ---------
CURRENT ASSETS:
  Cash and cash equivalents...............   $ 5,076       $ (1,307)(a)    $  3,769
  Short-term investments..................     5,482         (5,482)(a)          --
  Accounts receivable, net................     3,313             --           3,313
  Inventory...............................        42             --              42
  Prepaid expenses........................       407             --             407
                                             -------       --------        --------
          Total current assets............    14,320         (6,789)          7,531
Property and equipment, at cost...........     6,771             --           6,771
  Less accumulated depreciation and
     amortization.........................     5,687             --           5,687
                                             -------       --------        --------
          Net property and equipment......     1,084             --           1,084
                                             -------       --------        --------
Capitalized software costs, net...........     4,408             --           4,408
Goodwill, net.............................       905             --             905
Other assets..............................        99            225(c)          324
                                             -------       --------        --------
                                             $20,816       $ (6,564)       $ 14,252
                                             =======       ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable........................   $   399       $     --        $    399
  Accrued compensation and benefits.......     1,086             --           1,086
  Other accrued liabilities...............       674             --             674
  Customer deposits.......................       526             --             526
  Deferred software support fees..........     4,050             --           4,050
                                             -------       --------        --------
          Total current liabilities.......     6,735             --           6,735
                                             -------       --------        --------
NONCURRENT LIABILITIES:
  Deferred software support fees..........        23             --              23
  Long-term debt..........................        --         22,500(b)       22,500
                                             -------       --------        --------
          Total noncurrent liabilities....        23         22,500          22,523
                                             -------       --------        --------
SHAREHOLDERS' EQUITY (DEFICIT)............    14,058        (29,064)(d)     (15,006)
                                             -------       --------        --------
                                             $20,816       $ (6,564)       $ 14,252
                                             =======       ========        ========

See Notes to Unaudited Pro Forma Financial Information.

                         INTERLINQ SOFTWARE CORPORATION

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             PRO FORMA
                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                              ----------    -----------    ---------
NET REVENUES:
  Software license fees.....................    $3,347         $  --        $3,347
  Software support fees.....................     1,981            --         1,981
  Other.....................................       480            --           480
                                                ------         -----        ------
          Total net revenues................     5,808            --         5,808
COST OF REVENUES:
  Software license fees.....................       540            --           540
  Software support fees.....................       639            --           639
  Other.....................................       262            --           262
                                                ------         -----        ------
          Total cost of revenues............     1,441            --         1,441
                                                ------         -----        ------
          Gross profit......................     4,367            --         4,367
                                                ------         -----        ------
OPERATING EXPENSES:
  Product development.......................       839            --           839
  Sales and marketing.......................     1,449            --         1,449
  General and administrative................     1,155            --         1,155
                                                ------         -----        ------
          Total operating expenses..........     3,443            --         3,443
                                                ------         -----        ------
          Operating income..................       924            --           924
Net interest and other income (expense).....       155          (644)(e)      (509)
                                                ------         -----        ------
  Income before income tax expense
     (benefit)..............................     1,079          (664)          415
Income tax expense (benefit)................       372          (246)(f)       126
                                                ======         =====        ======
  Net income (loss).........................    $  707         $(418)       $  289
                                                ======         =====        ======
Net income per share -- basic...............    $  .13                      $  .08
Net income per share -- diluted.............    $  .13                      $  .08
Shares used to calculate net income per
  share -- basic............................     5,310                       3,403
Shares used to calculate net income per
  share -- diluted..........................     5,565                       3,403

See Notes to Unaudited Pro Forma Financial Information.

                         INTERLINQ SOFTWARE CORPORATION

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             PRO FORMA
                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                              ----------    -----------    ---------
NET REVENUES:
  Software license fees.....................   $ 9,647             --         9,647
  Software support fees.....................     6,976             --         6,976
  Other.....................................     1,723             --         1,723
                                               -------        -------       -------
          Total net revenues................    18,346             --        18,346
COST OF REVENUES:
  Software license fees.....................     1,778             --         1,778
  Software support fees.....................     2,445             --         2,445
  Other.....................................       859             --           859
                                               -------        -------       -------
          Total cost of revenues............     5,082             --         5,082
                                               -------        -------       -------
          Gross profit......................    13,264             --        13,264
                                               -------        -------       -------
OPERATING EXPENSES:
  Product development.......................     1,609             --         1,609
  Sales and marketing.......................     5,675             --         5,675
  General and administrative................     3,754             --         3,754
  Purchase of in-process research and
     development............................     3,615             --         3,615
                                               -------        -------       -------
          Total operating expenses..........    14,653             --        14,653
                                               -------        -------       -------
          Operating loss....................    (1,389)            --        (1,389)
Net interest and other income (expense).....       745         (2,655)(e)    (1,910)
                                               -------        -------       -------
  Loss before income tax expense
     (benefit)..............................      (644)        (2,655)       (3,299)
  Income tax expense (benefit)..............       907           (982)(f)       (75)
                                               =======        =======       =======
  Net loss..................................   $(1,551)       $(1,673)      $(3,224)
                                               =======        =======       =======
Net loss per share -- basic & diluted.......   $  (.30)                     $  (.95)
Shares used to calculate net loss per
  share -- basic & diluted..................     5,213                        3,403

See Notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a) Represents the use of cash after application of the proceeds from the Merger and the long term debt incurred to fund the repurchase of Interlinq common stock, buyout of stock options and related fees and expenses due on consummation of the Merger.

                                                            SEPTEMBER 30,
                                                                1998
                                                            -------------
  Proceeds from Merger....................................     $13,850
  Proceeds from long-term debt incurred...................      22,500
  Repurchase of Interlinq Common Stock....................     (35,853)
  Buyout of stock options.................................      (5,061)
  WRH Success Fee.........................................        (500)
  Debt issuance costs.....................................        (225)
  Fees and expenses.......................................      (1,500)
                                                               -------
     Cash used in the Merger..............................     $(6,789)
                                                               =======

     In connection with the issuance of Interlinq common stock in exchange for Terlin common stock and the repurchase of Interlinq common stock , the following table reconciles the pre-Merger outstanding shares of Interlinq common stock to the pro forma Interlinq common stock issued and outstanding.

                                                            SEPTEMBER 30,
                                                                1998
                                                            -------------
Pre-Merger shares outstanding.............................      5,126
Issuance of Interlinq common stock in exchange for Terlin
  common stock............................................      2,153
Repurchase of Interlinq common stock......................     (3,876)
                                                               ------
Pro forma issued and outstanding shares of Interlinq
  common stock............................................      3,403
                                                               ======

     In addition to the pro forma issued and outstanding shares of Interlinq common stock, options to purchase approximately 882,000 shares of Interlinq common stock are expected to be granted to employees following the Merger. The exercise price of these options is expected to be the fair value of the underlying common stock on the date of grant. Furthermore, a warrant is expected to be issued upon consummation of the Merger to a law firm, in lieu of a portion of the legal fees which would otherwise be payable, representing a right to acquire approximately 45,000 shares of Interlinq common stock. This warrant would be recorded at fair value on the date of issuance as additional transaction costs.

(b) Represents the gross proceeds of $22,500 to Interlinq from long-term debt incurred. Interlinq has not yet negotiated the terms for this debt. It is likely that Interlinq will issue warrants to purchase approximately 300,000 shares of Interlinq common stock in connection with obtaining debt. It is expected that these warrants would have a nominal exercise price and would be recorded at fair value as a discount on the debt and would be amortized to interest expense over the term of the debt.

(c) Represents debt issuance costs of $225 assumed to be 1% of gross proceeds of long-term debt incurred.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d) Represents the following transactions:

                                                        SEPTEMBER 30,
                                                            1998
                                                        -------------
Issuance of Interlinq common stock in exchange for
  Terlin common stock.................................  $      13,850
Repurchase of Interlinq common stock..................        (35,853)
Buyout of stock options...............................         (5,061)
WRH Success Fee.......................................           (500)
Other transaction costs...............................         (1,500)
                                                        -------------
                                                        $     (29,064)
                                                        -------------

     The buyout of stock options, WRH Success Fee and other transaction costs will be recorded in the statement of operations upon consummation of the Merger, or as incurred if they are incurred prior to consummation of the Merger. Because these costs are non-recurring, they have been excluded from the pro forma statements of operations for the three months ended September 30, 1998 and the year ended June 30, 1998.

(e) Represents the interest expense on long-term debt expected to be incurred at an assumed annual interest rate of 10%, amortization of debt issuance costs over an assumed term of seven years, and a decrease in interest income resulting from the use of cash in the Merger at an average annual yield of 5.5%, as follows:

                                              THREE
                                             MONTHS
                                              ENDED           YEAR ENDED
                                          SEPTEMBER 30,        JUNE 30,
                                              1998               1998
                                          -------------   -------------------
Interest expense........................      $563              $2,250
Amortization of debt issuance costs.....         8                  32
Decrease in interest income.............        93                 373
                                              ----              ------
                                              $664              $2,655
                                              ====              ======

     A change of 0.5% in the assumed interest rate would result in a change of $28 and $133 in interest expense on long-term debt for the three months ended September 30, 1998 and the year ended June 30, 1998.

(f) Represents the income tax benefit related to the pro forma adjustments, at Interlinq's federal and state incremental tax rate of 37%.

                                  RISK FACTORS

RISKS ASSOCIATED WITH THE MERGER

     Absence of Financing Commitment. We must obtain financing for approximately $22.5 million, which will be used to pay certain costs and expenses relating to the Merger. See "SPECIAL FACTORS -- Sources and Uses of Funds." Terlin and members of our senior management are currently in discussions with a number of lenders regarding the availability, terms and form of such financing. At this time, we have not entered into any commitment letter or other agreement with any lender relating to the financing. Accordingly, we cannot assure you that we will be able to obtain financing at all, and cannot predict the form or terms of the financing. Our discussions with lenders have contemplated a combination of senior and subordinated debt, and the issuance of warrants. A condition to the Merger is that the terms of the financing are reasonably acceptable to Terlin. Terlin may determine that the terms of the financing are not acceptable and prevent the consummation of the Merger. Further, if we and Terlin determine it is more economically advantageous to our shareholders, we may pursue other options rather than borrowing the full $22.5 million, such as issuing additional equity and borrowing an amount less than $22.5 million. Because the Merger Agreement contemplated that $22.5 million would be borrowed, a change of this nature could not be made without an amendment of the Merger Agreement and approval by our Board.

     Substantial Leverage and Debt Service. We will incur substantial indebtedness in connection with the Merger and will have substantially more indebtedness than we have had historically. See "SPECIAL FACTORS -- Purpose and Structure of the Merger," and "-- Sources and Uses of Funds," and "THE
MERGER -- Financing." As of September 30, 1998, after giving pro forma effect to the Merger, we would have had $22.5 million of indebtedness and a shareholders' deficit of $15.0 million. Assuming an annual interest rate of 10%, pro forma interest expense for the fiscal year ended June 30, 1998 would have been $2.3 million. On an historical basis, Interlinq did not incur significant interest expense for the fiscal year ended June 30, 1998. We may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing our indebtedness. Accordingly, we will have significant debt service obligations.

     In connection with this indebtedness, we expect to issue warrants to purchase Interlinq common stock to certain lender and advisors, which potentially will dilute all Interlinq shareholders and holders of options to purchase Interlinq common stock after the Merger.

     Our debt service obligations could have important consequences to our shareholders, including the following:

     - during certain periods, a substantial portion of our cash flow available from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds that would otherwise be available to us, including for research and development, acquisitions and future business opportunities;

     - our ability to obtain additional financing in the future may be limited;

     - certain of our borrowings will be at variable rates of interest, which will cause us to be even more vulnerable to increases in interest rates;

     - our flexibility in planning for, or reacting to, changes in our business and our industry may be limited;

     - our higher degree of leverage will make us relatively more vulnerable to economic downturns and competitive pressures; and

     - a substantial decrease in our net operating cash flows or an increase in our expenses could make it difficult for us to meet our debt service requirements or force us to modify our operations.

     Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness and to make scheduled payments under, our other obligations depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Based on the current level of operations and anticipated growth, we believe that future cash flow from operations will be adequate to meet our anticipated requirements for capital expenditures, working capital, interest payments and scheduled principal payments. Our business may not continue to generate sufficient cash flow from operations in the future to service our debt and make necessary capital expenditures after satisfying certain liabilities arising in the ordinary course of business. If unable to do so, we may be required to refinance all or a portion of our existing debt, to sell assets or to obtain additional financing. Any such refinancing may not be available or any such sales of assets or additional financing may not be achieved.

     Control by W.R. Hambrecht + Co., LLC. Following the Merger, approximately 74.6% of the outstanding shares of our common stock will be held by W.R. Hambrecht/ INLQ, LLC, which is a limited liability company controlled by W.R. Hambrecht + Co., LLC, and allied entities (the "WRH Entities"). All of the outstanding capital stock of Terlin will be owned by W.R. Hambrecht/INLQ, LLC.

     As a result of their stock ownership following the Merger, the WRH Entities will control us and will have the power to elect all of our directors and approve any action requiring the approval of our shareholders, including adopting certain amendments to the Articles of Incorporation and approving mergers or sales of all or substantially all of our assets. The directors elected by the WRH Entities will have the authority to effect decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

     Controlling shareholders like the WRH Entities can make it more difficult for a third party to acquire, or can discourage a third party from seeking to acquire, a majority of the outstanding shares of our common stock. A third party would be required to negotiate any such transaction with the WRH Entities, and the interests of the WRH Entities may be different from the interests of any other shareholders.

     Potential Delisting; Loss of Liquidity; Registration Under the Exchange Act. Our common stock is listed on Nasdaq. In order to be eligible for inclusion on Nasdaq a company must, among other things, have at least (1) 500,000 publicly held shares, and (2) 300 shareholders. As a result of the Merger, our common stock may no longer meet these listing requirements and may be delisted from Nasdaq. Even if our common stock meets these listing requirements following the Merger, our Board may nonetheless effect the Reverse Stock Split, which could result in a delisting. If we are delisted your shares would trade less frequently relative to the trading volume of our common stock prior to the Merger and you may experience difficulty selling your Interlinq common stock or obtaining prices that reflect the value of your Interlinq Common Stock.

     Our common stock is currently registered under the Exchange Act. Registration could be terminated if our common stock is not listed on a national securities exchange or registered national securities association and there are fewer than 300 shareholders of record. The termination of the registration of our common stock under the Exchange Act would substantially reduce the information required to be furnished by us to our shareholders and to the SEC. The termination of our registration would also make certain provisions of the Exchange Act no longer applicable to us, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with shareholders meetings, the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, certain periodic reporting requirements and certain beneficial ownership reporting requirements.

     Tax Risks. If you receive some cash and some stock in the Reverse Stock Split, you will be required to pay tax on the entire amount of cash received up to the amount of gain inherent in your stock exchanged for cash or stock. No loss can be recognized by a shareholder in connection with the Reverse Stock Split. If the Merger and the Reverse Stock Split are aggregated by the Internal Revenue Service and treated as part of a single transaction, cash received in the Merger and the Reverse Stock Split could be taxable up to the amount of pre-Merger gain inherent in all your shares of our common stock (whether or not exchanged for cash) and no loss would be allowed. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT."

     Certain Proration Risks. The election of record holders of our common stock to retain shares of our common stock or to receive the Cash-Out Amount pursuant to the Merger is subject to the proration procedures of the Merger Agreement. Accordingly, if the Merger is consummated, you may not necessarily receive the type of consideration specified in your election.

COMPETITION

     Our two business divisions -- the Mortgage Technology Division and the Enterprise Technology Division -- each face intense competition at many levels. The market for mortgage-related software products is highly competitive and in the Mortgage Technology Division we compete with:

     - software vendors that offer integrated financial services packages;

     - software consultants and value-added resellers who deliver custom or customized software products;

     - in-house management information services and programming resources of some of larger companies, including our existing and potential customers;

     - software vendors offering specialized products for the mortgage lending industry, and others.

     Similarly, the Enterprise Application Integration ("EAI") software market is intensely competitive and subject to rapid change. Competitors of our Enterprise

Technology Division vary in size and in the scope and breadth of products and services that they offer. The majority of these companies are interested in providing specialized services or products to complement their products. Some suppliers are striving to become full-fledged EAI software system providers. These include IBM Corporation, CrossWorlds Software Inc., and New Era of Networks Inc.

     We believe that the main competitive factors in both markets include price, operating platform compatibility, ease of implementation and use, and customer support. Some of our competitors' products cost significantly less than our software, and price-sensitive buyers tend to choose these products. Many competitors market competing products on mainframe, mini-computer and PC platforms with a wide array of pricing.

     In addition, some of our competitors offer complementary financial services products that we do not offer. Many have significantly greater financial, technical, marketing and sales resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we can. We may not be able to compete successfully against our current and future competitors and the competitive pressures we face may materially adversely affect our business, operating results and financial condition.

     Increased competition is likely to force us to reduce our prices, which would in turn reduce our gross margins and materially adversely affect our business, operating results and financial condition. In addition to our current competitors, many companies provide software and related services to segments of the financial services industry other than residential mortgage lending. We consider these companies potential competitors because of similarities both in the customer base and the types of products and services that they provide. We may not be successful in competing against these potential competitors should any of them decide to enter our markets.

GOVERNMENTAL REGULATIONS

     The residential mortgage lending industry is subject to a variety of governmental regulations, including the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. These regulations prohibit discrimination and require the disclosure of certain basic information to borrowers concerning credit terms and settlement costs. Additionally, there are various federal, state and local laws and regulations that govern mortgage lending activities, including consumer protection and usury statutes.

     Companies that make and sell mortgage loans are often subject to the rules and regulations of one or more of the investors, guarantors and insurers of residential mortgage loans, including the Federal Housing Authority, the Veteran's Administration, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. These agencies regulate the origination, processing, underwriting, selling, securitizing and servicing of mortgage loans. Many of the agencies also have regulations that prohibit discrimination, establish underwriting guidelines, provide for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts and interest rates.

     A lender's failure to comply with these laws and regulations could lead to its loss of approved status, termination of its servicing contracts without compensation, demands for indemnification or loan repurchase, class action lawsuits and administrative enforcement actions. If any loan production processes or documentation using our products results in a customer's violation of any laws or regulations, the customer or the governmental authority might claim that we are responsible, which could materially adversely affect our results of operations and our reputation in the mortgage lending industry.

YEAR 2000 UNCERTAINTIES

     The Year 2000 problem arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19" and, for instance, would read the year 2014 as 1914. If not corrected, many computer applications could fail or create erroneous results as we enter the next century.

     We have initiated efforts to mitigate the impact of the Year 2000 problem on the following three levels, as set forth in more detail below: (i) the products that we use internally to conduct our business, (ii) the products we sell, and (iii) the Year 2000 readiness of our customers and vendors. We may not be successful on all three counts, and even if we are, the fears and uncertainties in the general public and business community over the Year 2000 issue may have material adverse effects on our business, operating results and financial condition.

     As to our internal products, we have taken an inventory of all software and hardware systems used internally to conduct our ongoing business. These systems include client/server systems, LAN systems, PC systems and related software, security systems and voice mail systems. Certain of these systems have already been made Year 2000-ready, while others are scheduled to be purchased or updated during the 1999 fiscal year. We have not yet completed significant testing to confirm Year 2000 readiness on any of these internal systems, but intend to do so during the 1999 fiscal year. Based on the inventory of these internal systems, we do not believe the cost of addressing their Year 2000 readiness will be material. However, we believe that significant record-keeping and operational deficiencies could occur if our internal products are not made Year 2000 ready, which could have a material adverse effect on our business, operating results and financial condition. We have no contingency plans in place should this occur.

     Regarding our products, the products that we sell in the operation of our business have reached varying degrees of Year 2000 readiness. We have evaluated all of our products for the Year 2000 problem and we have made significant strides to make the products Year 2000 ready. We have made ready and tested for the Year 2000 problem the following products: MortgageWare Loan Servicing, MortgageWare Loan Management System, MortgageWare TC, MortgageWare Entre and Mortgage Ware MarketLINQ. In addition to internal testing, we have published recommendations to our customers with regards to the testing that they should perform in-house to ensure Year 2000 readiness. We have made ready, and currently are testing for the Year 2000 problem, the following products:
MortgageWare InfoLINQ, MortgageWare InvestorLINQ, BuilderBloc$TM and FlowMan version 3.2. After testing these products, we plan to publish recommendations to our customers with regards to the testing that they should perform to ensure Year 2000 readiness. We have not made MortgageBase and Secondary Marketing for DOS ready for the Year 2000 because we have discontinued and are not currently selling these products. Customers who use these products may, at their own discretion, upgrade to current products sold by us that are Year 2000-ready.

     Even after we make ready our products for the Year 2000, undetected errors may remain in our products relating to the Year 2000 problem that could result in material additional costs or liabilities. In addition, we believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues in a variety of ways. Some customers may defer purchasing our products because they are diverting resources to address their own Year 2000 issues. Other customers may accelerate their decisions to purchase our products to replace non-Year-2000 ready applications. We cannot predict the overall impact of these decisions, and have no contingency plan should we be unable to make all of our products ready for the Year 2000.

     Regarding our customers and vendors, we have identified third-party vendors that we rely upon significantly, and we plan to ascertain their readiness for the Year 2000 during the 1999 fiscal year. We cannot accurately predict the impact to us if certain customers or vendors are not made ready for the Year 2000. Significant disruption in the businesses of our customers and third-party vendors may have material adverse effects on our business, operating results and financial condition.

MORTGAGE TECHNOLOGY DIVISION

     The Mortgage Technology Division faces the risk that we may not be successful in our efforts to attract new customers in the mortgage technology market, and our existing customers may not be able to continue to purchase our products and support services. In addition, we may not release our new mortgage technology products and services in a timely fashion. If and when released, our new products or services, or our efforts to integrate our FlowMan product into our existing mortgage software products, may not be well received by our target market. In addition, others may successfully develop competing products and services. Each of these events could have a material adverse effect upon our revenues, operating results and financial condition.

ENTERPRISE TECHNOLOGY DIVISION

     We recently entered into the EAI market with our purchase of the assets of Logical Software Solutions Corporation in June 1998. The risk exists that we may fail to attract new customers in the EAI market, and that our existing customers may not purchase our EAI products and support services. In addition, we may not be able to release FlowMan 4.0(TM) in a timely fashion or, if and when it is released, FlowMan 4.0(TM) may not be well received by our target market. Finally, other companies may develop competing products and services that are more successful than our EAI products and services. Each of these events could materially adversely affect our revenues, financial condition and results of operations.

     Expanding our operations in the EAI software market will require significant additional expenses and capital and could strain our management, financial and operational resources. Our experience and leadership in the mortgage-related software market may not benefit us as we enter new markets, and gross margins attributable to new business areas may be lower than those associated with our existing business activities. In addition, we may not be able to expand our operations in a cost-effective or timely manner.

     We believe that companies that succeed in the EAI market will be those that develop relationships with other experts in the field who have either specific software and hardware expertise in the EAI market and/or specialized industry knowledge in particular vertical markets. We plan to develop partnerships with key software and solution providers to jointly offer EAI solutions or integrated/workflow-enabled products. As such, OEMs, system integrators and third-party application providers will make the primary marketing and sales efforts for our EAI products. We may be unable to attract partners that will market our products effectively or who will provide timely and cost-effective customer support and service.

     Further we anticipate that our agreements with OEMs, system integrators and third-party application providers will not be exclusive and that many of these partners may carry competing product lines. Therefore, any such partners may not be dependable in representing our products, and our inability to recruit, or the loss of, those partners that are important could adversely affect our results of operations. In addition, if we are successful in selling products through these channels, we expect that any material increase in our indirect sales as a percentage of total revenues will adversely affect our average selling prices and gross margins of EAI solutions due to the lower unit prices that we receive when selling through indirect channels.

     The EAI software market is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. Our future success in this market will depend on our ability to enhance our current products, to develop and introduce new products on a timely basis that keep pace with technological developments and emerging industry standards and to address the increasingly sophisticated needs of our customers. We may not be successful in developing and marketing product enhancements or new products that respond to technological change or evolving industry standards. We may experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or our new products and product enhancements may not adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

     Finally, any new business that we launch that is unfavorably received by customers could damage our reputation and the Interlinq brand. The lack of market acceptance of such efforts or our inability to generate satisfactory revenues from such expanded services or products to offset their cost could materially adversely affect our business, prospects, operating results and financial condition.

CYCLICAL NATURE OF PRODUCT MARKETS; INTEREST RATES FLUCTUATIONS

     The residential mortgage industry is extremely sensitive to interest rate fluctuations. We are unable to accurately estimate unit sales of our products and the volume of annual support contracts that our customers will purchase due, generally, to the nature of the software markets, and more specifically, to the cyclical and volatile nature of the residential mortgage lending market and the developmental stage of the EAI market.

     In early 1994, the residential mortgage lending market experienced a reduction in mortgage refinance volumes due to a rise in interest rates. We experienced a significant decrease in net revenues, operating income and net income during the fourth quarter of fiscal 1994, which continued through most of fiscal 1995. During the quarter ended September 30, 1998, and in fiscal 1997 and 1998, in part due to the increase in mortgage lending and refinancing volumes, we have seen increases in revenues, operating income and net income. Any future increase in interest rates would likely reduce the volume of residential mortgage lending activity, which in turn would materially adversely affect our business, operating results and financial condition.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

     Our software and other intellectual property is proprietary and essential to our business. We rely primarily on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements, license agreements and other methods to protect our proprietary technology. For instance, we received a patent covering part of our FlowMan technology in September 1998, which will expire in April 2015.

     The computer industry has experienced frequent litigation over intellectual property rights. In the future, a third party may claim that our products, trademarks or other proprietary rights infringe on their intellectual property rights. Similarly, we may determine that a third party's products or claimed proprietary rights infringe on our intellectual property rights. Prosecuting or defending any such claims could be time-consuming, result in costly litigation, cause diversion of management's attention, cause product release delays, require us to redesign our products or require us to enter into royalty or licensing agreements with others. These royalty or licensing agreements, if required, may not be available to us, or may be available only on unacceptable terms. Any claims relating to our intellectual property could materially adversely affect our business, operating results and financial condition.

EXPECTED RESTATEMENT OF FINANCIAL STATEMENTS

     In connection with Interlinq's acquisition of Logical Software Solutions Corporation in June 1998, we took a charge to our earnings for purchased in-process research and development (the "IPR&D Charge"). In early December 1998, Interlinq responded to an SEC request for supplemental information and amendments to "Management's Discussion and Analysis" contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 1998, our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and our Current Report on Form 8-K dated June 30, 1998. On January 20, 1999, we received further comments from the SEC and a request for additional information. We believe it is likely that we will be required to restate our financial statements filed after the Logical Software Solutions Corporation acquisition. We are not able at this time to predict the amount of the IPR&D Charge that will be allowed by the SEC or the effect of the restatement of our financial statements.

                                 THE COMPANIES

INTERLINQ

     Interlinq, established in 1982, is a leading provider of technology that helps organizations effectively manage complex information-intensive business transactions. Interlinq's Mortgage Technology Division provides business solutions to approximately 2,000 banks, savings institutions, mortgage banks, mortgage brokers and credit unions. Interlinq's new Enterprise Technology Division provides process-centered enterprise application integration solutions both directly and through third-party application developers, OEMs and system integrators.

     Through its Mortgage Technology Division, Interlinq works closely with clients to provide comprehensive software applications and business solutions for the residential mortgage and construction lending industry. The Mortgage Technology Division offers a suite of products, MortgageWare Enterprise, that manages the entire life cycle of a mortgage loan. MortgageWare Enterprise is designed to provide greater operational efficiency, real-time access to data, and a cost-effective means for managing and integrating information. It is designed to allow mortgage lenders to improve business processes and practices, thereby improving profitability. MortgageWare Enterprise creates an integrated system of reliable information for business analysis; data is entered only once, managed from a central point and accessible from every desktop licensed to utilize MortgageWare Enterprise. MortgageWare Enterprise can perform a wide variety of mission-critical enterprise tasks, including matching loan programs for lenders and borrowers, originating and servicing mortgage loans and analyzing the risk of all loans within an organization.

     Through its Enterprise Technology Division, Interlinq intends to enter the EAI market by marketing FlowMan through OEMs, system integrators and third-party application developers. FlowMan is an award-winning technology that integrates disparate systems and applications to facilitate ongoing process knowledge management by applying its business process and rules technology across an entire enterprise. FlowMan is designed to coordinate the execution and timing of all tasks, events and decisions for key business processes across legacy systems, enterprise applications, client-server systems and Internet technologies.

TERLIN

     Terlin, a Washington corporation, was incorporated on December 16, 1998 and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. All of the outstanding capital stock of Terlin will be owned by W.R. Hambrecht/INLQ, LLC, a limited liability company controlled by W.R. Hambrecht + Co., LLC.

                              THE SPECIAL MEETING

GENERAL

     The Special Meeting will be held on April   , 1999, at Interlinq's
headquarters at 11980 N.E. 24th Street, Bellevue, Washington 98005, commencing
at      a.m. local time, and at any adjournments or postponements thereof.
Interlinq shareholders of record as of the close of business on February   ,
1999 will be entitled to notice of, and to vote at, the Special Meeting.

     This Proxy Statement/Prospectus and the accompanying form of proxy are
first being mailed to shareholders of Interlinq on or about              , 1999.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

THE MERGER AGREEMENT AND MERGER

     At the Special Meeting, Interlinq shareholders will consider and vote upon a proposal to approve the Merger Agreement and the Merger. Interlinq shareholders will be entitled to dissenters' rights as a result of the Merger. See "RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS."

THE REVERSE STOCK SPLIT

     At the Special Meeting, the Interlinq shareholders will consider and vote upon a proposal authorizing the Interlinq Board to effect a reverse split of the Interlinq common stock (the "Reverse Stock Split"). The ratio of the Reverse Stock Split will be determined by the Interlinq Board with the objective of causing Interlinq to have fewer than 300 but not less than 275 holders of record if such action is requested by Terlin. Interlinq shareholders will be entitled to dissenters' rights as a result of the Reverse Stock Split. See "RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS."

RECOMMENDATION OF INTERLINQ BOARD

     At its meeting of December 29, 1998, the Interlinq Board, including a Special Committee, by unanimous vote determined the Merger Agreement and the Merger and, if necessary, the Reverse Stock Split to be fair to and in the best interests of Interlinq and Interlinq shareholders. The Interlinq Board recommends that Interlinq shareholders vote "FOR" the approval of the Merger Agreement and the Merger and "FOR" approval of the Reverse Stock Split.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

     The close of business on February   , 1999 (the "Record Date") has been
fixed as the record date for determining the holders of shares of Interlinq common stock who are entitled to notice of and to vote at the Special Meeting.
As of the Record Date, there were          shares of Interlinq common stock
outstanding and entitled to vote. The holders of record on the Record Date of shares of Interlinq common stock are entitled to one vote per share of Interlinq common stock. The presence in person or by proxy of the holders of shares representing a majority of the voting power of the shares of Interlinq common stock entitled to vote on the proposals is necessary to constitute a quorum for action at the Special Meeting.

     The affirmative vote of a majority of the outstanding Interlinq common stock, whether in person or by proxy, at the Special Meeting is required to approve (i) the Merger Agreement and the Merger and (ii) the Reverse Stock Split. As of the Record Date, directors and executive officers of Interlinq and their affiliates may be deemed to be beneficial owners of approximately 1.2% of the outstanding shares of Interlinq common stock. Each of the directors and executive officers of Interlinq executed a voting agreement and delivered proxies in which they have agreed to vote all of their shares of Interlinq common stock in favor of the Merger Agreement and the Merger, and the Reverse Stock Split. In addition, as of the Record Date the WRH Entities beneficially owned approximately 7.5% of the outstanding shares of Interlinq common stock. The WRH Entities have indicated to Interlinq they intend to vote all of their shares in favor of the Merger Agreement and the Merger, and the Reverse Stock Split.

     Abstaining from voting or not properly instructing your broker to vote on your behalf will have the same effect as a "NO" vote on the proposals to approve the Merger Agreement and the Merger, and the Reverse Stock Split, since they will not have been voted in favor of the proposals.

PROXIES; PROXY SOLICITATION

     Shares of Interlinq common stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting as instructed by the shareholder. Shares of Interlinq common stock represented by properly executed proxies for which no instructions are given will be voted "FOR" approval of the Merger Agreement and the Merger and "FOR" the Reverse Stock Split. Interlinq shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by (1) submitting at any time prior to the vote on the proposals a later-dated proxy with respect to the same shares (2) delivering written notice of revocation to the Secretary of Interlinq at any time prior to the vote or (3) attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

     Interlinq will bear the cost of soliciting proxies from Interlinq shareholders. Interlinq has retained Alan Nelson & Co. Incorporated as proxy
solicitor, and has agreed to pay $     for such services. In addition to
soliciting by mail, directors, officers and employees of Interlinq may solicit proxies by telephone or otherwise. Such directors, officers and employees of Interlinq will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Interlinq common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                              ELECTION PROCEDURES

FORM OF ELECTION

     A Form of Election is being mailed with this Proxy Statement/Prospectus. The Form of Election allows Interlinq shareholders to designate the number of shares they desire to retain after the Merger in lieu of receiving the Cash-Out Amount.

     For the Form of Election to be effective, the following must occur:

     - An Interlinq shareholder must properly complete and send the Form of Election, together with the certificates representing the shares of Interlinq common stock the shareholder elects to retain, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Interlinq (or by appropriate guarantee of delivery as set forth in the Form of Election) to ChaseMellon Shareholder Services LLC, as the Exchange Agent, at the address listed on the Form of Election; and

     - the Form of Election and the certificates must be received by the Exchange Agent and not have been revoked by 5:00 p.m., Eastern Standard
       Time on April   , 1999, the last day before the date of the Special
       Meeting (the "Election Date").

     A shareholder's failure to make an election as to any shares of Interlinq common stock held by the shareholder (the "Unelected Shares") will be treated as an election, for any such Unelected Shares, to receive the Cash-Out Amount. In addition, failure to return the Form of Election will be treated as an election to receive the Cash-Out Amount for all shares held by the shareholder.

     Only holders of record of Interlinq common stock who elect to retain any of their shares are required to send stock certificates with their Form of Election by the Election Date. IN NO EVENT SHOULD SHAREHOLDERS SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     The Form of Election may be revoked in either of the following ways:

     - by the shareholder of record by written notice received by the Exchange Agent prior to 5:00 p.m., Eastern Standard Time, on the Election Date (unless Interlinq and Terlin determine not less than two business days prior to the Election Date that the closing of the Merger is not likely to occur within five business days following the date of the Special Meeting, in which case any Form of Election will remain revocable until a subsequent date that shall be a date prior to the closing of the Merger determined by Interlinq and Terlin); or

     - by Interlinq and Terlin jointly by written notice to the Exchange Agent that the Merger has been abandoned.

     If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Interlinq common stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the Interlinq shareholder.

     The determination of the Exchange Agent as to whether or not elections to retain shares have been properly made or revoked and when elections and revocations were received by the Exchange Agent shall be binding. If the Exchange Agent reasonably determines in good faith that any election to retain shares was not properly made, such shares shall be treated by the Exchange Agent as Unelected Shares and, subject to proration, such shares shall be exchanged in the Merger for the Cash-Out Amount.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the Merger, Interlinq, as the surviving corporation, shall deposit with the Exchange Agent cash sufficient to make payments of the Cash-Out Amount.

     As soon as reasonably practicable after the Merger, the Exchange Agent will mail to the Interlinq shareholders of record a letter of transmittal and instructions for surrender of Interlinq common stock certificates. Upon surrender of Interlinq common stock certificates to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent or Interlinq, the Interlinq shareholder shall, upon acceptance of the Interlinq common stock certificate by the Exchange Agent, be entitled to a certificate representing the number of full shares of Interlinq common stock, if any, to be retained by such shareholder and the amount of any Cash-Out Amount, after giving effect to the Reverse Stock Split, if applicable. Until surrendered, each Interlinq common stock certificate shall be deemed at any time after the Merger to represent only the right to receive upon surrender the Cash-Out Amount, as adjusted by the Reverse Stock Split, if applicable. No interest will be paid or will accrue on any cash payable as consideration. If any Interlinq common stock certificate shall have been lost, stolen or destroyed, Interlinq may require the owner of such lost, stolen or destroyed Interlinq common stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Interlinq may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Interlinq or Terlin with respect to the Interlinq common stock certificate.

     No dividends or other distributions with respect to retained Interlinq common stock with a record date after the Merger shall be paid to the holder of any unsurrendered Interlinq common stock certificate with respect to the shares of retained Interlinq common stock represented thereby until the surrender of such certificate. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Interlinq common stock issued in connection therewith, without interest:

     - at the time of such surrender, the amount of any cash payable in lieu of a fractional share of retained Interlinq common stock to which such holder is entitled and the proportionate amount of any dividends or other distributions with a record date after the Merger theretofore paid with respect to such whole shares of retained Interlinq common stock, and

     - at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Interlinq common stock.

                                SPECIAL FACTORS

RECOMMENDATION OF THE INTERLINQ BOARD

     At its meeting of December 29, 1998, the Interlinq Board, including the Special Committee, by unanimous vote determined the Merger Agreement and the Merger and, if necessary, the Reverse Stock Split, to be fair to and in the best interests of Interlinq and the Interlinq shareholders. The Interlinq Board recommends that Interlinq shareholders vote "FOR" the approval of the Merger Agreement and the Merger and "FOR" the Reverse Stock Split.

BACKGROUND OF THE MERGER

     On October 14, 1998, John D. Delafield, a partner at W.R. Hambrecht + Co., LLC ("WRH"), contacted Steve Yount, Interlinq's Chief Financial Officer, by telephone requesting a meeting the next day with Mr. Yount at Interlinq's offices to introduce himself and describe his role with WRH.

     On October 15, 1998, Mr. Yount met with Mr. Delafield at Interlinq's offices. As part of their discussion, Mr. Delafield asked Mr. Yount if Interlinq had any interest in various forms of financings for Interlinq's operations. In response, Mr. Yount asked Mr. Delafield to call him in a few days after Mr. Yount had an opportunity to discuss the matter with Jiri Nechleba, Interlinq's Chief Executive Officer.

     At Interlinq's Board meeting on October 27, 1998, Mr. Nechleba informed the Board that he had been contacted by Mr. Delafield on behalf of WRH, and that Mr. Delafield was interested in exploring opportunities for Interlinq to increase shareholder value, including equity research coverage, merger and acquisition advice and other strategic alternatives, including a possible recapitalization or purchase. The Interlinq Board authorized Interlinq's officers to proceed with preliminary discussions with WRH and to explore and evaluate possible transactions.

     On November 11, 1998, Interlinq and WRH entered into a Confidentiality Agreement, providing for the confidential treatment of information about Interlinq provided to WRH. The Confidentiality Agreement also contained an agreement by WRH that it would not acquire any additional shares of Interlinq common stock or take certain other actions for a specified period of time. Numerous discussions ensued between Interlinq management and WRH regarding the potential structure and terms of a possible transaction.

     On November 12, 1998, Interlinq's management held discussions with WRH regarding Interlinq's products, strategy and plans for the future. Additionally, management provided initial feedback to a financial model for Interlinq created by WRH.

     A telephonic board meeting was held on November 14, 1998. All members of the Board participated in the meeting, as well as Mr. Yount and a representative of Perkins Coie LLP, Interlinq's legal counsel. At the meeting, Mr. Nechleba summarized for the Board the discussions that had taken place with WRH. After answering questions from the Interlinq Board, Mr. Nechleba and Mr. Yount excused themselves from the meeting. Legal counsel reviewed with the Interlinq Board special considerations relating to "going private" transactions, and the Interlinq Board's fiduciary duties to Interlinq and the Interlinq shareholders in considering such a transaction if it were proposed to them.

     In the following days, Interlinq's management and WRH had numerous discussions regarding Interlinq's financial condition and projected performance.

     On November 30, 1998, at a regular Interlinq Board meeting, Interlinq's management advised the Interlinq Board of the status of discussions with WRH. John D. Delafield participated telephonically in a portion of the meeting. He presented to the Interlinq Board the fact that WRH was interested in pursuing a transaction with Interlinq, and the reasons why WRH believed such a transaction would be in the best interests of Interlinq shareholders. The Interlinq Board then formed the special committee, consisting of all of the non-employee members of the Interlinq Board, to consider any proposal that might be made by WRH to Interlinq. Theodore M. Wight was appointed as the Chairman of the Special Committee. Legal counsel discussed with the Special Committee the desirability of retaining a financial advisor to assist the board in evaluating such a proposal, and to provide a fairness opinion if the Board ultimately determined to proceed with a transaction. Thereafter the Special Committee commenced its efforts to retain a financial advisor.

     On December 3, 1998, Interlinq's management, legal counsel to Interlinq, representatives of WRH and its legal counsel met to discuss certain considerations that would be important in establishing the structure of any transaction between Interlinq and WRH. In particular, they discussed the desirability of structuring the transaction so as to qualify for leveraged recapitalization accounting treatment and discussed tax considerations.

     Also on December 3, 1998, WRH and its affiliate, Ironstone Group, Inc., filed a Schedule 13D with the SEC disclosing that WRH had initiated discussions with Interlinq regarding an extraordinary transaction that would result in a substantial majority of Interlinq's outstanding shares being exchanged for cash, and in WRH becoming a majority owner of Interlinq. The Schedule 13D stated that WRH had been considering a cash price per share of approximately $8.50. Interlinq then issued a press release acknowledging the information contained in the filing made by WRH.

     In the following days, numerous discussions regarding the structure of a potential transaction and related legal, accounting and tax issues ensued among Interlinq's management, WRH, and their respective legal counsels.

     On December 11, 1998, the Special Committee engaged Broadview as their financial advisor. Interlinq management did not participate in any way in the Special Committee's selection or retention of Broadview. Also on that day, WRH presented a letter to the Interlinq Board outlining a proposed transaction between WRH and Interlinq. The proposal contemplated a Merger between an affiliate of WRH and Interlinq in which the substantial majority of Interlinq shareholders would receive $8.50 cash per share, and from 525,000 to 1,540,000 shares of outstanding Interlinq common stock would remain outstanding. WRH's legal counsel provided a draft Merger Agreement to Interlinq's management and legal counsel that reflected the terms contained in the proposal.

     On December 14, 1998, Interlinq and WRH filed a Form 8-K and a Form 13D/A, respectively, with the SEC announcing the December 11 proposal and publicly filing a copy of the proposal.

     On December 14, 1998, Interlinq management met with Broadview to discuss Interlinq's financial statements, business strategy, financial projections, as provided by Interlinq, and other related matters.

     From December 15 to December 20, 1998, Interlinq management had numerous conversations with Broadview regarding the proposed deal structure, accounting treatment and financial projections.

     On December 16 and 17, 1998 Interlinq's management, the Chairman of the Special Committee, legal counsel to Interlinq, representatives of WRH and its legal counsel met to negotiate the proposed Merger Agreement and related documents. Negotiations focused on structural issues, representations and warranties and conditions to closing, provisions containing restrictions on Interlinq's ability to entertain alternative proposals, and fees and expenses that would be payable in the event of a termination of the agreement.

     A draft Merger Agreement and related materials were circulated to the Interlinq Board, and a special board meeting was scheduled for December 22, 1998 in the expectation that the Interlinq Board would consider the Merger Agreement at that time. However, several unresolved issues remained on December 22, including structural concerns affecting the ability of the transaction to qualify for leveraged recapitalization accounting treatment, the price to be paid to Interlinq shareholders who receive cash in the transaction, and circumstances under which certain fees and expenses would be payable if the transaction were not consummated. The initial proposal made by WRH to recapitalize Interlinq endeavored to roll over a varying percentage of existing shares, depending upon the elections made by Interlinq shareholders, as the Interlinq Board had requested. However, in order to qualify for leveraged recapitalization accounting treatment, the proposal had to be altered to fix the percentage of existing Interlinq shares that would remain outstanding after the Merger. Accordingly, the Interlinq Board deferred any vote on the Merger Agreement until such issues were resolved.

     At the December 22 meeting, legal counsel reviewed for the Special Committee the key terms of the proposed Merger Agreement, and summarized the unresolved issues. In addition, representatives of Broadview presented to the Special Committee their analysis and preliminary conclusions regarding the fairness of the transaction that they had undertaken based on the structure and terms of the transaction that had been contemplated as of that date.

     Negotiation of the remaining open items ensued over the next several days. A special telephonic meeting of the Interlinq Board was held on December 29, 1998. At that meeting, Interlinq's legal counsel reviewed the resolution of the open issues that had been discussed at the December 22, 1998 board meeting, including reaching final agreement that the Cash-Out Amount would be $9.25 per share. Representatives of Broadview reviewed for the Interlinq Board their analysis of the fairness of the transaction and presented to the Special Committee their written opinion as to the fairness of the transaction, from a financial point of view, to the Interlinq shareholders. After discussion, the Special Committee unanimously voted to recommend to the Interlinq Board approval of the Merger Agreement. The Board then unanimously voted to approve the Merger Agreement and the transactions contemplated thereby, and authorized Interlinq's officers to execute and deliver the Merger Agreement. Following the meeting, Terlin and Interlinq executed the Merger Agreement.

FAIRNESS OF THE MERGER

     In light of the Interlinq Board's consideration of various strategic alternatives and its review of Interlinq's competitive position and recent operating results, the Interlinq Board has determined that the Merger is fair to, and in the best interests of, Interlinq and its shareholders. In making this determination and in approving the Merger Agreement and the transactions contemplated thereby, the Interlinq Board considered, without assigning relative weights to, the factors described below. The members of the Interlinq Board believe that these factors operate both individually and in combination to support their determination that the Merger is fair to, and in the best interests of, Interlinq and its shareholders these factors include:

     - the Interlinq Board's knowledge of the business, financial results and prospects of Interlinq, as well as its knowledge of the mortgage technology and enterprise application integration industries generally;

     - the history of the negotiations with respect to the Cash-Out Amount that, among other things, led to an increase in Terlin's offer from $8.50 per share of Interlinq common stock to $9.25 per share, and the belief of the Interlinq Board that $9.25 per share of Interlinq common stock was the highest price that Terlin would agree to pay;

     - the views expressed by management of Interlinq regarding the financial condition, operating results, business and prospects of Interlinq, including the prospects of Interlinq if Interlinq were to remain publicly owned;

     - the trading price of Interlinq common stock over the past five years; the fact that the Cash-Out Amount to be paid in the Merger represents a premium of approximately 21% over the $7.625 closing sale price for the shares on Nasdaq on December 3, 1998, the last trading day prior to the announcement that WRH was considering making a proposal to Interlinq, and a premium of approximately 64% over the average closing trading price per share of $5.649 during the twelve months preceding that announcement;

     - the fact that since January 1, 1998 and until the announcement of the execution of the Merger Agreement, the closing price of Interlinq common stock ranged from $3.875 to $8.375 per share compared to the $9.25 per share Cash-Out Amount to paid in the Merger;

     - evaluation analyses prepared by Broadview;

     - the absence of significant volume in the public trading market for the shares since Interlinq's initial public offering in April 1993, and the absence of interest in Interlinq by equity research analysts in light of Interlinq's relatively low trading volume and small market capitalization;

     - the Merger's structure, which enables those Interlinq shareholders desiring liquidity for their shares to elect to receive the Cash-Out Amount, and those Interlinq shareholders who desire to retain their equity interest in Interlinq to do so, subject to proration in accordance with the Merger Agreement;

     - the Interlinq Board's conclusion that it was not likely that any party other than Terlin would propose a transaction that was more favorable than the Merger to Interlinq and its shareholders, the fact that interest in proposing a transaction to Interlinq was publicly known for almost a full month prior to execution of the Merger Agreement, and the fact that the terms of the Merger Agreement permit Interlinq to abandon the Merger if a superior transaction is proposed;

     - the opinion of Broadview that, as of the date of its opinion, the total consideration to be received by Interlinq shareholders (other than the WRH Entities) in the Merger is fair, from a financial point of view, to such shareholders. The full text of Broadview's opinion, which sets forth the assumptions made, the matters considered and limitations on the review undertaken by Broadview, is attached as Appendix B to this Proxy Statement/Prospectus; and

     - the terms and conditions of the Merger Agreement, including (A) the amount and form of consideration, (B) the provision permitting the Interlinq Board under certain circumstances to furnish information to, and negotiate with, a third party making an unsolicited bona fide acquisition proposal (see "THE MERGER AGREEMENT -- No Solicitation"), (C) the provision permitting the Interlinq Board under certain circumstances to terminate the Merger Agreement in order to accept an acquisition proposal from a third party on prior written notice to Terlin and upon paying Terlin a fee of up to $1.25 million, which amount would not, in the Interlinq Board's view, preclude the possibility of such an acquisition proposal although it might deter some potential acquisition proposals and/or reduce the price per share of Interlinq common stock payable by a third party in an acquisition proposal, and (D) the limited conditions to the completing of the Merger.

     The foregoing discussion of the information and factors discussed by the Interlinq Board is not meant to be exhaustive, but includes all material factors considered by the Interlinq Board. The Interlinq Board did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Interlinq Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it, except that particular consideration was placed on: (i) the opinion of Broadview that, as of the date of its opinion, the consideration to be received by Interlinq shareholders (other than the WRH Entities) in the Merger was fair to such shareholders from a financial point of view; (ii) the active arm's-length bargaining that had occurred between the Special Committee, on the one hand, and Terlin on the other, that resulted in the $9.25 per share Cash-Out Amount, which the members of the Interlinq Board believed was the highest price that Terlin would agree to pay; (iii) the ability of Interlinq shareholders to elect in the Merger whether to receive the Cash-Out Amount or remain a shareholder, subject to proration; and (iv) the fact that the terms of the Merger Agreement permit Interlinq to terminate the Merger Agreement if a superior transaction is proposed.

     The Interlinq Board recognized that, as a result of the proposed Merger, shareholders other than those who retain Interlinq common stock would cease to have an interest in an ongoing corporation with the potential for future growth, and the Board therefore gave consideration to Interlinq's operating results and current forecasts of future revenues and earnings in reaching its determination to approve the Merger Agreement. The Interlinq Board also recognized that Interlinq's shareholders following the Merger would have an opportunity, subject to the risks of Interlinq's business, to benefit from any increases in the value of Interlinq following the Merger. The Interlinq Board recognized that this, together with the acceleration of vesting and cash out of outstanding options to purchase Interlinq common stock, represented a potential conflict between the interests of Interlinq's management and employees, and Interlinq's other shareholders. However, the Interlinq Board recognized that Terlin was willing to enter into the Merger Agreement only if satisfactory arrangements for the retention of management and employees could be put in place. See "-- Interests of Certain Persons in the Merger; Conflicts of Interest."

     The Interlinq Board believes that the Merger is procedurally fair because
(i) the Special Committee consisted of independent nonemployee directors appointed to represent the interest of the holders of shares of Interlinq common stock (other than shares held by the WRH Entities), who negotiated on an arm's-length basis with Terlin on behalf of such holders; (ii) the Special Committee retained and was advised by Broadview; and (iii) Broadview rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by the shareholders (other than the WRH Entities) in the Merger. In addition, the Special Committee believes that the Merger is procedurally fair because the $9.25 per share Cash-Out Amount and the other terms and conditions of the Merger Agreement resulted from active and lengthy arm's-length bargaining between the Special Committee, on the one hand, and Terlin on the other. Because the number of shares held by persons or entities affiliated (as such term is defined in Rule 13e-3 under the Exchange Act) with Interlinq is negligible, the Interlinq Board did not require that the Merger Agreement be approved by a majority of the outstanding unaffiliated shares.

     Other than the recommendation of the Interlinq Board that Interlinq shareholders vote in favor of approval of the Merger Agreement and the Merger, and the Reverse Stock Split, no other person filing the Schedule 13E-3 with the SEC has made any recommendation with respect to the Merger or any other transaction contemplated thereby. The WRH Entities intend to vote their shares of Interlinq common stock in favor of the Merger Agreement and the Merger, and the Reverse Stock Split, and to elect to retain their shares of Interlinq rather than receive the Cash-Out Amount.

PURPOSE AND STRUCTURE OF THE MERGER

     The purpose of the Merger is for Terlin and its affiliates to acquire a majority of Interlinq common stock and thus control of Interlinq and, potentially, for Interlinq to become a private company. Following the Merger, the total number of outstanding shares of Interlinq common stock will decrease from approximately 5,129,000 shares to approximately 3,400,000. Shares held by Terlin and other WRH Entities will increase from approximately 7.5% of Interlinq before the Merger to 74.6% after the Merger, while shares held by all other Interlinq shareholders will decrease from approximately 92.5% before the Merger to 25.4% after the Merger.

     The Interlinq Board believes that Interlinq may be better served by becoming a private company because Interlinq suffers from a lack of equity analyst coverage and the Interlinq Board and Interlinq's management believe that the equity markets do not fully understand Interlinq's mix of mortgage software and enterprise integration software products.

     The structure of the Merger is a leveraged recapitalization. Interlinq will incur substantial indebtedness to pay the Cash-Out Amount and the transaction costs and fees. Interlinq will incur approximately $22,500,000 in senior and subordinated debt, which is likely to include warrants, and spend from its cash reserves an amount not to exceed $6,900,000. In addition, Terlin is expected to be capitalized with at least approximately $13,850,000 in equity prior to the Merger, and that amount will be used to pay a portion of the aggregate Cash-Out Amount.

     If the Merger is consummated, Interlinq shareholders who only receive the Cash-Out Amount for their Interlinq common stock and do not retain any shares will no longer have an equity interest in Interlinq and will therefore not share in its future earnings and growth. The Merger is not structured so that approval of a majority of the shares of

Interlinq common stock held by the Interlinq shareholders unaffiliated with Interlinq or Terlin is required, but instead requires approval of a majority of shares of Interlinq common stock held by all Interlinq shareholders.

MERGER CONSIDERATION; STOCK ELECTION

     In the Merger, 1,250,000 shares of Interlinq common stock (except for any shares held by shareholders who have properly exercised dissenters' rights) will remain outstanding and all other outstanding shares of Interlinq common stock will be converted into the right to receive the Cash-Out Amount of $9.25 per share. An Interlinq shareholder will be able to elect, as to all or a part of his or her shares of Interlinq common stock, to retain such shares and continue to own them after the Merger. If holders of more than 1,250,000 shares of Interlinq common stock elect to retain their shares, such holders will retain shares pro rata based on the number of shares they initially requested to retain, and will receive the Cash-Out Amount for their remaining shares. If holders of fewer than 1,250,000 shares elect to retain their shares, shareholders who would otherwise receive the Cash-Out Amount for all their shares will instead retain a pro rata portion of their shares.

     Possible Effects of Proration. The following examples illustrate the potential effects of proration. Each example involves an Interlinq shareholder who holds 100 shares and elects to retain 50 shares and receive the Cash-Out Amount for the remaining 50 shares. In addition, each example assumes 5,000,000 shares of Interlinq common stock are outstanding at the Effective Time and no Interlinq shareholder perfects dissenters' rights.

A. Collectively, all Interlinq shareholders elect to retain 1,000,000 shares of Interlinq common stock.

     The Interlinq shareholder retains 53 shares and receives the Cash-Out Amount for 47 shares. The Merger Agreement requires the Interlinq shareholder to retain an additional 3.125 shares (with the fractional share cashed out at the Cash-Out Amount) over what he or she planned to retain.

B. Collectively, all Interlinq shareholders elect to retain 1,250,000 shares of Interlinq common stock.

     The Interlinq shareholder retains 50 shares and receives the Cash-Out Amount for the remaining 50 shares.

C. Collectively, all Interlinq shareholders elect to retain 2,500,000 shares of Interlinq common stock.

     The Interlinq shareholder retains 25 shares and receives the Cash-Out Amount for 75 shares.

OPINION OF FINANCIAL ADVISOR

     Interlinq engaged Broadview to render an opinion regarding the fairness, from a financial point of view, to the Interlinq shareholders, of the consideration to be received in the Merger by the Interlinq shareholders. At the meeting of the Interlinq Board held on December 29, 1998, Broadview rendered its written opinion (the "Broadview Opinion") that, as of December 29, 1998, based upon and subject to the various factors and assumptions set forth in its opinion, the consideration was fair, from a financial point of view, to the Interlinq shareholders (other than Terlin and its affiliates). The consideration was determined pursuant to negotiations between Interlinq and Terlin and not pursuant to recommendations of Broadview.

     The text of the Broadview Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. The Broadview Opinion was delivered to the board of directors of Interlinq and was directed only to the fairness, from a financial point of view, of the proposed consideration to be received by the holders of Interlinq common stock (other than Terlin and its affiliates). The Broadview Opinion does not constitute a recommendation to any Interlinq stockholder on how such stockholder should vote with respect to the Merger or any transaction related thereto or as to whether any stockholder should elect to receive cash or retain shares in the surviving corporation. This summary of the Broadview Opinion is qualified in its entirety by reference to the full text of the Broadview Opinion.

     In arriving at its opinion, Broadview, among other things: (i) reviewed the terms of the draft Merger Agreement, which contained no material differences from the definitive Merger Agreement, except for the cash offer price, which Broadview assumed with Interlinq's permission to be $9.25; (ii) reviewed Interlinq's Form 10-K for the fiscal year ended June 30, 1998 and Interlinq's Form 10-Q for the quarter ended September 30, 1998; (iii) reviewed certain internal financial and operating information relating to Interlinq prepared by Interlinq's management, including financial projections through June 30, 2004 for Interlinq (which assumed the Merger does not occur), as well as certain pro forma effects on Interlinq's capital structure after giving effect to the Merger; (iv) participated in discussions with Interlinq's management concerning the operations, business strategy, current financial performance and prospects for Interlinq; (v) discussed with Interlinq management its view of the strategic rationale for the Merger; (vi) discussed with Terlin's management its view of the strategic rationale for the Merger; (vii) discussed with Terlin's management the pro forma capital structure for Interlinq; (viii) analyzed the anticipated effect of the Merger on Interlinq's future financial performance; (ix) reviewed the recent reported closing prices and trading activity for Interlinq common stock; (x) compared certain aspects of the financial performance of Interlinq with public companies Broadview deemed comparable; (xi) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the Merger; (xii) reviewed recent equity research analyst reports covering Interlinq; and (xiii) conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of the Broadviews Opinion.

     In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information that was publicly available or otherwise disclosed. Broadview assumed that the financial projections were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Interlinq as to the future performance of Interlinq, including the pro forma financial impact of the Merger on Interlinq. Broadview also relied on information provided by Terlin management regarding the pro forma capitalization and related terms of the proposed capital structure of Interlinq assuming consummation of the Merger. Broadview did not make or obtain an independent appraisal or valuation of any of

Interlinq's assets. The Broadview Opinion did not address the relative merits of the Merger as compared to other potential business strategies which Interlinq could pursue.

     The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering its opinion regarding the proposed Merger.

     Public Company Comparables Analysis. Total Market Capitalization/Revenue ("TMC/R"), Total Market Capitalization/Last Quarter Annualized Revenue ("TMC/LQA Revenue"), Total Market Capitalization/Earnings Before Interest and Taxes ("TMC/EBIT"), Price/Earnings ("P/E"), Total Market Capitalization/Forward Revenue ("Forward TMC/R"), Price/Forward Earnings ("Forward P/E"), and Price/ Forward Growth Adjusted EPS ("Forward PEG") multiples indicate the value public markets place on companies in a particular market segment, incorporating adjustments for cash and debt when appropriate. Several public companies were comparable to both Interlinq and the surviving corporation based on products offered, business model, market focus, and financial profile. Broadview reviewed six public company comparables in the enterprise applications software segment of the Information Technology ("IT") market providing software solutions for financial institutions, with positive TTM net margins, TTM revenue between $10 million and $100 million, TTM revenue growth greater than 10%, and Forward Calendar Year 1999 revenue growth between 10% and 50% from a financial point of view including each company's: TTM Revenue; TTM Revenue Growth; Forward CY 1999 Revenue Growth; TTM EBIT Margin; TTM Net Margin; Five Year Earnings Per Share Compound Annual Growth Rate (5 Year EPS CAGR), Equity Market Capitalization; TTM TMC/R ratio; TTM TMC/LQA Revenue ratio; TTM TMC/EBIT ratio; TTM P/E ratio; Forward CY 1999 TMC/R ratio; Forward CY 1999 P/E ratio; and Forward CY 1999 PEG. The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded IT companies maintained by Broadview and categorized by industry segment. In order of descending TTM TMC/R, the public company comparables for Interlinq and the surviving corporation consist of: (i) Sanchez Computer Associates, Inc; (ii) Advent Software, Inc; (iii) SS&C Technologies, Inc; (iv) FDP Corporation; (v) Carreker-Antinori, Inc; and (vi) CFI ProServices, Inc. These comparables had a TTM TMC/R ratio range of 0.7 to
6.2 with a median of 1.6, a TMC/LQA Revenue ratio range of 0.6 to 5.1 with a median of 1.4, a TTM TMC/EBIT ratio range of 6.3 to 31.9 with a median of 18.8, a TTM P/E ratio range of 11.6 to 46.9 with a median of 21.6, a Forward CY 1999 TMC/R ratio range of 0.6 to 4.0 with a median of 1.1, a Forward CY 1999 P/E ratio range of 9.4 to 30.4 with a median of 14.8, and a Forward CY 1999 PEG ratio range of 0.38 to 0.83 with a median of 0.52.

     Based on historical financial results and financial projections for Interlinq assuming the Merger does not occur, the per share valuation range of Interlinq implied by the TTM TMC/R multiples was $4.45 to $24.04 with a median implied value of $7.48. The per share valuation range implied by the TMC/LQA Revenue multiples was $4.46 to $22.61 with a median implied value of $7.40. The per share valuation range of Interlinq implied by the TTM TMC/EBIT multiples was $5.14 to $18.42 with a median implied value of $11.60. The per share valuation range of Interlinq implied by the TTM P/E multiples was $4.70 to $19.02 with a median implied value of $8.73. The per share valuation range of Interlinq implied by the Forward CY 1999 TMC/R multiples was $4.72 to $21.26 with a median implied value of $7.37. The per share valuation range of Interlinq implied by the Forward CY 1999 P/E multiples was $5.79 to $18.75 with a median implied value of

$9.16. The per share valuation range of Interlinq implied by the Forward CY 1999 PEG multiples was $6.61 to $14.37 with a median implied value of $9.04. To calculate Interlinq's five year growth rate used in the Forward CY 1999 PEG analysis, Broadview calendarized Interlinq management's projections for EPS from Fiscal Year 1999 through Fiscal Year 2004 on a pro rata basis.

     Transaction Comparables Analysis. Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") acquirers have paid for comparable companies in a particular market segment. Broadview reviewed eight comparable public and private company merger and acquisition ("M&A") transactions from January 1, 1996 through December 28, 1998 that involved sellers sharing many characteristics with Interlinq including products offered, business model, market focus, and financial profile. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent eight sellers in the enterprise applications software segment of the IT market providing software solutions for financial institutions, with TTM Revenue between $10 million and $100 million on the date the transaction was announced.

     In order of descending P/R multiple, the seller transactions used are the acquisition of: (i) Infinity Financial Technology, Inc by Sungard Data Systems Inc; (ii) Servantis Systems Holdings, Inc by Checkfree Corporation; (iii) The Frustrum Group, Inc by Misys plc; (iv) Checkfree Corporation (Mortgage Products Division) by London Bridge Software Holdings plc; (v) C*ATS Software Inc by Misys plc (pending); (vi) National Computer Systems, Inc (NCS Financial Systems, Inc subsidiary) by Sungard Data Systems Inc; (vii) CUSA Technologies, Inc by Fiserv, Inc; and (viii) Confidential by Confidential.

     The P/R multiples of the eight transactions ranged from 0.7 to 5.0 with a median of 1.9. The per share valuation range implied by the P/R multiples was $4.36 to $19.80 with a median implied value of $8.47.

     Transaction Premiums Paid Analysis. Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement (closing price as quoted on the appropriate exchange the day prior to announcement), while the seller's equity market capitalization is measured one trading day prior and 20 trading days prior to announcement. Broadview reviewed 25 comparable M&A transactions involving North American software vendors from January 1, 1997 to December 28, 1998 with total consideration between $20 million and $100 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to announce date, the software transactions used were the acquisition of: (i) FullTime Software, Inc by Legato Systems, Inc (pending); (ii) Sulcus Hospitality Technologies Corporation by Eltrax Systems, Inc (pending); (iii) Consilium, Inc by Applied Materials, Inc (pending); (iv) Concentra Corporation by Oracle Corporation (pending); (v) Accugraph Corporation by Architel Systems Corporation; (vi) CUSA Technologies, Inc by Fiserv, Inc; (vii) Promis Systems Corporation Ltd by PRI Automation, Inc (pending): (viii) TeleBackup Systems, Inc by VERITAS Software Corporation (pending); (ix) National Health Enhancement Systems, Inc by HBO & Company; (x) C*ATS Software Inc by Misys plc (pending);
(xi) Interactive Group by DataWorks Corporation; (xii) Prism Solutions by Ardent Software (pending); (xiii) Kurzweil Applied Intelligence, Inc by Lernout & Hauspie

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

Speech Products NV; (xiv) Globalink Inc by Lernout & Hauspie Speech Products NV;
(xv) Learmonth & Burchett Management Systems, Inc by PLATINUM technology, Inc;
(xvi) IQ Software Corporation by Information Advantage Software, Inc; (xvii) Andyne Computing Ltd by Hummingbird Communications Ltd; (xviii) Quarterdeck Corporation by Symantec Corporation (pending); (xix) Innovative Technologies Systems, Inc by Peregrine Systems, Inc; (xx) DataWorks Corporation by Platinum Software Corporation (pending); (xxi) Compurad, Inc by Lumisys, Inc; (xxii) Red Brick Systems, Inc by Informix Corporation (pending); (xxiii) Orcad, Inc by Summit Design (pending); (xxiv) Fulcrum Technologies, Inc by PC DOCS Group International, Inc; and (xxv) FTP Software, Inc by NetManage, Inc. Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that premiums (or discounts) paid to the sellers' equity market capitalizations one day prior to announcement ranged from (31.7%) to 186.7% with a median of 21.1%. The premiums paid to the sellers' equity market capitalizations 20 days prior to announcement ranged from (26.3%) to 326.6% with a median of 55.6%. To calculate the per share value for Interlinq based on analyses of transaction premiums paid, Broadview considered the announcement date of the potential Merger to be December 3, 1998, the date that an affiliate of Terlin filed a Form 13D with the SEC announcing its contemplation of a transaction with Interlinq. The per share valuation range implied by the premiums paid to the share price one day prior to the announcement was $5.17 to $21.68 with a median implied value of $9.16. The per share valuation range implied by the premiums paid to the share price 20 days prior to the announcement was $4.79 to $27.73 with a median implied value of $10.11.

     Stock Performance Analysis. For comparative purposes, Broadview examined the trading history of: (i) Interlinq common stock from December 12, 1997 to December 28, 1998; (ii) an index of Interlinq's public company comparables vs. Interlinq and the S&P500 from December 12, 1997 to December 28, 1998.

     Present Value of Projected Share Price Analysis. Based on selected median TTM multiples of Interlinq's public company comparables as well as Interlinq's own TTM multiples, Broadview calculated the per share present values of Interlinq shares assuming Interlinq were to remain a stand-alone entity. This analysis was performed based on both Interlinq management projections and equity research analyst projections for Interlinq for calendar year 1999. For the equity research analyst projections for Interlinq, Broadview calendarized the projections for Fiscal Year 1999 and Fiscal Year 2000 on a pro rata basis. Broadview calculated the implied share prices discounted from January 30, 2000 (assuming calendar year 1999 financial results are publicly announced thirty days subsequent to the calendar year end) to December 29, 1998 at discount rates, ranging from 10.0% to 20.0%, implied by Interlinq's capital structure assuming the Merger is not consummated and using CAPM and the median capital-structure adjusted beta of Interlinq's public company comparables.

     The potential future share price based on Calendar 1999 financial results was calculated based upon estimated calendar 1999 revenue, EBIT, and earnings. Based on the medians of Interlinq's public company comparables and using Interlinq management's estimates, Broadview calculated present values of potential future share prices based on TTM TMC/R ratios ranging from $8.64 to $9.50, present values of potential future share prices based on TTM TMC/EBIT ratios ranging from $17.14 to $18.84, and present values of potential future share prices based on TTM P/E ratios ranging from $12.12 to $13.32. Using the same discount rates and medians of Interlinq's public company comparables and using equity research analyst estimates, Broadview calculated present values of potential future share prices based on TTM TMC/R ratios ranging from $8.36 to $9.20, present values of potential future share prices based on TTM TMC/EBIT ratios ranging from $16.82 to $18.49, and present values of potential future share prices based on TTM P/E ratios ranging from $12.64 to $13.90.

     Based on Interlinq's own TTM TMC/R, TTM TMC/EBIT, and TTM P/E multiples and using Interlinq management's estimates, Broadview calculated present values of potential future share prices based on TTM TMC/R ratios ranging from $7.73 to $8.50, present values of potential future share prices based on TTM TMC/EBIT ratios ranging from $9.45 to $10.39, and present values of potential future share prices based on TTM P/E ratios ranging from $10.19 to $11.20. Using the same discount rates, Interlinq's own respective multiples, and equity research analyst estimates, Broadview calculated present values of potential future share prices based on TTM TMC/R ranging from $7.49 to $8.23, present values of potential future share prices based on TTM TMC/EBIT ratios ranging from $9.28 to $10.21, and present values of potential future share prices based on TTM P/E ratios ranging from $10.63 to $11.68.

     Consideration of the Discounted Cash Flow Valuation Methodology. While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating Interlinq's future cash flows and sustainable long-term growth rate, Broadview considered a discounted cash flows analysis inappropriate for valuing Interlinq.

     Evaluation of Consideration. Broadview assumed that all shareholders would elect identically such that the aggregate cash and shares to be retained would be allocated pro rata in accordance with the Merger Agreement. Broadview then assessed a range of combined values of cash and shares to be retained in the surviving corporation by Interlinq shareholders after giving effects to Interlinq's pro forma capital structure assuming consummation of the Merger. To evaluate the aggregate consideration to be received, Broadview; (i) performed an analysis of cash consideration to be received, for which Broadview calculated $7.22 per share, and (ii) performed a leveraged recapitalization analysis for the surviving corporation using Interlinq shareholders' ownership in the surviving corporation per the Merger Agreement, Interlinq management's financial projections for the Fiscal Years 1999 through 2002 and Terlin management's proposed capital structure for the surviving corporation, including additional dilution to Interlinq shareholders resulting from the Merger. Included in these assumptions was a capital structure consisting of $22.5 million in total debt, consisting of $12.5 million of senior debt bearing a 10.0% annual interest rate and due seven years from the Merger and $10.0 million of subordinated debt bearing a rate of 200 basis points in excess of the prime rate (Broadview assumed a rate on subordinated debt of 9.8%) due seven years from the Merger. Broadview also assumed, based on discussions with Terlin management, that additional securities would be issued to Interlinq directors, management and employees, attorneys, and providers of subordinated debt facilities as a result of the Merger, that would dilute Interlinq shareholders' ownership in the surviving corporation upon consummation of the Merger by up to 23.7% (on a fully diluted basis). Broadview also performed a pre-money valuation on a hypothetical liquidity event occurring between 18 and 30 months from Calendar 1998 Year End, based on discussions with Terlin management regarding their intent for the surviving corporation. This analysis was based on the median TTM TMC/EBIT multiple of Interlinq's public company comparables described above,

Interlinq management's financial projections for Fiscal Years 2000 and 2001, and assumptions for the capital structure for the surviving corporation provided by Terlin management. Broadview discounted equity values implied by the analysis by a cost of equity discount rate of 22.2 % to December 29, 1998. This discount rate was implied by the proposed capital structure for the surviving corporation using CAPM and the median capital-structure adjusted beta of Interlinq's public company comparables. Using this methodology, Broadview calculated a per share range of present values of the surviving corporation of $3.00 to $3.81.

     Summary of Valuation Analyses. Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the consideration to be paid in the Merger is fair to Interlinq shareholders (other than Terlin and its affiliates) from a financial point of view.

     The Interlinq Board selected Broadview to render a fairness opinion on the proposed transaction on the basis of Broadview's reputation and experience in the IT sector and the computer software industry in particular. Pursuant to the terms of an engagement letter between Interlinq and Broadview, the fees payable by Interlinq to Broadview upon delivery of its opinion are fixed. Broadview will be reimbursed by Interlinq for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with Broadview, which Interlinq and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between Interlinq and Broadview, and the Interlinq Board was aware of the nature of the fee arrangement.

     This summary of the presentations by Broadview to the Interlinq Board does not purport to be a complete description of the analyses rendered by Broadview in arriving at its opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the Interlinq Board and in the Broadview Opinion. The Broadview Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Broadview Opinion. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance, financial institution industry performance, and general economic conditions, many of which are beyond the control of Interlinq or Terlin. An analysis of publicly traded comparable companies and comparable business combinations involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or company to which they are being compared. Broadview did not assign relative weights to any of its analyses in preparing its opinion. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Broadview did not express an opinion as to the price at which Interlinq common stock or common stock of the surviving corporation will trade at any time.

PLANS FOR INTERLINQ AFTER THE MERGER

     It is expected that following the Merger the business and operations of Interlinq will, except as set forth in this Proxy Statement/Prospectus, be conducted by Interlinq as the surviving corporation substantially as they are currently conducted. Except for the Merger or as contemplated in the Merger Agreement, neither Interlinq nor Terlin have any present plans relating to or resulting in an extraordinary corporate transaction such as a merger, reorganization or liquidation involving Interlinq or a sale or other transfer of a material amount of assets of Interlinq or any changes in Interlinq's corporate structure or business. Interlinq and Terlin, however, will continue to evaluate the business and operations of Interlinq after the Merger and make such changes as are deemed appropriate.

MANAGEMENT FOLLOWING THE MERGER

     The current officers and directors of Interlinq will remain officers and directors after the Merger, with the addition of John D. Delafield, a partner of WRH, who shall serve as a director.

RISK THAT MERGER WILL NOT BE CONSUMMATED

     Consummation of the Merger is subject to a number of conditions, including, without limitation, approval by Interlinq shareholders at the Special Meeting, the absence of an injunction or other order restraining consummation of the Merger, the absence of any material adverse effect on the business, financial condition, and operating results of Interlinq and the receipt of the required financing to complete the Merger and meet working capital requirements.

     It is expected that if the Merger Agreement and the Merger are not approved by Interlinq shareholders, or if the Merger is not consummated for any other reason, Interlinq's current management, under the direction of the Interlinq Board, will continue to manage Interlinq as an on-going business. No other transaction is currently being considered by Interlinq as an alternative to the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     For financial reporting purposes, the Merger and all transactions contemplated by the Merger Agreement are intended to be accounted for as a leveraged recapitalization, which means a transaction structured to transfer the controlling interest of an operating entity to a new investor without a change in accounting basis of the assets and liabilities presented in the separate stand-alone financial statements of the operating entity.

NASDAQ DELISTING

     Following the consummation of the Merger, Interlinq may seek to have the Interlinq common stock delisted from the Nasdaq. The Interlinq Board may effect the Reverse Stock Split to accomplish such delisting, but only if such action is requested by Terlin prior to the Merger. Pursuant to the Merger Agreement, if proration is required because holders of Interlinq common stock elect to retain less than 1,250,000 shares, Interlinq will not voluntarily delist the Interlinq common stock for at least six months after the Merger.

AMENDMENTS TO ARTICLES OF INCORPORATION

     Pursuant to the Merger Agreement, certain amendments to the Articles of Incorporation are required. Shareholder approval of the Merger Agreement and the Merger will also serve as approval of certain amendments to the Articles of Incorporation. For a description of these amendments, see "COMPARISON OF CERTAIN RIGHTS OF INTERLINQ SHAREHOLDERS."

AMENDMENTS TO BYLAWS

     Pursuant to the Merger Agreement, certain amendments to Interlinq's Bylaws (the "Bylaws") are required. To the extent shareholder approval of these amendments is required, shareholder approval of the Merger Agreement and the Merger will also constitute approval of certain amendments to the Bylaws. For a description of these amendments, see "COMPARISON OF CERTAIN RIGHTS OF INTERLINQ SHAREHOLDERS."

DISSENTER'S RIGHTS

     Interlinq shareholders have the right to dissent from the proposed Merger and, subject to certain conditions, to receive payment of the "fair value" of their shares of Interlinq common stock, as provided in Sections 23B.13.101 through 23B.13.310 of the WBCA. See "RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS."

CERTAIN EFFECTS OF THE MERGER

     Following the Merger, the total number of outstanding shares of Interlinq common stock will decrease from approximately 5,129,000 shares to approximately 3,400,000. Shares held by Terlin and other WRH Entities will increase from approximately 7.5% of Interlinq before the Merger to approximately 74.6% after the Merger, while shares held by all other Interlinq shareholders will decrease from approximately 92.5% before the Merger to 25.4% after the Merger.

     If the Merger is consummated, Interlinq shareholders who only receive the Cash-Out Amount for their Interlinq common stock and do not retain any shares will no longer have an equity interest in Interlinq and will therefore not share in its future earnings and growth, if any. Interlinq shareholders who retain shares will be subject to dilution upon the grant of options to purchase shares of Interlinq common stock to management, directors and employees following the Merger.

     After the Merger, fewer shares of Interlinq common stock will be outstanding than before the Merger. Therefore, each retained share of Interlinq common stock will represent a greater equity interest in Interlinq than such share represented prior to the Merger. After the Merger, however, Interlinq will have greater leverage and shares of Interlinq common stock may become less liquid. See "RISK FACTORS."

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     WRH Entities. As a result of their stock ownership following the Merger, the WRH Entities will control Interlinq and will have the power to elect all of its directors and approve any action requiring the approval of Interlinq shareholders, including adopting certain amendments to the Articles of Incorporation and approving mergers or sales of all or substantially all of Interlinq's assets. The directors elected by the WRH Entities will have the authority to effect decisions affecting the capital structure of Interlinq, including the issuance of additional capital stock, the issuance of additional debt, the implementation of stock repurchase programs and the declaration of dividends.

     Voting Agreement and Proxies. Each member of the Interlinq Board and each executive officer of Interlinq has agreed, among other things, to vote in favor of the Merger Agreement and the Merger and to waive dissenters' rights, and has delivered irrevocable proxies appointing representatives of Terlin to vote their Interlinq common stock at a future meeting of Interlinq shareholders, including the Special Meeting. As previously stated, each member of the Interlinq Board has recommended a vote in favor of the Merger Agreement and the Merger.

     Stock Options. Pursuant to Interlinq's 1993 Stock Option Plan, 1985 Restated Stock Option Plan and Stock Option Plan for Non-Employee Directors, as amended, all options to purchase Interlinq common stock that are outstanding immediately prior to the Merger, whether or not exercisable or vested at that time, will accelerate and then terminate immediately prior to effective time of the Merger.

     Immediately prior to the Merger, Interlinq will pay to all holders of outstanding options, including members of the Interlinq Board and employees of Interlinq (other than Mr. Nechleba, Mr. Yount and Ms. Graham), who agree not to exercise their options prior to the effective time, the difference between the Cash-Out Amount of $9.25 per share and the exercise price for each share subject to such option. After the Merger, the Interlinq Board will grant to these optionholders new options to purchase shares of Interlinq common stock. The number of options granted to each optionholder will be at the discretion of the Interlinq Board and senior management, although it is expected that a formula will be determined for granting new options based on a director's or employee's position in, and contribution to, Interlinq. Although there will be some flexibility, it is expected that the total new option grants will approximate the aggregate percentage interest in Interlinq represented by the Interlinq common stock subject to the options held by these optionees immediately prior to the Merger. The new options will be granted with an exercise price per share equal to the fair market value of a share of Interlinq common stock at the time of grant.

     Pursuant to the Merger Agreement, after the Merger, the Interlinq Board will grant to the executive officers of Interlinq, Jiri M. Nechleba, Stephen A. Yount and Patricia M. Graham, options to purchase shares of Interlinq common stock such that his or her percentage interest in Interlinq following the Merger represented by Interlinq common stock subject to such options will equal the sum of his or her percentage interest in Interlinq represented by the Interlinq common stock previously subject to options held immediately prior to the Merger, plus 25%. The new option grants will have exercise prices per share equal to the fair market value of a share of Interlinq common stock at the time of grant. In exchange, Mr. Nechleba, Mr. Yount and Ms. Graham have agreed to the cancellation of, in the aggregate, options to purchase Interlinq common stock granted prior to the Merger for 25% of the shares of Interlinq common stock subject to such options. In addition, Mr. Nechleba has agreed to receive the difference between $9.00 per share and the option exercise price for each option that he exercises, instead of the difference between the exercise price and the Cash-Out Amount of $9.25 per share.

     Indemnification. Pursuant to the Merger Agreement, Interlinq has agreed that all rights to indemnification of Interlinq's present directors and officers for acts and omissions occurring prior to the Merger will survive for six years from the Merger and, subject to certain limitations, will maintain for six years Interlinq's existing policy of directors' and officers' liability insurance.

     Severance. Interlinq expects to enter into severance agreements with Mr. Nechleba, Mr. Yount and Ms. Graham, to provide for severance payments of one year of such executive officer's salary in the event his or her employment is terminated under certain circumstances.

     Success Fee. Pursuant to a letter agreement between Terlin and WRH, which will become a binding obligation of Interlinq upon consummation of the Merger, Interlinq will pay WRH a success fee of $500,000 if the Merger is consummated.

SOURCES AND USES OF FUNDS

     A total of approximately $42,900,000 will be required to pay the Cash-Out Amount, to cash out stock options, and to pay the transaction costs and fees. Interlinq will incur approximately $22,500,000 of indebtedness and spend from its cash reserves an amount not to exceed $6,900,000. However, with the consent of the Interlinq Board such amount could be increased up to $8,100,000. In addition, Terlin is expected to be capitalized with at least approximately $13,850,000 in equity prior to the Merger, which amount will be available to pay the costs and expenses relating to the Merger upon consummation of the Merger. Interlinq has not received a commitment from any lender relating to the $22.5 million to be financed, and accordingly the availability, terms and form of such financing have not been determined. See "RISK FACTORS -- Absence of Financing Commitment."

     Fees and Expenses. Interlinq and Terlin estimate it they will incur the following fees and expenses:

Cash-Out of Interlinq Options......................  $5,060,553
Financing Fees.....................................     225,000
Investment Banking and Financial Advising..........     300,000
WRH Success Fee....................................     500,000
Legal and Accounting...............................   1,000,000
Printing and Distributing..........................     120,000
SEC Filings........................................       8,872
Miscellaneous......................................      71,128
                                                     ----------
          Total....................................  $7,285,553
                                                     ==========

     The terms of the approximately $22.5 million of indebtedness Interlinq expects to incur in connection with the Merger will likely include the issuance of warrants. In addition, a warrant will be issued to a law firm, in lieu of a portion of the legal fees which would otherwise be payable, representing a right to acquire a number of shares equal to approximately 1% of the fully diluted capitalization of Interlinq following the Merger. The issuance of the warrants will dilute all shareholders of Interlinq.

     To the extent not paid prior to the Effective Time by Interlinq or Terlin, all such fees and expenses will be paid by Interlinq as the surviving corporation if the Merger is consummated. If the Merger is not consummated, each party will bear its respective fees and expenses, except as otherwise provided under "THE MERGER AGREEMENT -- Fees and Expenses."

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the material United States federal income tax consequences of the Merger for holders of Interlinq common stock. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that may be material to any shareholder based on that shareholder's particular tax circumstances. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to shareholders in whose hands the shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of holders of shares, such as insurance companies, tax-exempt organizations, pension funds, banks, holders that hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction and broker-dealers, who may be subject to special rules. This discussion does not cover the federal income tax consequences to a holder of shares who, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any state, local or foreign income or other tax laws.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO THEM AND THE PARTICULAR TAX EFFECTS TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

NO GAIN OR LOSS ON RETAINED SHARES

     No gain or loss will be recognized by a shareholder with respect to Interlinq common stock retained by such shareholder in the Merger. Moreover, a shareholder's basis and holding period in the retained stock will not change.

GAIN OR LOSS RECOGNIZED UPON RECEIPT OF CASH FOR ALL SHARES

     The receipt of a cash payment pursuant to the Merger (including any cash payment received by dissenting shareholders upon the exercise of their rights of appraisal) that terminates the interest of the shareholder in Interlinq will be a taxable transaction for federal income tax purposes.

     Amount of Gain or Loss. Subject to the discussion below regarding the tax consequences of the aggregation of the Merger and the Reverse Stock Split (the "Aggregation Discussion"), shareholders who surrender all of their Interlinq common stock in the Merger (after applying the constructive ownership rules under Section 318 of the Code) will recognize gain or loss as if they had sold all of their shares for which they received cash. Such gain or loss will equal the difference between each shareholder's adjusted tax basis in their shares and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction).

     Character of Gain or Loss. Subject to the Aggregation Discussion below, gain or loss recognized on cash received in the Merger by shareholders who surrender all of their Interlinq common stock in the Merger will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the holder has held the shares for more than one year as of the Effective Time. Long-term capital gain of individuals and other noncorporate taxpayers currently is taxed at a maximum rate of 20% for federal income tax purposes.

GAIN OR LOSS RECOGNIZED WHERE SHAREHOLDER RECEIVES SOME CASH AND RETAINS SOME STOCK

     Amount of Gain Recognized. Subject to the Aggregation Discussion below, shareholders who elect to receive cash for some but not all of their shares will generally be treated as if they had sold the surrendered shares to Interlinq for cash. Such shareholders will recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares surrendered and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction).

     Character of Recognized Gain. Subject to the Aggregation Discussion below, any recognized gain will be capital gain unless such receipt of cash has the effect of a distribution of a dividend within the meaning of Section 302 of the Code. If the payment of cash for Interlinq common stock is considered a dividend, the cash payment will be taxable as ordinary income to the extent of the shareholder's ratable share of Interlinq's earnings and profits ("E & P"). If the cash payment exceeds such holder's pro rata share of the E & P, the excess will be treated first as a basis-reducing, tax free return of capital to the extent of the holder's basis in each retained share of Interlinq common stock and then as a capital gain.

     A distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" to the shareholder.

     A distribution will be "substantially disproportionate" with respect to a shareholder if the shareholder's proportionate interest in the Interlinq common stock actually held by the shareholder after the Merger is less than 50% of the total of all outstanding Interlinq common stock after the Merger and less than 80% of what the shareholder's proportionate interest was before the Merger. In applying this test, the constructive ownership rules of Section 318 of the Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable.

     Even though a distribution does not satisfy the substantially disproportionate test discussed above, it still may be "not essentially equivalent to a dividend" depending upon the shareholder's particular facts and circumstances. The United States Supreme Court in Davis v. United States, 397 U.S. 301, 313 (1970), concluded that in order for a distribution to be considered not essentially equivalent to a dividend, there must be a "meaningful reduction of the shareholder's proportionate interest." Shareholders who increase their proportionate interest in Interlinq as a result of the Merger will not experience a meaningful reduction in their proportionate interest in the Interlinq common stock, and therefore will be treated as having received a distribution of cash essentially equivalent to a dividend.

     Basis and Holding Period. A shareholder who retains some Interlinq common stock and receives some cash will retain the same basis in such stock as before the Merger. The holding period of the retained stock will not change.

TAX IMPACT IF THE MERGER AND THE REVERSE STOCK SPLIT ARE AGGREGATED FOR TAX PURPOSES

     Amount of Recognized Gain or Loss. It is unclear whether the Merger and the Reverse Stock Split transactions will be treated as separate transactions or aggregated and treated as parts of a single transaction under the "step transaction" doctrine for purposes of determining the amount and character of the cash received in the Merger and the Reverse Stock Split by shareholders who receive some new shares of Interlinq common stock in such transaction. The fact that the Reverse Stock Split is subject to a separate shareholder vote and is not a condition to the Merger will not necessarily mean that the transactions will be treated separately. See Rev. Rul. 75-406, 1975-2 C.B. 125 and Rev. Rul. 96-30, 1996-1 C.B. 36 (both obsoleted by Rev. Rul. 98-27, 1998-22 I.R.B. 4 for a change in the Code not relevant here). If the transactions are aggregated for tax purposes, the cash received in the Merger from Interlinq funds is likely to be considered to have been received as a part of a recapitalization under
Section 368(a)(1)(E) of the Code rather than from a redemption or sale of stock. In that case, a shareholder who receives some cash and some new Interlinq common stock would recognize gain, if any, but not loss, realized with respect to all Interlinq common stock retained in the Merger or surrendered in the Merger, but in an amount not in excess of the aggregate amount of cash received in both the Merger and the Reverse Stock Split.

     Character of Gain or Loss. If the Merger and the Reverse Stock Split are treated as part of a single transaction, the reduction in a shareholder's proportionate interest effected by the Merger and by the Reverse Stock Split will be combined to determine whether the Merger and the Reverse Stock Split together effected a "substantially disproportionate" distribution. Moreover, the shares surrendered in the Merger will be combined with the shares surrendered in the Reverse Stock Split to determine whether a particular shareholder effected a "meaningful reduction" of the shareholder's proportionate interest for dividend equivalency purposes.

ALTERNATIVE MINIMUM TAX

     Capital gain and dividends are also included in alternative minimum taxable income which may be subject to a special minimum tax at a 26% or 28% rate (depending on the taxpayer's alternative minimum taxable income), to the extent the minimum tax exceeds regular tax liabilities. Alternative minimum taxable income is reduced by various exemption amounts, which are phased out above certain levels.

WITHHOLDING

     Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a holder of shares (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number ("TIN") to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. Each shareholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Holders may prevent backup withholding by completing a Substitute Form W-9 or, in the case of foreign holders, a Form W-8, and submitting it to the paying agent along with the letter of transmittal.

     The tax discussion set forth above is included for general information only and does not refer to the particular facts and circumstances of any specific shareholder. Shareholders, particularly those who have acquired shares of Interlinq common stock in compensation-related transactions, are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the transaction, as well as for advice as to the application and effect of state, local and foreign income and other tax laws.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and incorporated by reference herein.

THE MERGER

     Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, at the Effective Time:

     - Terlin will merge with and into Interlinq;

     - Terlin will cease to exist as a corporation;

     - Interlinq will remain as the surviving corporation;

     - Interlinq will amend the Articles of Incorporation and Bylaws such that the Articles of Incorporation and Bylaws of the surviving corporation shall be as attached to this Proxy Statement/Prospectus as Appendix D and Appendix E, respectively. See "COMPARISON OF CERTAIN RIGHTS OF INTERLINQ SHAREHOLDERS';" and

     - The current officers and directors of Interlinq will remain the officers and directors of Interlinq, with the addition of John D. Delafield, as a director.

CLOSING AND EFFECTIVE TIME

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on a date mutually agreed upon by Interlinq and Terlin (the "Closing Date"), which will be no later than the fifth business day after satisfaction and waiver of the conditions to the Merger. See
"-- Conditions to Closing." The "Effective Time" will be the time at which the Articles of Merger (the "Articles of Merger") are to be filed with the Secretary of State of Washington, which shall occur contemporaneously with or as promptly as practicable after the Closing.

CONVERSION OF SHARES

     As of the Effective Time, as a result of the Merger and without any further action on the part of Interlinq, Terlin or any holder of Interlinq common stock or Terlin capital stock:

     - Each share of Terlin common stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Interlinq common stock following the Merger;

     - Each share of Interlinq common stock that was owned by Terlin prior to the Merger shall automatically be canceled and no consideration shall be delivered in exchange therefor; and

     - Except as otherwise provided in the Merger Agreement, each issued and outstanding share of Interlinq common stock (other than shares owned by Terlin and shares pursuant to which the holder thereof perfects dissenters' rights ("Dissenters' Shares") pursuant to Chapter 23B.13 of the WBCA shall be converted into the following (the "Merger Consideration"): (1) the right to retain one fully paid and nonassessable share of Interlinq common stock (a "Non-Cash Election Share") for each such share of Interlinq common stock with respect to which an election to retain Interlinq common stock has been effectively made and not revoked or lost pursuant to the Merger Agreement (each, an "Electing Share") or
       (2) the right to receive in cash from Interlinq following the Merger the Cash-Out Amount of $9.25 for each such share of Interlinq common stock (other than Electing Shares).

     As of the Effective Time, all shares of Interlinq common stock (other than Electing Shares and Dissenters' Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled, and each holder of a certificate representing any such shares of Interlinq common stock shall cease to have any rights with respect thereto, except the right to receive cash to be paid in consideration therefor upon surrender of such certificate in accordance with the Merger Agreement.

     Each person who, on or prior to the Election Date (as defined below) is a record holder of shares of Interlinq common stock will be entitled, with respect to all or any portion of his or her shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to retain Non-Cash Election Shares. Any Interlinq shareholder's election to retain Non-Cash Election Shares shall have been properly made only if ChaseMellon Shareholder
Services LLC (the "Exchange Agent") receives at its office at                ,
by 5:00 p.m., Eastern Standard Time on April   , 1999, the last business day
before the date of the Special Meeting (the "Election Date"), a properly completed and signed Form of Election, which is included in this mailing, accompanied by certificates representing the shares of Interlinq common stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Interlinq.

     A Form of Election may be revoked by the holder by written notice received by the Exchange Agent prior to 5:00 p.m., Eastern Standard Time, on the Election Date (unless Interlinq and Terlin determine not less than two business days prior to the Election Date that the Closing Date is not likely to occur within five business days following the date of the Special Meeting (which they may do or not do in their sole and absolute discretion), in which case any Form of Election will remain revocable until a subsequent date that shall be a date prior to the Closing Date determined by Interlinq and Terlin). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Interlinq and Terlin that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Interlinq common stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder submitting the same.

     The aggregate number of shares of Interlinq common stock to be converted into the right to retain Interlinq common stock at the Effective Time (the "Non-Cash Election Number") shall be 1,250,000. If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares and receive the Cash-Out Amount in accordance with the terms of the Merger Agreement in the following manner:

     - A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

     - The number of Electing Shares covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election and rounding the result of such multiplication to the nearest whole number.

     - All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares, shall be converted into the Cash-Out Amount on a consistent basis among shareholders who made the election for Electing Shares, pro rata to the number of shares as to which they made such election as if such shares were not Electing Shares.

     If the number of Electing Shares is less than the Non-Cash Election Number, then:

     - all Electing Shares shall be converted into the right to retain Interlinq common stock.

     - In addition, shares of Interlinq common stock other than Electing Shares and Dissenter's Shares ("Non-Electing Shares") shall be converted into the right to retain Non-Cash Election Shares in the following manner: (1) the number of shares of Interlinq common stock in addition to Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by subtracting the number of Electing Shares from the Non-Cash Election Number, and (2) a proration factor (the "Cash Proration Factor") shall be determined by dividing (i) the difference between the Non-Cash Election Number and the number of Electing Shares, by (ii) the total number of outstanding shares of Interlinq common stock other than Electing Shares and Dissenting Shares.

     - Non-Electing Shares shall be converted into the right to retain Non-Cash Election Shares (on a consistent basis among shareholders who held shares of Interlinq common stock as to which they did not make the election for Electing Shares or perfect Dissenters' Shares, pro rata to the number of shares as to which they did not make such election for Electing Shares or perfect Dissenters' Shares, but rounding the result from such conversion to the nearest whole number).

     If, prior to the Effective Time, the outstanding shares of Interlinq common stock are changed into a different number or class of shares by means of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted (provided that no adjustment shall be made if the number of outstanding shares of Interlinq common stock increases as a result of the exercise of Interlinq stock options).

     The Exchange Agent shall make all computations as to the allocation and proration, and any such computation shall be conclusive and binding on the holders of shares of Interlinq common stock.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time, Interlinq, as the surviving corporation, shall deposit with the Exchange Agent cash sufficient to make cash payments of the Merger Consideration (the "Exchange Fund").

     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Certificates of Interlinq common stock:

     - The Letter of Transmittal, which is included in this mailing; and

     - Instructions for Surrender of Interlinq Common Stock Certificates.

Upon surrender of Interlinq common stock certificates to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent or Interlinq, the holder of such Interlinq common stock certificate shall, upon acceptance of the Interlinq common stock certificate by the Exchange Agent, be entitled to a certificate representing the number of full shares of Interlinq common stock, if any, to be retained by the holder and the amount of the Cash-Out Amount, if any, into which the number of shares of Interlinq common stock previously represented by the surrendered Interlinq common stock certificate shall have been converted, including after giving effect to the Reverse Stock Split, if applicable. Until surrendered, each Interlinq common stock certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration, as adjusted by the Reverse Stock Split, if applicable. No interest will be paid or will accrue on any cash payable as Merger Consideration. If any Interlinq common stock certificate shall have been lost, stolen or destroyed, Interlinq may require the owner of such lost, stolen or destroyed Interlinq common stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Interlinq may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Interlinq or Terlin with respect to the Interlinq common stock certificate.

     No dividends or other distributions with respect to retained Interlinq common stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Interlinq common stock certificate with respect to the shares of retained Interlinq common stock represented thereby until the surrender of such certificate. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Interlinq common stock issued in connection therewith, without interest:

     - at the time of such surrender, the amount of any cash payable in lieu of a fractional share of retained Interlinq common stock to which such holder is entitled and the proportionate amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of retained Interlinq common stock and

     - at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Interlinq common stock.

     All cash paid upon the surrender for exchange of certificates representing shares of Interlinq common stock shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Interlinq common stock exchanged for cash theretofore represented by such certificates.

     No certificates or scrip representing fractional shares of retained Interlinq common stock shall be issued in connection with the Merger or the Reverse Stock Split, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Interlinq after the Merger or the Reverse Stock Split. Each holder of shares of Interlinq common stock exchanged pursuant to the Merger or split through the Reverse Stock Split who would otherwise have been entitled to receive a fractional share of retained Interlinq common stock (after taking into account all shares of Interlinq common stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the Cash-Out Amount.

     Any portion of the Exchange Fund that remains undistributed to holders of Interlinq common stock certificates 180 days after the Effective Time shall be delivered to Interlinq upon demand, and any holders of Interlinq common stock certificates who have not theretofore surrendered their Interlinq common stock certificates shall thereafter look only to Interlinq, as the surviving corporation, for satisfaction of their claims for the Merger Consideration.

     Each of the Exchange Agent, Interlinq and Terlin shall be entitled to deduct and withhold from any consideration payable pursuant to the Merger Agreement to any holder or former holder of Interlinq common stock such amounts as may be required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign tax law or under any other applicable law.

     None of Interlinq, Terlin or the Exchange Agent shall be liable to any individual, entity or governmental body in respect of any shares of retained Interlinq common stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Interlinq common stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Interlinq common stock or any dividends or distributions with respect to retained Interlinq common stock in respect of such certificate would otherwise escheat to or become the property of any governmental body), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Interlinq, free and clear of all claims or interest of any person previously entitled thereto.

STOCK OPTIONS

     Pursuant to Interlinq's 1993 Stock Option Plan, 1985 Restated Stock Option Plan and Stock Option Plan for Non-Employee Directors, as amended (collectively, the "Interlinq Stock Option Plans"), all options to purchase Interlinq common stock (each, an "Interlinq Stock Option") that are outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, will accelerate and then terminate prior to the Effective Time. In lieu of the exercise of any Interlinq Stock Option, Interlinq may, upon receipt of the written acceptance of the terms, cash out Interlinq Stock Options held by employees and directors of Interlinq by paying an amount equal to the product of
(1) the excess, if any, of the Cash-Out Amount over the exercise price of such Interlinq Stock Option and (2) the number of shares of Interlinq common stock previously subject to such Interlinq Stock Option immediately prior to its cancellation (net of withholding taxes).

     Mr. Nechleba, Mr. Yount and Ms. Graham have agreed not to exercise, in the aggregate, Interlinq Stock Options for 25% of the shares of Interlinq common stock subject to such options, and, to the extent not exercised, to cancel such Interlinq Stock Options. In addition, Mr. Nechleba has agreed to receive $9.00 per share for his Interlinq Stock Options, instead of the Cash-Out Amount of $9.25.

     Promptly following the Effective Time, the Interlinq Board will grant to the holder of Interlinq Stock Options (other than Mr. Nechleba, Mr. Yount and Ms. Graham) options to purchase shares of Interlinq common stock following the Merger (an "Interlinq Reload Option"). The number of options granted to each former option holder will be in the discretion of the Interlinq Board and senior management, although it is expected that a formula will be set up for granting new options based on a director's or employee's position in, and contribution to, Interlinq. Although there will be some flexibility, it is expected that the Interlinq Reload Option will approximate the aggregate percentage interest in Interlinq currently represented by the Interlinq common stock subject to the Interlinq Stock Options held by directors and employees. The Interlinq Reload Options will be granted with an exercise price per share equal to the fair market value of a share of Interlinq common stock at the time of grant.

     Promptly following the Effective Time, the Interlinq Board will grant to Mr. Nechleba, Mr. Yount and Ms. Graham Interlinq Stock Options to purchase that number of shares of Interlinq common stock following the Merger (an "Interlinq Management Reload Option") such that his or her percentage interest in Interlinq following the Merger represented by Interlinq common stock subject to such Interlinq Management Reload Option equals the sum of the management optionholder's percentage interest in Interlinq represented by the Interlinq common stock previously subject to the Interlinq Stock Options immediately prior to the Effective Time (the "Pre-Merger Option Interest") plus 25% of the Pre-Merger Option Interest. The Interlinq Management Reload Options will have an exercise price per share equal to the fair market value of a share of Interlinq common stock at the time of grant.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties by Interlinq relating to, among other things:

     (a) due organization and power and standing of Interlinq, (b) the Articles of Incorporation, Bylaws and records, (c) Interlinq's capital structure, (d) SEC filings and financial statements, (e) absence of certain changes since September 30, 1998, (f) title to assets, (g) accounts receivable and major customers, (h) leaseholds and equipment, (i) proprietary assets, (j) material contracts, (k) liabilities, (l) compliance with legal requirements, (m) governmental authorizations, (n) tax matters, (o) employee and labor matters, (p) benefit plans and ERISA, (q) environmental matters, (r) sale of products and performance of services, (s) insurance, (t) related-party transactions, (u) proceedings and orders, (v) authority and binding nature of agreements, (w) non-contravention and consents, (x) no existing discussions, (y) shareholder vote required for approval of the Merger Agreement and the Merger, (z) a fairness opinion to be rendered by Broadview, (aa) brokers' fees, (bb) full disclosure, and (cc) state takeover statutes.

     The Merger Agreement also contains certain representations and warranties by Terlin relating to, among other things: (a) due organization, power and standing of Terlin, (b) authority and binding nature of agreements, (c) noncontravention and consents, (d) Terlin's capital structure and assets, (e) brokers' fees, (f) liabilities, (g) compliance with legal requirements, (h) governmental authorizations, (i) proceedings and orders, and (j) status as an "Acquiring Person" under the WBCA.

OPERATION OF INTERLINQ BUSINESS

     Under the Merger Agreement, Interlinq has agreed to conduct its business and operations (1) only in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of the Merger Agreement; (2) Interlinq shall use all reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other individuals and entities having business relationships with Interlinq; and (3) Interlinq shall keep in full force or renew all insurance policies referred to in the Merger Agreement.

     Among other things, Interlinq has agreed not to do any of the following (without the prior written consent of Terlin) from the date of the Merger Agreement to the Effective Time (the "Pre-Closing Period"):

     - declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     - sell, issue or authorize the issuance of (1) any capital stock or other security, (2) other than option grants to new hires in accordance with prior practice with an exercise price at fair market value and in an aggregate amount not to exceed 50,000 shares, any option, call, warrant or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that Interlinq may issue shares of Interlinq common stock upon the valid exercise of Interlinq Stock Options outstanding as of the date of the Merger Agreement) and;

     - except as contemplated by the Merger Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Interlinq Stock Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

     - amend or permit the adoption or amendment to its Articles of Incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

     - form any subsidiary or acquire any equity interest or other interest in any other entity;

     - make any capital expenditure (except that Interlinq may make capital expenditures in the ordinary course of business that when added to all other capital expenditures made on behalf of Interlinq during the Pre-Closing Period, do not exceed $250,000 in the aggregate);

     - enter into or become bound by, or permit any of the assets owned or used by it to become bound by, or amend or terminate, or waive any material right or remedy under, any contract that contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000;

     - lend money to any person or entity, or incur or guarantee any indebtedness (except that Interlinq may (1) make routine borrowings, in the ordinary course of business under its current line of credit, or (2) in the ordinary course of business, make advances to employees for valid business purposes);

     - establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, grant any severance or termination pay to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers of employees, or hire any new employee whose aggregate annual compensation is expected to exceed $125,000 (except that Interlinq may in the ordinary course of business
       (1) make routine, reasonable salary increases in connection with Interlinq's customary employee review process, and (2) pay customary bonuses in accordance with existing bonus plans);

     - change any of its methods of accounting or accounting practices in any respect;

     - make any tax election adverse to Interlinq;

     - settle any material legal proceeding;

     - acquire the business of any entity;

     - transfer or license to any individual or entity or amend or modify in any material adverse respect any rights (including without limitation distribution rights) to any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright applica-tion, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset of Interlinq (the "Proprietary Assets"), or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business;

     - enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

     - agree or commit to take any of the actions described above.

     In addition, Interlinq has agreed to promptly notify Terlin in writing of the occurrence of certain actions and events during the Pre-Closing Period.

NO SOLICITATION

     Under the terms of the Merger Agreement, Interlinq agreed not to, and agreed not to authorize or permit any of its representatives to:

     - solicit, initiate, encourage or induce the making, submission or announcement of any offer, proposal or inquiry contemplating or otherwise relating to any Acquisition Transaction (an "Acquisition Proposal"). "Acquisition Transaction" is defined in the Merger Agreement as (1) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Interlinq is a constituent company, (ii) in which an individual, entity or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of individuals or entities directly or indirectly acquires Interlinq or more than 20% of Interlinq's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of Interlinq, or (iii) in which Interlinq issues securities representing more than 20% of the outstanding securities of any class of voting securities of Interlinq;
       (2) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of Interlinq; or (3) any liquidation or dissolution of Interlinq.

     - furnish any non-public information regarding Interlinq to any individual or entity in connection with an Acquisition Proposal, or provide access to the properties of Interlinq, to any individual or entity in connection with an Acquisition Proposal;

     - engage in discussions or negotiations with any individual or entity with respect to any Acquisition Proposal;

     - approve, endorse or recommend any Acquisition Proposal; or

     - enter into any letter of intent or similar document or any contract relating to any Acquisition Transaction (other than a confidentiality agreement as contemplated below or contracts with advisors or consultants to Interlinq); provided, however, that prior to the adoption and approval of the Merger Agreement by the shareholders, Interlinq shall not be prohibited from furnishing any such non-public information to, or providing such access to, or entering into discussions or negotiations with, such individuals or entities, as described above, if (1) neither Interlinq nor any of its representatives shall have violated any of the restrictions set forth in the Merger Agreement regarding solicitation, (2) the Interlinq Board concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the Interlinq Board to comply with its fiduciary obligations to the Interlinq shareholders under applicable law, (3) prior to furnishing any such non-public information to, or providing such access to, or entering into discussions or negotiations with, such individual or entity, Interlinq gives Terlin written notice of the identity of such Person and of Interlinq's intention to furnish non-public information to, provide access to, or enter into discussions or negotiations with, such individuals or entities and Interlinq receives from such individual or entity an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such individual or entity by or on behalf of the Interlinq, and (4) prior to furnishing any such nonpublic information to or providing any such access to such individual or entity, Interlinq furnishes such nonpublic information to Terlin (to the extent such nonpublic information has not been previously furnished by Interlinq to Terlin).

     Interlinq has agreed to advise Terlin promptly of any Acquisition Proposal (including the identity of the individual or entity making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any individual or entity during the Pre-Closing Period. In addition, Interlinq has agreed to keep Terlin fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

FINANCING

     Interlinq has agreed to provide, and to cause its officers, employees and advisors to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with, or at or after the Closing in respect of the transactions contemplated by the Merger Agreement, including, participation in meetings and due diligence sessions, and the execution and delivery of any commitment letters, loan agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents.

     Terlin has agreed to use its reasonable best efforts to assist Interlinq in arranging the financing in respect of the transactions contemplated by the Merger Agreement, including using its reasonable best efforts to assist Interlinq in the negotiation of definitive agreements with respect thereto. Terlin will keep Interlinq informed of its efforts to assist Interlinq in arranging such financing. Each of Terlin and Interlinq have agreed to notify the other within 24 hours of receiving notice that such financing will not be available on terms satisfactory to Terlin.

CONDITIONS TO CLOSING

     CONDITIONS TO THE OBLIGATIONS OF TERLIN. Terlin's obligations to effect the Merger and otherwise consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the Closing, of certain conditions, including:

     - The representations and warranties of Interlinq contained in the Merger Agreement shall have been accurate in all material respects as of the date of the Merger Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date (except that any representation or warranty that specifically refers to the date of the Merger Agreement or any other date other than the Closing Date speaks as of such date), and except that any inaccuracies in such representations and warranties as of the Closing Date will be disregarded if the circumstances giving rise to such inaccuracies (considered individually and collectively) do not constitute, and could not reasonably be expected to result in a Material Adverse Effect on Interlinq, it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all materiality qualifications contained in such representations and warranties shall be disregarded, and (2) any update of or modification to Disclosure Schedule to the Merger Agreement made or purported to have been made after the date of the Merger Agreement shall be disregarded. When used in connection with Interlinq, the Merger Agreement defines "Material Adverse Effect" as any change, event, circumstance or effect
       (i) that is or could reasonably be expected to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Interlinq, other than any change, event, circumstance or effect arising out of general economic conditions generally affecting the mortgage software or enterprise application integration market or (ii) that does or could reasonably be expected to impair the ability of Interlinq to consummate the transactions contemplated by the Merger Agreement.

     - Each covenant or obligation that Interlinq is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

     - The Merger Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the required vote of Interlinq shareholders, and the aggregate of all Dissenting Shares shall represent no more than 5% of the number of shares of Interlinq common stock outstanding immediately prior to the Effective Time.

     - The consents required to be obtained in connection with the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained and shall be in full force and effect.

     - Since the date of the Merger Agreement, there shall have been no material adverse change in the business, financial condition, operations or results of operations of Interlinq and no event shall have occurred and no circumstance shall exist that could reasonably be expected to have a Material Adverse Effect on the business, financial condition, operations, results of operations of Interlinq.

     - Terlin and Interlinq shall have received sufficient funds to pay the Merger Consideration and otherwise enable Terlin to consummate the transactions contemplated hereby and to meet the working capital requirements of Interlinq, as the surviving corporation, pursuant to financing arrangements and definitive financing agreements completed to the reasonable satisfaction of Terlin.

     - Terlin shall have received an opinion letter from Perkins Coie LLP, dated as of the Closing Date,

     - Interlinq shall have received a letter from KPMG LLP, dated as of the Closing Date and addressed to Interlinq, to the effect that, after reasonable investigation KPMG LLP is not aware of any fact that could preclude the transactions contemplated in the Merger Agreement from being accounted for as a leveraged recapitalization for financial reporting purposes.

     - Terlin shall have received such other documents as Terlin may request in good faith for certain purposes set forth in the Merger Agreement.

     - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     CONDITIONS TO THE OBLIGATIONS OF INTERLINQ. Interlinq's obligations to effect the Merger and otherwise consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the Closing, of certain conditions, including:

     - The representations and warranties of Terlin contained in the Merger Agreement shall have been accurate in all material respects as of the date of the Merger Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date (except that any representation or warranty that specifically refers to the date of the Merger Agreement or any other date other than the Closing Date speaks as of such date), and except that any inaccuracies in such representations and warranties as of the Closing Date will be disregarded if the circumstances giving rise to such inaccuracies (considered individually and collectively) do not constitute, and could not reasonably be expected to result in a Material Adverse Effect on Terlin, it being understood that, for purposes of determining the accuracy of such representations and warranties, (1) all materiality qualifications contained in such representations and warranties shall be disregarded, and (2) any update of or modification to the Terlin Disclosure Schedule made or purported to have been made after the date of the Merger Agreement shall be disregarded. When used in connection with Terlin, the Merger Agreement defines "Material Adverse Effect" as any change, event, circumstance or effect (i) that is or could reasonably be expected to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Terlin, other than any change, event, circumstance or effect arising out of general economic conditions generally affecting the financial markets or (ii) that does or could reasonably be expected to impair the ability of Terlin to consummate the transactions contemplated by the Merger Agreement.

     - Each covenant or obligation that Terlin is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

     - The Merger Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the required vote of Interlinq Shareholders.

     - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     - Interlinq shall have received an opinion letter from Cooley Godward LLP, dated as of the Closing Date.

     - Interlinq shall have received a letter from KPMG LLP, dated as of the Closing Date.
       and addressed to Interlinq, reasonably satisfactory in form and substance to Interlinq, to the effect that, after reasonable investigation KPMG LLP is not aware of any fact that could preclude the transactions contemplated in the Merger Agreement from being accounted for as a leveraged recapitalization for financial reporting purposes.

TERMINATION

     The Merger Agreement may be terminated prior to the Effective Time:

     - by mutual written consent of Interlinq and Terlin;

     - by either Interlinq or Terlin if the Merger shall not have been consummated by May 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate the Merger Agreement to perform any material obligation required to be performed by such party at or prior to the Effective
       Time);

     - by either Interlinq or Terlin if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     - by either Interlinq or Terlin if (1) the Special Meeting shall have been held and (2) the Merger Agreement and the Merger shall not have been approved by the required vote of Interlinq shareholders; provided, however, that Interlinq shall not be permitted to terminate the Merger Agreement unless Interlinq shall have paid to Terlin the fees and expenses, if any, required to be paid to Terlin pursuant to the relevant provision of the Merger Agreement;

     - by Terlin (at any time prior to the adoption and approval of the Merger Agreement and the Merger by the required vote of Interlinq shareholders) if a Triggering Event (as defined below) shall have occurred;

     - by Interlinq, if the Interlinq Board has withdrawn, amended or modified its recommendation in favor of the Merger Agreement and the Merger; provided, however, that Interlinq shall not be permitted to terminate the Merger Agreement unless Interlinq shall have paid to Terlin any fee and expenses required to be paid to Terlin pursuant to the relevant provision of the Merger Agreement;

     - by Terlin if any of Interlinq's representations and warranties in the Merger Agreement shall have been materially inaccurate as of the date of the Merger Agreement, or if any of Interlinq's covenants in the Merger Agreement shall have been breached in any material respect and has not been cured within 15 business days of notice by Terlin thereof; provided, however, that Terlin may not terminate the Merger Agreement if such inaccuracy or breach (considered in the aggregate with all other inaccuracies of breaches) would not result in a failure of the conditions to Terlin's obligations to effect the Merger relating to the accuracy of Interlinq's representations and warranties; or

     - by Interlinq if any of Terlin's representations and warranties in the Merger Agreement shall have been materially inaccurate as of the date of the Merger Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Terlin's covenants in the Merger Agreement shall have been breached in any material respect and has not been cured within 15 business days of notice by Interlinq thereof; provided, however, that Interlinq may not terminate the Merger Agreement if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions to Interlinq's obligations to effect the Merger relating to the accuracy of Interlinq's representations and warranties.

     If the Merger Agreement is terminated pursuant to the provisions set forth above, all further obligations of the parties under the Merger Agreement shall terminate and the Merger Agreement shall be of no further force or effect; provided, however, that:

     - no party shall be relieved of any obligation or other liability arising from any material breach by such party of any provision of the Merger Agreement;

     - the parties shall, in all events, remain bound by and continue to be subject to the provisions relating to expenses and termination and certain other provisions; and

     - such termination shall have no effect on the Confidentiality Agreement dated November 11, 1998 between Interlinq and W.R. Hambrecht + Co., LLC.

     The Merger Agreement defined "Triggering Event" as including:

     - The Interlinq Board failing to recommend, or shall for any reason withdrawing or amending or modifying in a manner adverse to Terlin its unanimous recommendation in favor of, the Merger or approval of the Merger Agreement;

     - The Interlinq Board failing to unanimously reaffirm its recommendation in favor of approval of the Merger Agreement and the Merger within five (5) business days after Terlin requests in writing that such recommendation be reaffirmed;

     - The Interlinq Board approving, endorsing or recommending any Acquisition Proposal;

     - Interlinq entering into any letter of intent or similar document or any contract relating to any Acquisition Proposal (other than certain confidentiality agreements and contracts with advisors or consultants);

     - Interlinq failing to hold the Special Meeting as promptly as practicable and in any event to commence such meeting within 45 days and end such meeting within 60 days after this Proxy Statement/Prospectus is mailed to Interlinq shareholders;

     - A tender or exchange offer relating to securities of Interlinq commencing and Interlinq shall not have sent to Interlinq shareholders, within ten
       (10) business days after the commencement of such tender or exchange offer, a statement that Interlinq recommends rejection of such tender or exchange offer, or

     - An Acquisition Proposal being publicly announced, and Interlinq (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five

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

       (5) business days (but in any event prior to Special Meeting) after such Acquisition Proposal is announced or (B) otherwise fails to oppose actively such Acquisition Proposal.

FEES AND EXPENSES

     Except as provided otherwise, all fees and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     If the Merger Agreement is terminated by Terlin because a Triggering Event occurred prior to the adoption and approval of the Merger Agreement and the Merger by the required vote of Interlinq shareholders or the Merger Agreement is terminated by Interlinq because the Interlinq Board withdrew, amended or modified its recommendation in favor of the Merger Agreement and the Merger, then Interlinq shall pay to Terlin in cash a nonrefundable fee in the amount of $625,000 (the "Termination Fee") and reimbursements for all reasonable out-of-pocket expenses and fees (including fees and expenses payable to all banks and other financial institutions, and their respective agents and counsel, and all fees and expenses of counsel, accountants, financial printers, experts and consultants to Terlin and its affiliates (including W.R. Hambrecht + Co., LLC) and all fees and expenses payable to any governmental body), whether incurred prior to or after the date of the Merger Agreement, in connection with the Merger Agreement, the Merger, the transactions contemplated by the Merger Agreement or any actual or proposed financing (whether in the form of equity or debt) in connection with any such transaction ("Transaction Expenses").

     Interlinq shall pay to Terlin, in cash, reimbursements for its Transaction Expenses if the Merger Agreement is terminated:

     - by Interlinq or Terlin because the Merger was not consummated by May 31, 1999;

     - by Interlinq or Terlin because a court of competent jurisdiction or other governmental body issued a final and nonappealable order, decree or ruling, or took any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     - by Interlinq or Terlin because the Special Meeting was held and the Merger Agreement and the Merger was not approved by the required vote of Interlinq shareholders (excluding a termination of the Merger Agreement following a refusal by Terlin to close solely by virtue of a failure to satisfy the condition to Closing in the Merger Agreement relating to financing); or

     - by Terlin because Interlinq's representations and warranties in the Merger Agreement were materially inaccurate as of the date of the Merger Agreement, or Interlinq's covenants in the Merger Agreement were breached in any material respect and not cured within 15 business days of notice by Terlin thereof.

     If the Merger Agreement is terminated by Interlinq or Terlin because the Special Meeting was held and the Merger Agreement and the Merger were not approved by the required vote of Interlinq shareholders (excluding a termination of the Merger Agreement following a refusal by Terlin to close solely by virtue of a failure to satisfy the condition to Closing in the Merger Agreement relating to financing) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced,

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

submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned prior to the Special Meeting) (a "Pending Proposal"), in the event of the closing, completion or consummation within one year after the date of termination of the Merger Agreement of an Acquisition Transaction relating to a Pending Proposal (regardless of any amendments, modifications or alterations that occur after the termination of the Merger Agreement), a fee of $1,250,000 (the "Total Fee) shall be paid by Interlinq to Terlin immediately after such closing, completion or consummation.

     In addition to the other amounts payable, if the Merger Agreement is terminated by Terlin because a Triggering Event occurred prior to the adoption and approval of the Merger Agreement and the Merger by the required vote of Interlinq shareholders or the Merger Agreement is terminated by Interlinq because the Interlinq Board withdrew, amended or modified its recommendation in favor of the Merger Agreement and the Merger, in the event of the closing, completion or consummation within one year after the date of termination of the Merger Agreement of an Acquisition Transaction relating to a Pending Proposal (regardless of any amendments, modifications or alterations that occur after the termination of the Merger Agreement), an additional fee of $625,000 (the "Topping Fee") shall be paid by Interlinq to Terlin immediately after such closing, completion or consummation.

     Pursuant to a letter agreement, dated December 29, 1998, by and among WRH, Terlin and Interlinq, WRH agreed to invest such amounts of funds in Terlin common stock to provide that a minimum of $625,000 will be available to satisfy any claims of Interlinq against Terlin if Interlinq terminates the Merger Agreement because Terlin's representations and warranties in the Merger Agreement were materially inaccurate as of the date of the Merger Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date) or Terlin's covenants in the Merger Agreement were breached in any material respect and not cured within 15 business days of notice by Interlinq thereof.

     The termination rights described above are not an exclusive remedy under the Merger Agreement.

AMENDMENT

     The Merger Agreement may be amended with the approval of the Interlinq Board and Terlin Board of Directors at any time (whether before or after the adoption and approval of the Merger Agreement and the Articles of Merger and the approval of the Merger by the Interlinq shareholders); provided, however, that after any such adoption and approval of the Merger Agreement and approval of the Merger by Interlinq shareholders, no amendment shall be made which by law requires further approval of Interlinq shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

MANAGEMENT AFTER THE MERGER

     At the Effective Time, Terlin will cease its corporate existence and Interlinq will remain the surviving corporation. The officers and directors of Interlinq will remain officers and directors after the Effective Time, with the addition of John D. Delafield, who shall serve as a director.

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

INDEMNIFICATION OF DIRECTORS AND OFFICERS PURSUANT TO THE MERGER AGREEMENT

     All rights to indemnification existing in favor of those persons who are directors and officers of Interlinq as of December 29, 1998 (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time as provided in Interlinq's bylaws[ and as provided in the indemnification agreements between Interlinq and said Indemnified Persons] shall survive the Merger and shall be observed by Interlinq, as the surviving corporation, to the fullest extent available under Washington law for a period of six (6) years from the Effective Time.

     Until the sixth anniversary of the Effective Time, Interlinq, as the surviving corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Interlinq as of the date of the Merger Agreement (the "Existing Policy"); provided, however, that (1) Interlinq, as the surviving corporation, may substitute for the Existing Policy a policy or policies of comparable coverage, and (2) Interlinq, as the surviving corporation, shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of one hundred and fifty percent (150%) of the current annual premium. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds one hundred fifty percent (150%) of the current annual premium, Interlinq, as the surviving corporation, shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to one hundred and fifty percent (150%) of the current annual premium.

                           GOING PRIVATE TRANSACTION

     The Merger will have to comply with any applicable federal laws operative at the Effective Time. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions. Interlinq recognizes that Rule 13e-3 will be applicable to the Merger. Rule 13e-3 requires, among other things, that certain financial information concerning Interlinq and certain information relating to the fairness of the Merger and the consideration offered to nonaffiliated shareholders in such transaction be filed with the SEC and distributed to nonaffiliated shareholders before the consummation of the Merger. Information required by Rule 13e-3 is included in this Proxy Statement/Prospectus.

                              REVERSE STOCK SPLIT

     The Merger Agreement provides that the Interlinq Board will effect a Reverse Stock Split following the Merger if requested by Terlin prior to the Effective Time. Under the terms of the Merger Agreement, the Reverse Stock Split would be in such ratio (the "Reverse Stock Split Ratio") to cause Interlinq to have fewer than 300 but not less than 275 holders of record after the Reverse Stock Split.

     At the Special Meeting the Interlinq shareholders will consider and vote upon a proposal authorizing the Interlinq Board to effect the Reverse Stock Split in the event that the Reverse Stock Split is requested by Terlin prior to the Effective Time.

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

     At its meeting of December 29, 1998, the Interlinq Board, including the Special Committee, by unanimous vote of all of the disinterested directors, adopted a resolution approving the Reverse Stock Split and determined the Reverse Stock Split, if effected in connection with the Merger, to be fair to and in the best interests of Interlinq and the Interlinq shareholders. The Interlinq Board recommends that Interlinq shareholders vote FOR the approval and adoption of the Reverse Stock Split.

VOTE NEEDED FOR APPROVAL

     The affirmative vote of a majority of the outstanding shares of Interlinq common stock, whether in person or by proxy, at the Special Meeting is required to approve the Reverse Stock Split and the related Reverse Stock Split Amendment.

EFFECT OF THE REVERSE STOCK SPLIT

     The Reverse Stock Split would be effected by an amendment to the Articles of Incorporation (the "Reverse Stock Split Amendment") contained in Appendix C to this Proxy Statement which is incorporated by reference herein. The Reverse Stock Split Amendment would become effective upon its filing with the Secretary of State of Washington (the "Reverse Stock Split Effective Time"). At the Reverse Stock Split Effective Time, without further action on the part of Interlinq or the Interlinq shareholders, each share of Interlinq common stock will be converted into that fraction of a share of Interlinq common stock as determined by the Reverse Stock Split Ratio. Fractional shares of Interlinq common stock would not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Interlinq common stock as a consequence of the Reverse Stock Split would receive a cash payment (without interest) in the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the Cash-Out Amount. See "-- Exchange Stock Certificates and Payment of Fractional Shares." The interest of such Interlinq shareholder would thereby be terminated, and such shareholder would have no right to share in the assets or future growth of Interlinq. Each Interlinq shareholder who owns one or more shares of Interlinq common stock after the Reverse Stock Split Effective Time by virtue of the operation of the Reverse Stock Split Ratio would continue to own shares of Interlinq common stock and would share in the assets and future growth of Interlinq.

     Adoption of the Reverse Stock Split proposal as of the end of Interlinq's most recent fiscal year, June 30, 1998, would not have had an effect on net income for the year ended June 30, 1998. However, net earnings per share would have been proportionally increased, in an amount which is dependent upon the Reverse Stock Split Ratio. No adjustment has been made for the reduction in the number of shares of Interlinq common stock resulting from the payment of cash for fractional shares.

     Interlinq has outstanding various stock options pursuant to the Interlinq Stock Option Plans. If the Reverse Stock Split is implemented, both the per share exercise price and the number of shares of Interlinq common stock issuable upon the exercise of each option will be appropriately adjusted.

     If implemented, the Reverse Stock Split would likely result in some shareholders owning "odd-lots" of less than 100 shares of Interlinq common stock. Because brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions on "round-lots" of even multiples of 100 shares, Interlinq shareholders who elect to retain some or all of their shares may incur additional brokerage commissions and other costs, but only if the Merger does not result in Interlinq becoming a private company.

     If the Reverse Stock Split is implemented, Interlinq shareholders who remain as shareholders after the Reverse Stock Split will experience a decrease in access to information and a decrease in liquidity. If the Reverse Stock Split is effected and Interlinq terminates the registration of Interlinq common stock under the Exchange Act, Interlinq would no longer be subject to the periodic reporting requirements and the proxy rules of the Exchange Act. Although Interlinq would send audited financial statements to its remaining shareholders upon their request, less information would be available than if Interlinq continued to be an Exchange Act reporting company. In addition, following the Reverse Stock Split, Interlinq would no longer meet the requirements for listing on Nasdaq and would delist the Interlinq common stock. The termination of Interlinq's Exchange Act registration and its delisting from Nasdaq would cause the trading market for Interlinq's common stock to disappear.

REASONS FOR THE REVERSE STOCK SPLIT

     Implementation of the Reverse Stock Split would relieve Interlinq of the administrative burden and cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of Exchange Act registration. The Interlinq Board believes that Interlinq derives limited benefit from the continued registration of Interlinq common stock under the Exchange Act and that the monetary expense and burden to management of continued registration may outweigh any material benefit that may be received by Interlinq or its shareholders as a result of such registration.

     The Reverse Stock Split would reduce the number of shareholders of record to less than 300 shareholders and would cause Interlinq common stock to cease to be registered under the Exchange Act at the end of the fiscal year ending June 30, 1999 and to be delisted from the Nasdaq. The Interlinq Board has no present intention to raise capital through sales of securities in a public offering in the foreseeable future or to acquire other business entities using stock as the consideration for any such acquisition. Accordingly, Interlinq is not likely to make use of any advantage (for raising capital, effecting acquisitions or other purposes) that Interlinq's status as a reporting company may offer. In addition, certain of Interlinq's competitors are not publicly held. Interlinq may suffer a competitive disadvantage from being required to disclose certain information that privately held companies do not disclose.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     The exchange of shares of Interlinq common stock would occur on the date of the Reverse Stock Split Effective Time without any action on the part of Interlinq shareholders and without regard to the date certificates representing pre-split shares of Interlinq common stock are physically surrendered for certificates representing post-split shares of Interlinq common stock. The Exchange Agent would exchange certificates. In the event that the number of shares of post-split Interlinq common stock includes a fractional number of shares, Interlinq would pay to the shareholder, in lieu of the issuance of fractional shares of Interlinq, a cash payment (without interest) in the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the Cash-Out Amount of $9.25.

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

     As soon as practicable after the Reverse Stock Split Effective Time, if any, a letter of transmittal would be mailed to each holder of record of Interlinq common stock certificates to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of post-split Interlinq common stock such shareholders are entitled to receive as a consequence of the Reverse Stock Split. After receipt of such transmittal form, each holder would surrender the certificates representing pre-split shares of Interlinq common stock. Each holder who surrenders certificates would receive new certificates representing the whole number of shares of post-split Interlinq common stock to which he or she is entitled and any cash payable in lieu of a fractional share. The transmittal forms would be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNLESS THEY RECEIVE A TRANSMITTAL FORM.

     If the Reverse Stock Split occurs, after the Reverse Stock Split Effective Time, each certificate representing pre-split shares of Interlinq common stock would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of post-split shares of Interlinq common stock, and the right to receive from Interlinq the amount of cash for any fractional shares, into which the shares evidenced by such certificates have been converted, except that the holder of such unexchanged certificates would not be entitled to receive any dividends or other distributions payable by Interlinq after the Reverse Stock Split Effective Time until the certificates representing pre-split shares of Interlinq common stock have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of the surrender of the certificates for pre-split shares of Interlinq common stock, all such unpaid dividends or distributions would be paid without interest.

DISSENTER'S RIGHTS

     Interlinq shareholders have the right to dissent from the Reverse Stock Split and, subject to certain conditions, to receive payment of the "fair value" of their shares of Interlinq common stock, as provided in Sections 23B.13.101 through 23B.13.310 of the WBCA. See "RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS."

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of the material United States federal income tax consequences of the Reverse Stock Split, if implemented, for holders of Interlinq common stock. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that may be material to any shareholder based on that shareholder's particular tax circumstances. The discussion is based on current provisions of the Code, existing, proposed and temporary regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to shareholders in whose hands the shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of holders of shares, such as insurance companies, tax-exempt organizations, pension funds, banks, holders that hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction, and broker-dealers, who may be subject to special rules. This discussion does not cover the federal income tax consequences to a holder of shares who,

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

for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any state, local or foreign income or other tax laws.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO THEM AND THE PARTICULAR TAX EFFECTS TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

EXCHANGE OF INTERLINQ COMMON STOCK SOLELY FOR CASH

     In the case of shareholders who receive only cash in exchange for all of their Interlinq common stock, the cash will be treated as a distribution in redemption of the shareholder's Interlinq common stock. If the distribution results in a complete termination of the shareholder's direct and indirect interest in Interlinq, capital gain or loss will be recognized by such shareholder in an amount equal to the difference between the amount of cash received in the redemption and the adjusted basis of the Interlinq common stock surrendered. The gain or loss will be long-term capital gain or loss if the shareholder will have held, or be deemed to have held, the Interlinq common stock for more than one year as of the time of the Reverse Stock Split.

EXCHANGE OF INTERLINQ COMMON STOCK SOLELY FOR NEW INTERLINQ COMMON STOCK

     A shareholder who receives solely shares of new Interlinq common stock pursuant to the Reverse Stock Split will recognize no gain or loss under Section 354 of the Code as a result of the characterization of the Reverse Stock Split as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. The aggregate basis of the shares of new Interlinq common stock received by such shareholder pursuant to the Reverse Stock Split will be the same as the aggregate tax basis of the Interlinq common stock surrendered in exchange. The holding period of the new Interlinq common stock received by such shareholder will include the holding period of the currently outstanding Interlinq common stock surrendered in the exchange.

EXCHANGE OF INTERLINQ COMMON STOCK FOR CASH AND NEW INTERLINQ COMMON STOCK

     Amount of Gain Recognized. Subject to the discussion below regarding the tax consequences of the aggregation of the Merger and the Reverse Stock Split (the "Aggregation Discussion"), a shareholder who receives a combination of Interlinq common stock and cash pursuant to the Reverse Stock Split will recognize gain, if any, (but not loss), realized with respect to all Interlinq common stock exchanged (whether for new Interlinq common stock or cash), but in an amount not in excess of the amount of cash received. Because this rule taxes gain inherent in all of the Interlinq common stock exchanged for cash or new Interlinq common stock, a shareholder might be subject to gain in an amount that exceeded the gain inherent in the shares surrendered for cash.

     Character of Recognized Gain. Subject to the Aggregation Discussion below, any recognized gain will be capital gain unless such receipt of cash has the effect of a distribution of a dividend within the meaning of Section 356 of the Code. If the payment of cash for Interlinq common stock is considered a dividend, the cash payment will be taxable as ordinary income to the extent of the shareholder's ratable share of Interlinq's earnings and profits ("E & P"). If the cash payment exceeds such holder's pro rata share of the E & P, the excess will be treated first as a basis-reducing, tax free return of capital to the extent of the holder's basis in each retained share of Interlinq common stock and then as a capital gain.

     Under current law, a distribution to a shareholder will not be considered to have the effect of the distribution of a dividend if it is "substantially disproportionate" with respect to the shareholder or if it is "not essentially equivalent to a dividend" to the shareholder. For purposes of these tests, the shareholders presumably are treated as if they received solely new Interlinq common stock pursuant to the Reverse Stock Split and then received cash through a redemption by Interlinq of a number of such shares having a value equal to the cash amount.

     A distribution will be "substantially disproportionate" with respect to a shareholder if the shareholder's proportionate interest in the new Interlinq common stock actually held by the shareholder after the Reverse Stock Split is less than 80% of what the shareholder's proportionate interest in the Interlinq common stock would have been if solely Interlinq common stock had been distributed in the Reverse Stock Split. In applying this test for purposes of
Section 356 of the Code, the constructive ownership rules of Section 318 of the Code (under which shareholders are treated as holding not only their own shares but also shares held by certain related persons and entities) are applicable.

     Even though a distribution does not satisfy the substantially disproportionate test discussed above, it still may be "not essentially equivalent to a dividend" depending upon the shareholder's particular facts and circumstances. The United States Supreme Court in Davis v. United States, 397 U.S. 301, 313 (1970), concluded that in order for a distribution to be considered not essentially equivalent to a dividend, there must be a "meaningful reduction of the shareholder's proportionate interest." Shareholders who increase their proportionate interest in Interlinq as a result of the Reverse Stock Split will not experience a meaningful reduction in their proportionate interest in Interlinq, and therefore will be treated as having received a distribution of cash essentially equivalent to a dividend. See Rev. Rul. 78-351, 1978-2 C.B. 148 (holding that no special rule applies to cash received for fractional shares in the case of a reverse stock split).

     Basis and Holding Period. A shareholder who receives new Interlinq common stock and cash will receive a basis in such new Interlinq common stock that will be the same as the basis of the Interlinq common stock surrendered in the exchange, decreased by the amount of any cash received, and increased by the amount of any gain recognized on the exchange. The holding period of the new Interlinq common stock received by such a shareholder will include the holding period of the Interlinq common stock surrendered in the exchange.

TAX IMPACT IF THE MERGER AND THE REVERSE STOCK SPLIT ARE AGGREGATED FOR TAX PURPOSES

     Amount of Gain Recognized. It is unclear whether the Merger and the Reverse Stock Split transactions will be treated as separate transactions or aggregated and treated as parts of a single transaction under the "step transaction" doctrine for purposes of determining the amount and character of the cash received in the Merger and the Reverse Stock Split by shareholders who receive some new Interlinq common stock in the Reverse Stock Split.

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

The fact that the Reverse Stock Split is subject to a separate shareholder vote and is not a condition to the Merger will not necessarily mean that the transactions will be treated separately. See Rev. Rul. 75-406, 1975-2 C.B. 125 and Rev. Rul. 96-30, 1996-1 C.B. 36 (both obsoleted by Rev. Rul. 98-27, 1998-22
I.R.B 4 for a change in the Code not relevant here). If the Merger and the Reverse Stock Split transactions are aggregated, the cash received in the Merger will be considered to have been received as a part of a recapitalization subject to the rule described above requiring a shareholder who receives some cash and some new Interlinq common stock to recognize gain, if any, (but not loss), realized with respect to all Interlinq common stock exchanged in the Merger and the Reverse Stock Split (whether for new Interlinq common stock or cash), but in an amount not in excess of the amount of cash received in both the Merger and the Reverse Stock Split.

     Character of Gain Recognized. If the Merger and the Reverse Stock Split transactions are aggregated, the reduction of a shareholder's proportionate interest effected by the Merger and by the Reverse Stock Split will be combined to determine whether the Merger and the Reverse Stock Split together effected a "substantially disproportionate" distribution. Moreover the shares surrendered in the Merger will be combined with the shares surrendered in the Reverse Stock Split to determine whether a "meaningful reduction" of the shareholder's proportionate interest has occurred for dividend equivalency purposes.

ALTERNATIVE MINIMUM TAX

     Capital gain and dividends are also included in alternative minimum taxable income which may be subject to a special minimum tax at a 26% or 28% rate (depending on the taxpayer's alternative minimum taxable income), to the extent the minimum tax exceeds regular tax liabilities. Alternative minimum taxable income is reduced by various exemption amounts, which are phased out above certain levels.

WITHHOLDING

     Payments in connection with the Reverse Stock Split may be subject to "backup withholding" at a rate of 31%, unless a holder of shares (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number ("TIN") to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. Shareholders should consult with their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Holders may prevent backup withholding by completing a Substitute Form W-9 or, in the case of foreign holders, a Form W-8, and submitting it to the paying agent along with the transmittal letter.

     The tax discussion set forth above is included for general information only and does not refer to the particular facts and circumstances of any specific shareholder. Shareholders, particularly those who have acquired shares of common stock in compensation-related transactions, are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the transaction, as well as for advice as to the application and effect of state, local and foreign income and other tax laws.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following tables show the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Interlinq who beneficially own more than 5% of Interlinq common stock as of January 25, 1999. The tables also show beneficial ownership as of January 25, 1999 for each director, for each executive officer and for all executive officers and directors as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the beneficial owners known to Interlinq who own more than 5% of the outstanding Interlinq common stock. To Interlinq's knowledge, each of the named persons has sole voting and investment power with respect to the shares shown.

                                     AMOUNT AND NATURE    PERCENT OF       PERCENT OF
        NAME AND ADDRESS OF            OF BENEFICIAL      CLASS OWNED      CLASS OWNED
         BENEFICIAL OWNER                OWNERSHIP       BEFORE MERGER   AFTER MERGER(2)
        -------------------          -----------------   -------------   ---------------
George S. Sarlo....................       357,599(1)          7.0%            10.5%
  The Walden Group
  750 Battery Street, 7th Floor
  San Francisco, California 94111
William R. Hambrecht...............       372,492(3)          7.5%            10.9%(4)
  550 Fifteenth Street
  San Francisco, California 94103
Ironstone Group, Inc. .............       372,492(5)          7.5%            10.9%(4)
  One Bush Street, Suite 1240
  San Francisco, California 94104
J. Carlo Cannell...................       580,200(6)         11.3%            17.1%
  D/B/A Cannell Capital Management
  600 California Street, Floor 14
  San Francisco, CA 94108

-------------------------
(1) With respect to 297,259 of the shares, sole voting power for 234,295 shares is held by the George S. Sarlo Revocable Trust, DTD 12-23-91, sole voting power for 7,033 shares is held by the George S. Sarlo SEPIRA, DTD 12-5-97, sole voting power for 3,000 shares is held by the George S. Sarlo IRA Rollover, DTD 4-25-85, and sole voting power for 52,931 shares held by the Walden Management Corporation Pension FBO George S. Sarlo DTD 1-8-80. In addition, voting power for 60,340 shares is shared by three general partners of Walden Partners II, LP.

(2) Assumes that the beneficial owner listed elects to retain all of his or its shares in the Merger, and that the number of shares the beneficial owner is able to retain is not reduced as a result of proration. Interlinq has been informed that William R. Hambrecht and Ironstone Group, Inc. intend to elect to retain their shares of Interlinq. Interlinq has not received any indication whether Mr. Sarlo or Mr. Cannell will elect to retain their respective shares.

(3) With respect to 109,292 of the shares, 47,942 shares are held by The Hambrecht 1980 Revocable Trust and 61,800 shares are held by W.R. Hambrecht & Co., L.L.C. In addition, 263,200 shares beneficially owned by Ironstone Group, Inc. are attributable to William R. Hambrecht by virtue of Rule 13d-5(b)(1) of the Exchange Act.

(4) Does not include shares of Interlinq common stock that will be issued to Terlin in the Merger. Mr. Hambrecht and Ironstone Group, Inc. may be deemed to have beneficial ownership of some of such shares.

(5) 109,292 shares beneficially owned by William R. Hambrecht are attributable to Ironstone Group, Inc. by virtue of Rule 13d-5(b)(1) of the Exchange Act.

(6) With respect to the 580,200 shares, sole voting power for 215,000 shares is held by Tonga Partners, LP; sole voting power for 44,500 shares is held by Pleiades Investment Partners, LP; sole voting power for 20,700 shares is held by George S. Sarlo 1995 Charitable Remainder Trust; sole voting power for 125,000 shares is held by The Cuttyhunk Fund Limited; sole voting power for 60,400 shares is held by Canal Ltd.; sole voting power for 49,200 is held by Goldman Sachs Performance Partners (Offshore), L.P.; sole voting power for 65,400 is held by Goldman Sachs Performance Partners, L.P.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of              , 1999 the number of
shares of Interlinq common stock owned by each Interlinq director, each of Interlinq's executive officers, and all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.

                                          AMOUNT AND NATURE    PERCENT OF    PERCENT OF
                                            OF BENEFICIAL     CLASS BEFORE   CLASS AFTER
        NAME OF BENEFICIAL OWNER              OWNERSHIP        MERGER(1)      MERGER(2)
        ------------------------          -----------------   ------------   -----------
Theodore M. Wight.......................        73,000(3)          1.4%          1.1%
Robert W. O'Rear........................        44,000(3)            *             *
Robert J. Gallagher.....................        54,895(3)            *             *
Jiri M. Nechleba........................       400,000(4)          7.2%           --
Stephen A. Yount........................       106,000(4)(5)       2.0%           --
David A. Sperline.......................       105,000(4)          2.0%           --
Patricia R. Graham......................        92,500(4)          1.8%           --
All directors and executive officers as
  a group (7 persons)...................       875,395            14.7%          1.8%

-------------------------
 * Less than 1% of the outstanding shares of Interlinq common stock.

(1) Shares of Interlinq common stock subject to options that are currently exercisable or will be exercisable immediately prior to the Merger, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Assumes that the beneficial owner listed elects to retain all of his or her shares in the Merger, and that the number of shares the beneficial owner is able to retain is not reduced as a result of proration. Options held by the beneficial owner listed will automatically accelerate and be terminated in the Merger and therefore will not result in equity ownership after the Merger.

(3) Includes options to purchase 37,000 shares of Interlinq common stock that are currently exercisable or will be exercisable immediately prior to the Merger.

(4) Represents options to purchase shares of Interlinq common stock that are currently exercisable or will be exercisable immediately prior to the Merger.

(5) Does not include 14,221 shares held by the Interlinq 401(k) Plan. Mr. Yount shares voting power with respect to these shares with the 40l(k) Plan trustees. Mr. Yount disclaims beneficial ownership with respect to the shares held by the Interlinq 401(k) Plan.

TRANSACTIONS BY CERTAIN PERSONS IN INTERLINQ COMMON STOCK

     No transactions in Interlinq common stock were effected by any member of the Special Committee or any executive officer of Interlinq during the 60 day period preceding the date of this Proxy Statement.

     As indicated in the table below, Interlinq has engaged in repurchases of its common stock in open market and negotiated block transactions from time-to-time.

                                         NUMBER OF            RANGE OF         AVERAGE
                                    SHARES REPURCHASED     PURCHASE PRICE   PURCHASE PRICE
                                   ---------------------   --------------   --------------
Fiscal Year Ended June 30, 1997
  First Quarter..................          40,000          $3.63 - $3.75        $3.65
  Second Quarter.................         527,000          $4.13 - $4.75        $4.58
  Third Quarter..................               0               --                 --
  Fourth Quarter.................          75,000          $3.94 - $4.00        $3.98
Fiscal Year Ended June 30, 1998
  First Quarter..................         134,500          $4.00 - $4.63        $4.37
  Second Quarter.................         152,000              $4.19            $4.19
  Third Quarter..................          10,900              $4.63            $4.63
  Fourth Quarter.................               0               --                 --
Fiscal Year Ended June 30, 1999
  First Quarter..................               0               --                 --
  Second Quarter (through
     November 30, 1998)..........         250,000          $4.75 - $6.00        $5.01

                     DESCRIPTION OF INTERLINQ CAPITAL STOCK

     The authorized capital stock of Interlinq consists of 5,000,000 shares of preferred stock, par value $.01 per share, of which 2,500,000 shares have been designated "Series A Preferred Stock" and none of which is issued or outstanding as of the date of this Proxy Statement/Prospectus, and 30,000,000 shares of common stock, par value $.01 per share, of which 5,128,662 are issued and
outstanding as of January 21, 1999 and held of record by      shareholders.
Interlinq has 1,116,259 shares of Interlinq common stock subject to issuance upon exercise of options outstanding pursuant to the Interlinq Stock Option Plans. The following description of the capital stock of Interlinq and certain provisions of the Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, a copy of each of which is on file with the SEC.

INTERLINQ COMMON STOCK

     Holders of Interlinq common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors, and are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Interlinq Board out of funds legally available. In the event of a liquidation, dissolution or winding up of Interlinq, holders of Interlinq common stock are entitled to share ratably in all assets remaining after payment of Interlinq's liabilities and the liquidation preference, if any, of any outstanding shares of Interlinq preferred stock. Holders of Interlinq common stock have no preemptive or other subscription rights and no rights to convert their Interlinq common stock into other securities, and there are no redemptive provisions with respect to such shares. All of the outstanding shares of Interlinq common stock are, and the shares of Interlinq common stock following the Merger shall be, fully paid and non-assessable. The rights, preferences and privileges of holders of Interlinq common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Interlinq preferred stock, if any, which Interlinq, either prior to or after the Merger, may designate and issue in the future.

INTERLINQ PREFERRED STOCK

     The Interlinq Board has the authority, without further vote or action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Interlinq preferred stock from time to time in one or more series, to establish the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. The issuance of Interlinq preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely effect, among other things, the rights of existing Interlinq shareholders or could have the effect of delaying, deferring, or preventing a "change in control" of Interlinq without further action by Interlinq shareholders. In addition, the issuance of Interlinq preferred stock could decrease the amount of earnings and assets available for distribution to holders on Interlinq common stock. The Interlinq Board has no current plans to issue any Interlinq preferred stock and has agreed, pursuant to the terms of the Merger Agreement, not to issue any such shares.

WASHINGTON ANTI-TAKEOVER STATUTE

     Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a takeover or change in control of a company with a class of securities registered under Sections 12 or 15 of the Exchange Act (a "Reporting Company"). Interlinq is currently a Reporting Company. Chapter 23B.19 of the WBCA prohibits a Reporting Company, with certain exceptions, from engaging in certain significant business transactions with an "acquiring person" (defined as a person who acquires 10% or more of such Reporting Company's voting securities without the prior approval of such Reporting Company's board of directors) for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period, such Reporting Company may engage in otherwise proscribed transactions, so long as the transaction complies with certain fair price provisions of the statute or is approved by a majority of disinterested shareholders within each voting group entitled to vote separately. A Reporting Company may not exempt itself from coverage of this statute.

CAPITAL STOCK OF INTERLINQ FOLLOWING THE MERGER AND REVERSE STOCK SPLIT

     If the Merger Agreement and Merger are approved by the requisite vote of the Interlinq shareholders at the Special Meeting and, therefore, the amendments to the Articles of Incorporation and Bylaws are approved by the Interlinq shareholders, the Articles of Incorporation will be amended to read as set forth in Appendix D (the "Post-Merger Articles") and the Bylaws will be amended to read as set forth in Appendix E (the "Post-Merger Bylaws"). As amended, the Post-Merger Articles and the Post-Merger Bylaws will be the Articles of Incorporation and Bylaws of Interlinq following the Merger, until such time as they are amended again. After the Merger, Interlinq will have the same authorized common stock as it did prior to the Merger but no authorized preferred stock.

             COMPARISON OF CERTAIN RIGHTS OF INTERLINQ SHAREHOLDERS

GENERAL

     Both prior to and following the Merger, Interlinq shall be a Washington corporation subject to the provisions of the WBCA. Currently, an Interlinq shareholder's rights are governed by the Articles of Incorporation, the Bylaws and the WBCA. An Interlinq shareholder will remain an Interlinq shareholder and his or her rights will be determined by the Post-Merger Articles, the Post-Merger Bylaws and the WBCA if (1) such shareholder elects to retain at least a portion of his or her Interlinq shares, (2) the Merger Agreement and Merger are approved at the Special Meeting, and (3) such shareholder retains at least one share of Interlinq common stock following the Merger and, if undertaken, the Reverse Stock Split.

     The following is a summary of the material differences in the rights of Interlinq shareholders prior to and following the Merger if the Merger Agreement and the Merger are approved at the Special Meeting and the Merger is consummated. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing laws, the Articles of Incorporation, the Bylaws, the Post-Merger Articles and the Post-Merger Bylaws.

ELIMINATION OF PREFERRED STOCK

     Currently, the Articles of Incorporation authorize 5,000,000 shares of Interlinq preferred stock. Following the Merger, the Post-Merger Articles would eliminate the Interlinq preferred stock such that the only authorized shares of Interlinq would be 30,000,000 shares of Interlinq common stock.

AMENDMENTS TO ARTICLES OF INCORPORATION

     Currently, the Articles of Incorporation require the affirmative vote of two-thirds of the outstanding shares to approve the amendment of certain of provisions of the Articles of Incorporation, the affirmative vote of a majority of the outstanding shares to approve the amendment of certain other provisions of the Articles of Incorporation, and no shareholder vote to approve the amendment of the remaining provisions of the Articles of

Incorporation. Following the Merger, the Post-Merger Articles require the affirmative vote of a majority of the outstanding shares to approve the amendment of any provision of the Post-Merger Articles requiring shareholders approval.

ACTION BY SHAREHOLDERS WITHOUT A MEETING OR VOTE

     Currently, the Bylaws allow action which could be taken at a meeting of the shareholders to be taken without a meeting if written consents signed by all shareholders entitled to vote on the action are delivered to Interlinq. Following the Merger, the Post-Merger Articles would allow action which could be taken at a meeting of the shareholders to be taken without a meeting or a vote if either (1) the action is taken by all shareholders entitled to vote on the action, or (2) if Interlinq is not a public company, the action is taken by the number of shareholders necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

NOTICE OF SHAREHOLDERS' MEETINGS

     Currently, the Bylaws require that notice of a shareholder meeting be sent to shareholders not less than 30 nor more than 60 days before the meeting. Following the Merger, the Post-Merger Bylaws would require notice to be sent to shareholders not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Post-Merger Articles, a plan of merger of share exchange, the sale, lease, exchange or other disposition of all or substantially all of Interlinq's assets other than in the regular course of business or the dissolution of Interlinq shall be given not less than 20 nor more than 60 days before the meeting.

NOTICE TO INTERLINQ

     Currently, the Bylaws require that shareholders obligated to give notice to Interlinq in connection with business proposed by shareholders to be considered at the Annual Meeting deliver such notice by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at Interlinq's principal office. Following the Merger, the Post-Merger Bylaws would eliminate this requirement.

FILLING VACANCIES ON THE INTERLINQ BOARD

     Currently, the Bylaws require that a vacancy created by the removal of a director for cause shall be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the director removed. Following the Merger, the Post-Merger Bylaws would allow the vacancy to be filled by a vote of all holders entitled to vote, the Board or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors.

ELIMINATION OF CLASSIFIED BOARD

     Currently, the Bylaws provides for classes of directors whose terms, ranging from one to three years, are staggered. The Interlinq Board presently consists of four directors, divided into two classes of two directors each, who serve two year terms. Following the Merger, the Post-Merger Bylaws would eliminate classes of directors and limit a director's term to one year, with all directors' terms expiring at the next annual meeting following the election of the directors.

SPECIAL MEETINGS

     Currently, the Bylaws vest the power to call a special meeting of the Interlinq Board in the Chairman of the Board, the President, the Secretary or any two directors. In addition, a director may not call a special meeting of any committee designated by the Interlinq Board. Following the Merger, the Post-Merger Bylaws would allow special meetings of the Interlinq Board to be called by just one director, and special meetings of any committee designated by the Interlinq Board could be called by any director serving as a member of such committee.

REMOVAL OF DIRECTORS

     Currently, the Bylaws state that a director may only be removed for cause and such removal requires the vote of at least two-thirds of the holders of the shares entitled to elect the director whose removal is sought. Following the Merger, the Post-Merger Bylaws would allow the removal of a director, with or without cause, upon a majority vote of the holders of the shares entitled to elect the director whose removal is sought.

AMENDMENTS TO BYLAWS

     Currently, the Bylaws hold that the Interlinq Board shall have the power to adopt, amend or repeal the Bylaws subject to approval by a majority of the Continuing Directors (as that term is defined in the Articles of Incorporation). In addition, the Bylaws allow Interlinq shareholders to adopt, amend or repeal the Bylaws by the affirmative vote of at least two-thirds of the shares of the outstanding shares. Following the Merger, the term "Continuing Directors" would be replaced by directors, and would reduce the shareholder vote required to adopt, amend or repeal the Post-Merger Bylaws to the affirmative vote of a majority of the outstanding shares.

STATUTORY ANTITAKEOVER PROTECTION

     As previously discussed, Interlinq is currently subject to certain provisions of Washington law that may have the effect of delaying, deterring or preventing a takeover or change in control of a Reporting Company, which is a company with a class of securities registered under Sections 12 or 15 of the Exchange Act. As a result of the Merger, Reverse Stock Split and subsequent delisting of Interlinq common stock from the Nasdaq, Interlinq would no longer be a Reporting Company and thus would not be subject to the provisions of Washington law providing antitakeover protection. After delisting, Interlinq would become subject to the antitakeover provisions only if the Board of Directors and shareholders approve an amendment to the Articles of Incorporation providing that Interlinq shall be subject to Washington's antitakeover statute.

                  RIGHTS OF DISSENTING INTERLINQ SHAREHOLDERS

     The following summary of the availability of dissenters' rights for Interlinq shareholders pursuant to the Merger Agreement and Merger and/or the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to Chapter 23B.13 of the WBCA, a copy of which is attached to this Proxy Statement as Appendix F. Any shareholder contemplating the exercise of dissenters' rights is urged to review the full text of Chapter 23B.13 of the WBCA. The procedures set forth in such Chapter must be followed exactly or dissenters' rights may be lost.

     An Interlinq shareholder who properly follows the procedures for dissenting and demanding payment for his or her Interlinq common stock pursuant to Chapter 23B.13 (as summarized below) may be entitled to receive in cash the "fair value" of his or her Interlinq common stock in lieu of the consideration provided in the Merger Agreement and/or the Reverse Stock Split. The "fair value" of a dissenting Interlinq shareholder's shares will be the value of such shares immediately prior to the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. The "fair value" could be more than, equal to or less than the value of the consideration the shareholder would have received pursuant to the Merger Agreement or the Reverse Stock Split if the shareholder had not dissented. In the event the dissenting shareholder and the corporation cannot agree on the "fair value" of the dissenter's Interlinq common stock, "fair value" may ultimately be determined by a court in an appraisal proceeding.

     To properly exercise dissenters' rights with respect to the Merger and to be entitled to payment under Chapter 23B.13 of the WBCA, a holder of Interlinq common stock must, among other things,

     - prior to the Special Meeting, deliver to Interlinq written notice of the shareholder's intent to demand payment for his or her shares if the Merger is effected;

     - not vote his or her shares in favor of the Merger; and

     - upon receipt of a dissenter's notice from Interlinq (as described below), timely deliver a demand for payment, certifying whether the shareholder acquired beneficial ownership before the date of the first announcement to the news media or to shareholders of the terms of the Merger, and timely deposit the shareholder's Interlinq certificates in accordance with the terms of the dissenter's notice.

Thus, any holder of Interlinq common stock who wishes to dissent from either the Merger or the Reverse Stock Split, or both, and who executes and returns a proxy on the accompanying form must specify that such holder's shares are to be voted against the Merger or the Reverse Stock Split, as the case may be, or that the proxy holder should abstain from voting such holder's shares in favor of the Merger or the Reverse Stock Split, as the case may be. A vote against the Merger or Reverse Stock Split is not a proper exercise of dissenters' rights. If the shareholder returns a proxy without voting instructions, such holder's shares will automatically be voted in favor of the Merger and the Reverse Stock Split, and the shareholder will lose any dissenters' rights. Similarly, if the shareholder returns a proxy with instructions to vote in favor of the Merger and/or the Reverse Stock Split, the shareholder will lose any dissenter's rights in connection with the proposal for which the shareholder voted in favor. Within 10 days after the Effective Time, Interlinq will send a written dissenter's notice to each holder of Interlinq common stock who satisfied the requirements of the first two bullet-pointed clauses above, indicating where the payment demand must be sent and where and when Interlinq share certificates must be deposited. Such notice will include, among other things, a form of payment demand that includes the date of the first announcement to the news media or to shareholders of the terms of the Merger and requires the person asserting dissenters' rights to certify whether or not such person acquired beneficial ownership of the shares before that date, and will set the date by which Interlinq must receive the payment demand, which date may not be less than 30 or more than 60 days after the dissenter's notice is delivered. Shareholders who fail to file timely written intent to demand payment or who vote in favor of the Merger will not be entitled to receive the dissenter's notice and will be bound by the terms of the Merger Agreement. Written objections to the Merger by holders of Interlinq common stock should be addressed to the Secretary of Interlinq at its headquarters at 11980 N.E. 24th Street, Bellevue, Washington 98005. Such objections must be received by Interlinq prior to the Special Meeting.

     A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     - the beneficial shareholder submits to Interlinq the record shareholder's written consent to dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     - the beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     Within 30 days after the later of the Effective Time and the date the payment demand is received, Interlinq will pay each dissenter who complied with the above conditions the amount that Interlinq estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by, among other things:

     - Interlinq's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; and

     - an explanation of how Interlinq estimated the fair value of the shares and how the interest was calculated.

Notwithstanding the foregoing, with respect to shares acquired after the date of the first announcement to the news media or to shareholders of the terms of the Merger, Interlinq may elect to withhold payment of the fair value of the dissenter's shares plus accrued interest and, in such event, Interlinq will estimate after the Effective Time the fair value of the shares, plus accrued interest, and will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand.

     A dissenter may notify Interlinq in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and demand payment of the dissenter's estimate, less any payment made, or, with respect to after-acquired shares for which Interlinq elected to withhold payment, reject Interlinq's offer of the fair value determined for such shares and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     - The dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     - Interlinq fails to make payment within 60 days after the date set for demanding payment; or

     - The Merger is not effected, and Interlinq does not return the deposited Interlinq certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenter will be deemed to have waived the right to demand payment unless the dissenter notifies Interlinq of his or her demand in writing within 30 days after Interlinq makes or offers payment for the dissenter's shares.

     If a demand for payment remains unsettled, Interlinq will commence a proceeding in the Superior Court of King County, Washington within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Interlinq does not commence such proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. Interlinq will make all dissenters, whether or not residents of Washington State, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Interlinq may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in Interlinq's opinion, complied with the provisions of Chapter 23B.13. If the court determines that such shareholder has not complied with the provisions of Chapter 23B.13, the shareholder shall be dismissed as a party. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount paid by Interlinq or for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which Interlinq elected to withhold payment.

                                    EXPERTS

     The financial statements and schedule of Interlinq as of June 30, 1998 and 1997, and for each of the years in the three-year period ended June 30, 1998, have been incorporated by reference in this Proxy Statement/Prospectus in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Logical Software Solutions Corporation as of and for the year ended December 31, 1997, have been incorporated by reference in this Proxy Statement/Prospectus in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of Interlinq common stock registered pursuant to this Proxy Statement/ Prospectus will be passed upon for Interlinq by Perkins Coie LLP.

                              INDEPENDENT AUDITORS

     Representatives of KPMG LLP are expected to attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from Interlinq shareholders.

                  OTHER INFORMATION AND SHAREHOLDER PROPOSALS

     Interlinq knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting.

                                          By Order of the Board of Directors

                                          Stephen A. Yount
                                          Corporate Secretary

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN:

                        INTERLINQ SOFTWARE CORPORATION,
                           A WASHINGTON CORPORATION;

                                      AND

                                 TERLIN, INC.,
                            A WASHINGTON CORPORATION

                         DATED AS OF DECEMBER 29, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SECTION   1.    DESCRIPTION OF THE TRANSACTION...........................  A-1
          1.1   Merger of MergerCo into the Company......................  A-1
          1.2   Effect of the Merger.....................................  A-1
          1.3   Closing; Effective Time..................................  A-1
          1.4   Articles of Incorporation and Bylaws; Directors and
                Officers.................................................  A-2
          1.5   Conversion of Shares.....................................  A-2
          1.6   Closing of the Company's Transfer Books..................  A-5
          1.7   Exchange of Certificates.................................  A-6
          1.8   Dissenter's Rights.......................................  A-8
          1.9   Accounting Consequences..................................  A-8
SECTION   2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............  A-8
          2.1   Due Organization; Subsidiaries; Etc......................  A-8
          2.2   Articles of Incorporation and Bylaws; Records............  A-9
          2.3   Capitalization, Etc......................................  A-9
          2.4   SEC Filings; Financial Statements........................  A-10
          2.5   Absence of Changes.......................................  A-11
          2.6   Title to Assets..........................................  A-12
          2.7   Receivables; Major Customers.............................  A-12
          2.8   Leasehold; Equipment.....................................  A-13
          2.9   Proprietary Assets.......................................  A-13
          2.10  Contracts................................................  A-15
          2.11  Liabilities..............................................  A-16
          2.12  Compliance With Legal Requirements.......................  A-16
          2.13  Governmental Authorizations..............................  A-16
          2.14  Tax Matters..............................................  A-17
          2.15  Employee and Labor Matters...............................  A-17
          2.16  Benefit Plans; ERISA.....................................  A-18
          2.17  Environmental Matters....................................  A-19
          2.18  Sale of Products; Performance of Services................  A-19
          2.19  Insurance................................................  A-20
          2.20  Related Party Transactions...............................  A-20
          2.21  Proceedings; Orders......................................  A-20
          2.22  Authority; Binding Nature of Agreements..................  A-21
          2.23  Non-Contravention; Consents..............................  A-21
          2.24  No Existing Discussions..................................  A-22
          2.25  Vote Required............................................  A-22
          2.26  Fairness Opinion.........................................  A-22
          2.27  Brokers..................................................  A-22
          2.28  Full Disclosure..........................................  A-22
          2.29  State Takeover Statutes..................................  A-22
SECTION   3.    REPRESENTATIONS AND WARRANTIES OF MERGERCO...............  A-22
          3.1   Organization, Standing and Power.........................  A-22
          3.2   Authority; Binding Nature of Agreements..................  A-23
          3.3   Non-Contravention; Consents..............................  A-23
          3.4   Capitalization and Assets................................  A-24

                                                                           PAGE
                                                                           ----
          3.5   Brokers..................................................  A-24
          3.6   Liabilities..............................................  A-24
          3.7   Compliance With Legal Requirements.......................  A-24
          3.8   Governmental Authorizations..............................  A-24
          3.9   Proceedings; Orders......................................  A-25
          3.10  Acquiring Person.........................................  A-25
SECTION   4.    CERTAIN COVENANTS OF THE COMPANY.........................  A-25
          4.1   Access and Investigation.................................  A-25
          4.2   Operation of Business....................................  A-25
          4.3   No Solicitation..........................................  A-28
SECTION   5.    ADDITIONAL COVENANTS OF THE PARTIES......................  A-29
          5.1   Proxy Statement..........................................  A-29
          5.2   Company Shareholders' Meeting............................  A-29
          5.3   Regulatory Approvals.....................................  A-30
          5.4   Stock Options............................................  A-31
          5.5   Indemnification of Officers and Directors................  A-32
          5.6   Company Board of Directors...............................  A-32
          5.7   Recapitalization Accounting Treatment....................  A-32
          5.8   All Reasonable Efforts...................................  A-33
          5.9   Disclosure...............................................  A-33
          5.10  Nasdaq Delisting.........................................  A-33
          5.11  Additional Securities Filings............................  A-33
          5.12  Effecting Reverse Stock Split............................  A-33
          5.13  Financing................................................  A-34
SECTION   6.    CONDITIONS PRECEDENT TO MERGERCO'S OBLIGATION TO CLOSE...  A-34
          6.1   Accuracy of Representations..............................  A-34
          6.2   Performance of Obligations...............................  A-34
          6.3   Shareholder Approval; Dissenting Shares..................  A-35
          6.4   Consents.................................................  A-35
          6.5   No Material Adverse Change...............................  A-35
          6.6   Financing................................................  A-35
          6.7   Additional Documents.....................................  A-35
          6.8   No Prohibition...........................................  A-35
SECTION   7.    CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO
                CLOSE....................................................  A-36
          7.1   Accuracy of Representations..............................  A-36
          7.2   Performance of Obligations...............................  A-36
          7.3   Shareholder Approval.....................................  A-36
          7.4   No Prohibition...........................................  A-36
          7.5   Additional Documents.....................................  A-36
SECTION   8.    TERMINATION..............................................  A-37
          8.1   Termination Events.......................................  A-37
          8.2   Termination Procedures...................................  A-38
          8.3   Effect of Termination....................................  A-38
          8.4   Expenses; Termination Fees...............................  A-38
          8.5   Nonexclusivity of Termination Rights.....................  A-39

                                                                           PAGE
                                                                           ----
SECTION   9.    MISCELLANEOUS PROVISIONS.................................  A-39
          9.1   No Survival of Representations and Warranties............  A-39
          9.2   Attorneys' Fees..........................................  A-39
          9.3   Assignability............................................  A-39
          9.4   Notices..................................................  A-40
          9.5   Cooperation..............................................  A-40
          9.6   Headings.................................................  A-40
          9.7   Counterparts.............................................  A-40
          9.8   Governing Law; Venue.....................................  A-40
          9.9   Waiver...................................................  A-41
          9.10  Amendments...............................................  A-41
          9.11  Severability.............................................  A-41
          9.12  Entire Agreement.........................................  A-41
          9.13  Construction.............................................  A-42

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of December 29, 1998, by and among INTERLINQ SOFTWARE CORPORATION, a Washington corporation (the "COMPANY"), and TERLIN, INC., a Washington corporation ("MERGERCO"). The Company and MergerCo are referred to collectively herein as the "PARTIES". Certain capitalized terms used in this Agreement are defined in Exhibit A to this Agreement.

                                    RECITALS

     A. The Company and MergerCo intend to effect a merger of MergerCo with and into the Company in accordance with this Agreement and the Washington Business Corporation Act (the "WBCA") with the Company as the surviving corporation (the "SURVIVING CORPORATION") in the merger (the "MERGER").

     B. It is intended that the Merger and all other transactions contemplated by this Agreement be recorded as a Leveraged Recapitalization for financial reporting purposes.

     C. The respective boards of directors of the Company and MergerCo have approved (i) this Agreement; (ii) the Articles of Merger (as defined in Section 1.3); and (iii) the Merger.

     D. In order to induce MergerCo to enter into this Agreement and to consummate the Merger, certain shareholders of the Company are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                   AGREEMENT

     The Parties, intending to be legally bound, agree as follows:

SECTION 1. Description of the Transaction

     1.1 Merger of Mergerco into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), MergerCo shall be merged with and into the Company, and the separate existence of MergerCo shall cease. The Company will continue as the Surviving Corporation in the Merger.

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCA.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, located at 4205 Carillon Point, Kirkland, Washington, at 10:00 a.m. on a date to be mutually agreed by MergerCo and the Company (the "CLOSING DATE"), which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause properly executed articles of merger in the form attached hereto as Exhibit B (the "ARTICLES OF MERGER") to be filed with the

Secretary of State of the State of Washington. The Merger shall take effect at the time the Articles of Merger are filed with the Secretary of State of the State of Washington (the "EFFECTIVE TIME").

     1.4  Articles of Incorporation and Bylaws; Directors and Officers

     (a) The Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C.

     (b) The Bylaws of the Surviving Corporation shall be the Bylaws of the Company as in effect immediately prior to the Effective Time (except that certain sections shall be amended in their entirety to read as set forth on Exhibit D; and

     (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be respective individuals who are directors and officers of the Company immediately prior to the Effective Time, with the addition of J. D. Delafield, who shall serve as a director.

     1.5  Conversion of Shares

     (a) Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, MergerCo or any holder of any shares of Company Common Stock or any shares of common stock of MergerCo:

          (i) Each share of common stock of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock following the Merger.

          (ii) Each share of Company Common Stock that is owned by MergerCo shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (iii) Except as otherwise provided herein and subject to Section 1.5(c), each issued and outstanding share of Company Common Stock (other than shares canceled pursuant to Section 1.5(a)(ii) and Dissenting Shares) shall be converted into the following (the "MERGER CONSIDERATION"):

             (1) for each such share of Company Common Stock with respect to which an election to retain Company Common Stock has been effectively made and not revoked or lost, pursuant to Sections 1.5(b)(iii), (iv) and
        (v) ("ELECTING SHARES"), the right to retain one fully paid and nonassessable share of Company Common Stock (a "NON-CASH ELECTION SHARE"); and

             (2) for each such share of Company Common Stock (other than Electing Shares), the right to receive in cash from the Company following the Merger an amount equal to $9.25 (the "CASH ELECTION PRICE").

          (iv) As of the Effective Time, all shares of Company Common Stock (other than shares referred to in Section 1.5(a)(iii)(1) and Section 1.8) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive cash to be paid in consideration therefor upon surrender of such certificate in accordance with Section 1.7.

     (b) Company Common Stock Elections

          (i) Each person who, on or prior to the Election Date (as defined in Section 1.5(b)(iii)) is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his or her shares, to make an unconditional election (a "NON-CASH ELECTION") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis hereinafter set forth.

          (ii) Prior to the mailing of the Proxy Statement, MergerCo shall appoint Chase Mellon Shareholder Services LLC to act as exchange agent (the "EXCHANGE Agent") for the payment of the Merger Consideration.

          (iii) The Company shall prepare a form of election, which form shall be subject to the reasonable approval of MergerCo (the "FORM OF ELECTION"), to be mailed by the Company with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Company's Shareholders Meeting (as defined in Section 5.2), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to retain Non-Cash Election Shares for any or all shares of Company Common Stock held, subject to the provisions of Section 1.5(c) hereof, by such holder. The Company will use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., Eastern Standard time on the business day next preceding the date of the Shareholders Meeting (the "ELECTION DATE"), a Form of Election properly completed and signed and accompanied by certificates representing the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five (5) Nasdaq National Market trading days after the date of execution of such guarantee of delivery).

          (iv) Any Form of Election may be revoked by the holder by written notice received by the Exchange Agent prior to 5:00 p.m., Eastern Standard time on the Election Date (unless MergerCo and the Company determine not less than two (2) business days prior to the Election Date that the Closing Date is not likely to occur within five (5) business days following the date of the Shareholders Meeting (which they may do or not do in their sole and absolute discretion), in which case any Form of Election will remain revocable until a subsequent date which shall be a date prior to the Closing Date determined by MergerCo and the Company). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by MergerCo and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder submitting the same.

          (v) The determination of the Exchange Agent shall be binding whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this Section 1.5(b) with respect to shares of Company Common Stock and when elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any election to retain Non-Cash Election Shares was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time, and such shares shall be exchanged in the Merger for cash pursuant to Section 1.5(a)(iii)(2). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 1.5(c), and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual written agreement of MergerCo and the Company, make such rules as are consistent with this Section 1.5(b) for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

     (c) Proration

          (i) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Company Common Stock to be converted into the right to retain Company Common Stock at the Effective Time (the "NON-CASH ELECTION NUMBER") shall be 1,250,000.

          (ii) If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares and receive cash in accordance with the terms of Section 1.5(a)(iii) in the following manner:

             (1) A proration factor (the "NON-CASH PRORATION FACTOR") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

             (2) The number of Electing Shares covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election and rounding the result of such multiplication to the nearest whole number.

             (3) All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares in accordance with Section 1.5(c)(ii)(2), shall be converted into cash on a consistent basis among shareholders who made the election referred to in Section 1.5(a)(ii)(1), pro rata to the number of shares as to which they made such election as if such shares were not Electing Shares in accordance with the terms of
        Section 1.5(a)(iii)(2).

          (iii) If the number of Electing Shares is less than the Non-Cash Election Number, then:

             (1) all Electing Shares shall be converted into the right to retain Company Common Stock in accordance with the terms of Section 1.5(a)(iii)(1);

             (2) in addition, shares of Company Common Stock other than Electing Shares and Dissenting Shares ("NON-ELECTING SHARES") shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of Section 1.5(a)(iii) in the following manner:

                  a. the number of shares of Company Common Stock in addition to
             Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by subtracting the number of Electing Shares from the Non-Cash Election Number; and

                  b. a proration factor (the "CASH PRORATION FACTOR") shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by (y) the total number of outstanding shares of Company Common Stock other than Electing Shares and Dissenting Shares.

             (3) Non-Electing Shares shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 1.5(a)(iii)(1) (on a consistent basis among shareholders who held shares of Company Common Stock as to which they did not make the election referred to in Section 1.5(a)(iii)(1) or otherwise dissent in accordance with Section 1.8, pro rata to the number of shares as to which they did not make such election or otherwise dissent in accordance with Section 1.8 but rounding the result from such conversion to the nearest whole number).

     (d) Changes in Capitalization. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by means of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted (provided that no adjustment shall be made under this Section 1.5(d) if the number of outstanding shares of Company Common Stock increases as a result of the exercise of Company stock options).

     1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time (other than Non-Cash Election Shares) shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing such shares of Company Common Stock (other than Non-Cash Election Shares) that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of the Company Common Stock outstanding immediately prior to the Effective Time (other than Non-Cash Election Shares). No further transfer of any such shares of Company Common Stock (other than Non-Cash Election Shares) shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "COMPANY SHARE CERTIFICATE") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation, such Company Share Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  Exchange of Certificates

     (a) Deposit of Exchange Funds. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with the Exchange Agent cash sufficient to make cash payments of Merger Consideration in accordance with
Section 1.5. The cash so deposited with the Exchange Agent is referred to as the "EXCHANGE FUND."

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Share Certificates (i) a letter of transmittal in customary form and containing such provisions as MergerCo and the Company shall have agreed upon before the Effective Time (including a provision confirming that delivery of Company Share Certificates shall be effected, and risk of loss and title to Company Share Certificates shall pass, only upon delivery of such Company Share Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Share Certificates in exchange for the Merger Consideration. Upon surrender of Company Share Certificates to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or the Surviving Corporation, the holder of such Company Share Certificate shall, upon acceptance of the Company Share Certificate by the Exchange Agent, be entitled to a certificate representing the number of full shares of Company Common Stock, if any, to be retained by the holder thereof pursuant to this Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such Company Share Certificate surrendered shall have been converted pursuant to this Agreement, including after giving effect to the Reverse Stock Split, if applicable. If any certificate for such retained Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the Company Share Certificate is registered, it shall be a condition of such exchange that the Company Share Certificate shall be accompanied by all documents required by the Exchange Agent or Surviving Corporation to evidence and effect such transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such retained Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 1.5(a)(iii), as adjusted by the Reverse Stock Split, if applicable. No interest will be paid or will accrue on any cash payable as Merger Consideration. If any Company Share Certificate shall have been lost, stolen or destroyed, the Surviving Corporation may, in its discretion and as a condition precedent to any issuance or payment, require the owner of such lost, stolen or destroyed Company Share Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, the Company, MergerCo or the Surviving Corporation with respect to such Company Share Certificate.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to retained Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of retained Company Common Stock represented thereby until the surrender of such certificate in accordance with this Section 1.7. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Company Common Stock issued in connection therewith, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of retained Company Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the proportionate amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of retained Company Common Stock, and (ii) at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Company Common Stock.

     (d) No Further Ownership Rights in Company Common Stock Exchanged for Cash. All cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Section 1 (including any cash paid pursuant to Section 1.7(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of retained Company Common Stock shall be issued in connection with the Merger or the Reverse Stock Split, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company after the Merger or the Reverse Stock Split. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger or split through the Reverse Stock Split who would otherwise have been entitled to receive a fraction of a share of retained Company Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the Cash Election Price.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Company Share Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to the Surviving Corporation upon demand, and any holders of Company Share Certificates who have not theretofore surrendered their Company Share Certificates in accordance with this Section 1.7 shall thereafter look only to the Surviving Corporation for satisfaction of their claims for Merger Consideration.

     (g) Withholding. Each of the Exchange Agent, the Company, MergerCo and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (h) No Liability. None of MergerCo or the Company or the Exchange Agent shall be liable to any Person in respect of any shares of retained Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If any certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Company Common Stock or any dividends or distributions with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Body), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

     1.8 Dissenter's Rights. Any Dissenting Shareholder shall not be entitled to the Merger Consideration as set forth in Section 1.5 in respect of his or her Dissenting Shares unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the WBCA and shall be entitled to receive only the payment provided for by Chapter 23B.13 of the WBCA with respect to such Dissenting Shares. Upon the payment by the Surviving Corporation of the "fair value" of any Dissenting Shares in accordance with Chapter 23B.13 of the WBCA, such Dissenting Shares shall be canceled and retired and shall cease to exist, and no exchange or further payment shall be made with respect thereto. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenting Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration as set forth in the applicable provision of Section 1.5.

     1.9 Accounting Consequences. The Merger and all other transactions contemplated by this Agreement are intended to be accounted for as a Leveraged Recapitalization for financial reporting purposes.

SECTION 2.  Representations and Warranties of the Company

     The Company represents and warrants, to and for the benefit of MergerCo, as follows:

     2.1  Due Organization; Subsidiaries; Etc.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary power and authority:

          (i) to conduct its business in the manner in which its business is currently being conducted;

          (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

          (iii) to perform its obligations under all Company Contracts.

     (b) The Company is not conducting any business under or otherwise using, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed on Part 2.1 of the Company Disclosure Schedule.

     (c) Except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company, the Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Company Disclosure Schedule, and the Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Company Disclosure Schedule.

     (d) Part 2.1 of the Company Disclosure Schedule sets forth as of the date hereof (i) the names of the members of the board of directors of the Company,
(ii) the names of the members of each committee of the board of directors of the Company, and (iii) the names and titles of the officers of the Company.

     (e) The Company has never approved, or commenced any proceeding or made any election contemplating, its dissolution or liquidation or the winding up or cessation of its business or affairs, except for any such approvals, proceedings and elections that have no continuing validity or effect.

     (f) The Company has no Subsidiaries, and the Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity. The Company is not a general partner of, and is not otherwise liable for any of the debts or obligations of, any general partnership, limited partnership or any other Entity.

     2.2  Articles of Incorporation and Bylaws; Records

     (a) The Company has delivered to MergerCo accurate and complete copies of:

          (i) the articles of incorporation and bylaws, including all amendments thereto, of the Company;

          (ii) the stock records of the Company; and

          (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company.

     (b) There has not been any material violation of any of the provisions of the articles of incorporation or bylaws of the Company or of any resolution adopted by any of the shareholders, boards of directors or any committee of such boards of directors of the Company; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result in such a violation, in any such case where such violation would have a Material Adverse Effect on the Company.

     (c) The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects. The Company has in place, and since April 23, 1993 has had in place, an adequate and appropriate system of internal controls.

     2.3  Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of Company Preferred Stock, 2,500,000 of which have been designated "Series A Preferred Stock" and none of which is issued or outstanding as of the date of this Agreement; and (ii) 30,000,000 shares of Company Common Stock, of which 5,126,190 are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in
Part 2.3(a) of the Company Disclosure

Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of any shares of Company Common Stock. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

     (b) As of the date of this Agreement, 1,141,522 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each outstanding stock option granted by the Company pursuant to the Company's stock option plans (the "COMPANY OPTIONS"): (i) the plan under which the Company Option is granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to the option; (iv) the exercise price of the Company Option; (v) the date on which the Company Option was granted; (vi) the applicable vesting schedules; and (vii) the date on which the Company Option expires. The Company has delivered to MergerCo accurate and complete copies of all stock option plans pursuant to which the Company has granted outstanding stock options and the forms of all stock option agreements evidencing such outstanding options.

     (c) Except as set forth in Part 2.3 of the Company Disclosure Schedule, there is no:

          (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company issued by the Company;

          (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company issued by the Company; or

          (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, since June 30, 1996, the Company has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired were reacquired in full compliance with applicable Legal Requirements.

     2.4  SEC Filings; Financial Statements

     (a) Since June 30, 1996, all documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and except as set forth in Part 2.4 of the Company Disclosure Schedule; (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 1998:

          (a) the Company has conducted its business in the Ordinary Course of Business;

          (b) there has not been any Material Adverse Effect on the Company;

          (c) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

          (d) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (e) the Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (f) the Company has not amended its articles of incorporation or bylaws or other organizational documents, and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since September 30, 1998, exceeds $500,000 in the aggregate;

          (h) the Company has not made any pledge of any of its assets with a fair market value of greater than $10,000 or otherwise permitted any of such assets to become subject to any material Encumbrance, except for: (i) any liens for current Taxes not yet due and payable; (ii) liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of any such asset or materially impair the operations of the Company; and (iii) liens described in Part 2.6 of the Company Disclosure Schedule;

          (i) the Company has not (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness for borrowed money (except for (A) routine borrowings, in the Ordinary Course of Business and consistent with past practices under its current line of credit, or (B) in the Ordinary Course of Business and consistent with past practices, advances to employees for valid business purposes);

          (j) the Company has not (i) established or adopted any Employee Benefit Plan; or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may have in the Ordinary Course of Business (A) made routine, reasonable salary increases in connection with the Company's customary employee review process; or (B) paid customary bonuses in accordance with existing bonus plans disclosed in Part 2.16 of the Company Disclosure Schedule and consistent with past practice);

          (k) the Company has not commenced or settled any Legal Proceeding;

          (l) the Company has not made any material Tax election;

          (m) no Material Contract has been amended or terminated by agreement or after acceleration of any right of termination;

          (n) the Company has not incurred, assumed or otherwise become subject to any material Liability, other than accounts payable (of the type required to be reflected as current Liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business and Liabilities incurred in connection with the transactions contemplated hereby;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect; and

          (p) the Company has not agreed or committed (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.6 Title to Assets. The Company owns, and has good, valid and marketable title to, each asset with a fair market value of greater than $10,000 reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet). All of said assets are owned by the Company free and clear of any Encumbrances, except for: (i) any liens for current Taxes not yet due and payable; (ii) liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of any such asset, or materially impair the operations of the Company; and
(iii) liens described in Part 2.6 of the Company Disclosure Schedule.

     2.7  Receivables; Major Customers

     (a) Part 2.7 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of September 30, 1998.

     (b) Except as set forth in Part 2.7 of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the

Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1998 and have not yet been collected):

          (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

          (ii) are, to the Company's Knowledge, collectible in the Ordinary Course of Business.

     (c) Part 2.7 of the Company Disclosure Schedule accurately identifies and states the revenues received from, each customer or other Person that accounted for (i) more than $500,000 of the gross revenues of the Company in fiscal 1997 or 1998; (ii) more than $125,000 of the gross revenues of the Company in the first quarter of fiscal 1999. The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.7 of the Company Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

     2.8 Leasehold; Equipment. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on the Company. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.

     2.9  Proprietary Assets

     (a) Part 2.9(a) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been registered or filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a) of the Company Disclosure Schedule identifies Contracts that grant to the Company rights to Proprietary Assets that are incorporated into the Company's present or planned products. The Company has good, valid and marketable title to all of the Proprietary Assets owned by the Company and a good, valid and enforceable license to all the Proprietary Assets licensed by the Company, free and clear of all Encumbrances, except for (A) any lien for current taxes not yet due and payable, (B) any Encumbrances that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, (C) any Contract to which the Company is a party and pursuant to which the Company has licensed or transferred any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset to any Person and (D) any Contract to which the Company is a party and pursuant to which the Company has inlicensed any Proprietary Asset. The Company has a valid right to use, license and otherwise exploit all

Proprietary Assets to the extent necessary to the conduct of the business of the Company as currently conducted. Part 2.9(a) of the Company Disclosure Schedule sets forth a list of each Contract providing for the joint development of any Company Proprietary Asset.

     (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired in any material respect by disclosure). Without limiting the generality of the foregoing, (i) to the Company's Knowledge, all current employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement that at the time of execution was in the form of the Company's then existing confidential information and invention assignment agreement, and (ii) all current consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement that at the time of execution was in the form of the Company's then existing consultant confidential information and invention assignment agreement. The Company has made available to MergerCo the current forms of the Company's confidential information and inventions agreements for employees and consultants. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest, including, without limitation, any moral rights, in or with respect to any Company Proprietary Asset.

     (c) Except as set forth in Part 2.9 (c) of the Company Disclosure Schedule, to the Knowledge of the Company: (i) all patents, trademarks, trade names, service marks, maskwork rights and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and neither the Company nor any of its Representatives has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

     (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(d) of the Company Disclosure Schedule, the Company has not (i) licensed any of the Company Proprietary Assets to any Person on an exclusive basis, (ii) entered into any covenant not to compete or (iii) entered into any Contract limiting its ability to transact business in any market or geographical area or with any Person.

     (e) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the required disclosure or delivery by the Company or any of its escrow agents to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Company Proprietary Asset. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby would reasonably be expected to result in the required release or disclosure by the Company or any of its escrow agents of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Company Proprietary Asset.

     (f) Except as disclosed in Part 2.9(f) of the Company Disclosure Schedule, all software and related Company Proprietary Assets that are being sold, licensed or transferred by the Company to any Person ("PRODUCTS") are designed to be used prior to, during and after the year 2000 ("YEAR 2000"), and are Year 2000 Compliant (as defined below). The Company has taken adequate steps to ensure that all software and related Proprietary Assets used in its operations are Year 2000 Compliant (as defined below). For purposes of this Agreement, "YEAR 2000 COMPLIANT" shall mean that the Products can individually continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to the Products, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

     2.10  Contracts.

     (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that as of the date hereof is a Material Contract.

     (b) Except as set forth in Part 2.10 of the Company Disclosure Schedule:

          (i) The Company has not and, to the Company's Knowledge, no other Person has materially violated or breached, or declared or committed any material default under, any Material Contract.

          (ii) To the Company's Knowledge, no event has occurred, and no circumstance or condition exists, that has or could be reasonably expected to (with or without notice or lapse of time): (A) result in a material violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract.

          (iii) The Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential material violation or breach of, or material default under, any Material Contract.

          (iv) The Company has not waived any of its rights under any Material Contract.

          (v) Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (vi) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

          (vii) The Company does not have any Material Contract with any Governmental Body for the delivery of products or the performance of services.

     2.11 Liabilities. The Company has no Liabilities of any nature, except for: (a) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; and (b) Liabilities that have been incurred by the Company since September 30, 1998 in the Ordinary Course of Business; and (c) Liabilities incurred in connection with the transactions contemplated hereby.

     2.12  Compliance With Legal Requirements

     (a) The Company is, and has at all times since June 30, 1996, been, in material compliance with all material applicable Legal Requirements.

     (b) The Company has not received, since June 30, 1996, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Except as set forth in Part 2.13 of the Company Disclosure Schedule:

          (a) the Company and to its Knowledge its employees are, and since June 30, 1996 have been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization that is held, or is required to be held, by the Company;

          (b) since June 30, 1996, the Company has not received, and, to the Knowledge of the Company, no employee of the Company has received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization;

          (c) all applications required to have been filed for the renewal of the Governmental Authorizations held by the Company have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body; and

          (d) The Company holds all of the Governmental Authorizations necessary
     (i) to enable the Company to conduct its business in the manner in which such business is currently being conducted; and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned.

     2.14  Tax Matters

     (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

     (b) The financial statements referenced in Section 2.4(b) fully accrue all Liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish reserves reasonably adequate for all Liabilities for all Taxes for the period from September 30, 1998 through the Closing Date.

     (c) No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied Liabilities for material Taxes (including Liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document which are being contested in good faith by the Company for which adequate reserves for payment have not been established. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (d) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, in connection with the Merger give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company has provided to MergerCo a copy of any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract to which the Company is a party or by which it is otherwise bound.

     2.15  Employee and Labor Matters

     (a) Part 2.15 of the Company Disclosure Schedule accurately lists all employees of the Company as of November 30, 1998, including the title and salary for each such employee.

     (b) There are no former employees of the Company who are receiving or are scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any material benefits from the Company relating to such former employee's employment with the Company, other than exercise of options in accordance with post-termination exercise provisions; and Part 2.15 of the Company Disclosure Schedule accurately describes such benefits.

     (c) Except as set forth in Part 2.15 of the Disclosure Schedule or the Company SEC Documents, the Company is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.

     (d) The employment of the employees of the Company is terminable by the Company at will.

     (e) To the Knowledge of the Company, no officer, manager or key developer or programmer of the Company intends to terminate his employment with the Company;

     (f) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters. There is not now pending, and to the Knowledge of the Company, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

     2.16  Benefit Plans; ERISA

     (a) Part 2.16 of the Company Disclosure Schedule identifies each Current Benefit Plan.

     (b) Except as set forth in Part 2.16 of the Disclosure Schedule, none of the Company Plans provides for continuing welfare benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required by law, including, but not limited to,
Section 498B of the Code, Sections 601 to 609 of ERISA and COBRA, or except at the expense of the participant or the participant's beneficiary.

     (c) No Current Benefit Plan or Past Benefit Plan:

          (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation;

          (ii) is or was a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA; or

          (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA.

     There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Company as a single employer within the meaning of Section 414 of the Code.

     (d) Each Current Benefit Plan complies and is being operated and administered in compliance in all material respects with, and each Company Plan has at all times complied and been operated and administered in compliance in all material respects with, the provisions thereof and all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis. To the Knowledge of the Company, (1) the Company has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and (2) no event has occurred and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability.

     (e) Each Company Plan intended to qualify under Section 401 of the Code has been determined by the Internal Revenue Service to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of such Company Plan that would cause the loss of such qualification or the imposition of any material Liability, penalty or tax under ERISA or the Code, other than amendments to such Company Plan and changes in applicable law for which the remedial amendment period has not yet expired.

     (f) Except as set forth in Part 2.16 of the Company Disclosure Schedule, the Company has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

     (g) Except as contemplated by Section 5.4, no benefit under any Company Plan will be materially increased and no vesting of any benefit under any Company Plan will be materially accelerated by the occurrence of the Merger or any of the other transactions contemplated by and ancillary to this Agreement, nor will the value of any benefit under any Company Plan be calculated on the basis of any such transactions.

     2.17 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any written notice whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that will prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any written notice whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. To the Knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is free of any material illegal environmental contamination. (For purposes of this Section 2.17: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.18  Sale of Products; Performance of Services

     (a) Excluding Liabilities under an express written warranty issued in the sale by the Company of a product, the Company is not, and prior to the Closing Date will not incur or otherwise become subject to, any Liability arising directly or indirectly from any product manufactured or sold by, or any maintenance services or other services performed by, the Company.

     (b) Except in the Ordinary Course of Business and in aggregate amounts consistent with the historical warranty expenses recorded by the Company during fiscal 1997 and 1998, no customer or other Person has ever asserted or, to the Knowledge of the Company, threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
(ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company.

     (c) The Company has in place, and since June 30, 1996 has had in place, adequate and appropriate quality control processes and methodologies relating to its products and services.

     2.19 Insurance. The Company maintains insurance against such risks and in such amounts as the Company reasonably believes is necessary to conduct its business. The Company has made copies of its insurance policies available to MergerCo. The Company is not in material default with respect to any provisions or requirements of any such policy, nor has it failed to give notice or present any material claim thereunder in a due and timely fashion. The Company has not received any notice or communication of actual or possible cancellation, termination, refusal of coverage or rejection of claim in respect of any of its insurance policies.

     2.20 Related Party Transactions. Except as set forth in the Company SEC Reports and except for any transaction contemplated by this Agreement, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company in a filing with the SEC pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     2.21  Proceedings; Orders

     (a) Except as set forth in Part 2.21 of the Company Disclosure Schedule, there is no pending Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Proceeding:

          (i) that involves the Company or any of the assets owned or used by it; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein.

     Except as set forth in Part 2.21 of the Company Disclosure Schedule, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably likely to give rise to the commencement of any such Proceeding.

     (b) The Company has delivered to MergerCo accurate and complete copies of all material pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Part 2.21 of the Company Disclosure Schedule.

     (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

     (d) To the Knowledge of the Company, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

     2.22 Authority; Binding Nature of Agreements. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement and the Articles of Merger by the Company and unanimously approved the Merger; and (c) unanimously recommended the adoption and approval of this Agreement and the approval of the Merger and the Reverse Stock Split by the holders of Company Common Stock and directed that this Agreement, the Merger and the Reverse Stock Split be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.23 Non-Contravention; Consents. Except as set forth in Part 2.23 of the Company Disclosure Schedule, neither the execution and delivery of any of this Agreement, nor the consummation or performance of any of the transactions contemplated herein, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of the Company; or (ii) any resolution adopted by the shareholders, boards of directors or any committee of such boards of directors of the Company;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract;

          (e) give any Person the right to (i) declare a default or exercise any remedy under any Material Contract; (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

          (f) result in the imposition or creation of any material Encumbrance upon or with respect to any material asset owned or used by the Company.

     Except for shareholder approval, the filing of Articles of Merger as required by the laws of the State of Washington, and as set forth in Part 2.23 of the Company Disclosure

Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

     2.24 No Existing Discussions. As of the date of this Agreement, neither the Company nor any Representative of the Company, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.25 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting (the "REQUIRED COMPANY SHAREHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and approve the Merger and the Reverse Stock Split.

     2.26 Fairness Opinion. The Company's board of directors has received the written opinion of Broadview International LLC ("Broadview"), financial advisor to the Company, dated as of the date of this Agreement, to the effect that the consideration to be received by the shareholders of the Company in the Merger is fair to the shareholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to MergerCo.

     2.27 Brokers. Except for $300,000 to be paid to Broadview, the Company has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated herein.

     2.28 Full Disclosure. This Agreement and the Company Disclosure Schedule do not and will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information are being or will be made or provided) not false or misleading.

     2.29 State Takeover Statutes. The action of the Board of Directors of the Company in approving the Merger, this Agreement and the transactions contemplated by this Agreement (including the voting agreements referenced in Recital D) constitutes approval under Chapter 23B.19.040(1)(a) of the WBCA and, assuming the accuracy of the representation made by MergerCo in Section 3.10, is sufficient to render inapplicable to the Merger and this Agreement and such voting agreements the provisions of Chapter 23B.19 of the WBCA.

SECTION 3. Representations and Warranties of MergerCo

     MergerCo represents and warrants, to and for the benefit of the Company, as follows:

     3.1 Organization, Standing and Power. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. MergerCo was organized for the transactions contemplated by this Agreement, has not had operations except in connection therewith and has never employed any Person.

     3.2 Authority; Binding Nature of Agreements. MergerCo has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of MergerCo has (a) unanimously determined that the Merger is advisable and fair and in the best interests of MergerCo and its shareholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement and the Articles of Merger by MergerCo and unanimously approved the Merger, and (c) unanimously recommended the adoption and approval of this Agreement and the Articles of Merger and the approval of the Merger. This Agreement constitutes the legal, valid and binding obligation of MergerCo, enforceable against MergerCo in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Non-Contravention; Consents. Neither the execution and delivery of any of this Agreement, nor the consummation or performance of any of the transactions contemplated herein, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of MergerCo, or
     (ii) any resolution adopted by the shareholders, boards of directors or any committee of such boards of directors of MergerCo;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which MergerCo, or any of the assets owned or used by MergerCo, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by MergerCo;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which MergerCo is a party;

          (e) give any Person the right to (i) declare a default or exercise any remedy under any material Contract by which MergerCo is bound, (ii) accelerate the maturity or performance of any such material Contract or
     (iii) cancel, terminate or modify any such material Contract;

          (f) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by MergerCo;

     Except for the filing of Articles of Merger as required by the laws of the State of Washington and other than shareholder approval (which will occur prior to Closing), MergerCo is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

     3.4 Capitalization and Assets. Subject to and based upon the Company's representations set forth in Article 2 regarding the number of outstanding shares of Company Common Stock, the number of shares subject to Options, the exercise price of Options and subject to and based upon the contemplated funds to be borrowed by the Company and used from the Company's cash resources, 2,153,439 shares of common stock of MergerCo will be outstanding immediately prior to the Effective Time, subject to adjustment in respect of rounding errors (without giving effect to any warrants that may be issued by MergerCo or the Company in connection with the satisfaction of obligations to pay or reimburse Transaction Expenses (as hereinafter defined) or in connection with the borrowing of funds by the Company). Immediately prior to the Effective Time, subject to the availability of the contemplated funds to be borrowed by the Company and used from the Company's cash resources, MergerCo's cash balances shall be at least $11,100,000 and in any event sufficient to consummate the Merger in a manner permitted under this Agreement when combined with the contemplated funds to be borrowed by the Company and used from the Company's cash resources. The amount to be used from the Company's cash resources will not exceed $6,900,000 unless otherwise approved by the Board of Directors of the Company and in any event will not exceed $8,100,000. The foregoing representation assumes no outstanding options of the Company are exercised or granted after the date hereof; MergerCo and the Company shall agree on appropriate adjustments in the event of option exercises or grants.

     3.5 Brokers. Except pursuant to a letter agreement between MergerCo and W.R. Hambrecht + Co., LLC dated December 29, 1998, MergerCo has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated herein.

     3.6 Liabilities. Other than pursuant to a letter agreement between MergerCo and W.R. Hambrecht + Co., LLC dated December 29, 1998, MergerCo. has no material Liabilities.

     3.7  Compliance with Legal Requirements

     (a) MergerCo is, and has at all times since its incorporation been, in material compliance with all applicable Legal Requirements.

     (b) MergerCo has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

     3.8  Governmental Authorizations

     (a) MergerCo is, and has at all times been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization that is held, or is required to be held, by it;

     (b) since its formation, MergerCo has never received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization;

     (c) all applications required to have been filed for the renewal of the Governmental Authorizations held by MergerCo have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body; and

     (d) other than the filing of the Articles of Merger as required by the laws of the state of Washington, MergerCo has obtained all Governmental Authorizations necessary to consummate the transactions as contemplated by this Agreement.

     3.9  Proceedings; Orders

     (a) There is no pending Proceeding, and, to the Knowledge of MergerCo, no Person has threatened to commence any Proceeding:

          (i) that involves MergerCo or any of the assets owned or used by it;
     or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein.

     To the Knowledge of MergerCo, no event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) There is no Order to which MergerCo, or any of the assets owned or used by the MergerCo, is subject.

     (c) To the Knowledge of MergerCo, no officer of MergerCo is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of MergerCo.

     3.10 Acquiring Person. Subject to the accuracy and completeness of information provided by the Company regarding the number of shares of outstanding Company Common Stock and without giving effect to the transactions contemplated by the Agreement, MergerCo is not, individually or as part of a group including W.R. Hambrecht + Co., LLC, an "acquiring person," as such term is defined in Washington Revised Code Section 23B.19.020(1).

SECTION 4. Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause its Representatives to: (a) provide MergerCo and MergerCo's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide MergerCo and MergerCo's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as MergerCo may reasonably request.

     4.2  Operation of Business. During the Pre-Closing Period:

          (a) the Company shall conduct its business and operations (i) only in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement; (ii) the Company shall use all reasonable efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; and (iii) the Company shall keep in full force or renew all insurance policies referred to in Section 2.19.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of MergerCo):

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

             (ii) sell, issue or authorize the issuance of (A) any capital stock or other security, (B) other than option grants to new hires in accordance with prior practice with an exercise price at fair market value and in an aggregate amount not to exceed 50,000 shares, any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement) and;

             (iii) except as contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

             (iv) amend or permit the adoption or amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

             (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

             (vi) make any capital expenditure (except that the Company may make capital expenditures in the Ordinary Course of Business that when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $250,000 in the aggregate);

             (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, or amend or terminate, or waive any material right or remedy under, any Contract that contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000;

             (viii) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may (A) make routine borrowings, in the Ordinary

        Course of Business under its current line of credit, or (B) in the Ordinary Course of Business, make advances to employees for valid business purposes);

             (ix) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, grant any severance or termination pay to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers of employees, or hire any new employee whose aggregate annual compensation is expected to exceed $125,000 (except that the Company may in the Ordinary Course of Business (A) make routine, reasonable salary increases in connection with the Company's customary employee review process, and (B) pay customary bonuses in accordance with existing bonus plans);

             (x) change any of its methods of accounting or accounting practices in any respect;

             (xi) make any Tax election adverse to the Company;

             (xii) settle any material Legal Proceeding;

             (xiii) acquire the business of any Entity;

             (xiv) transfer or license to any Person or amend or modify in any material adverse respect any rights (including without limitation distribution rights) to the Proprietary Assets of the Company, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the Ordinary Course of Business;

             (xv) enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

             (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Company shall promptly notify MergerCo in writing of:

             (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement (excluding any representation or warranty that speaks as of a specific date) if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance;

             (iii) any material breach of any covenant or obligation of the Company; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
        Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company shall promptly advise MergerCo in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company. No notification given to MergerCo pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     4.3  No Solicitation

     (a) The Company shall not, and shall not authorize or permit any of its Representatives, to (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) furnish any non-public information regarding the Company to any Person in connection with an Acquisition Proposal, or provide access to the properties of the Company, to any Person in connection with an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract relating to any Acquisition Transaction (other than a confidentiality agreement as contemplated below or Contracts with advisors or consultants to the Company); provided, however, that prior to the adoption and approval of this Agreement by the Required Company Shareholder Vote, the Company shall not be prohibited by this Section 4.3(a) from taking the actions described in clauses (ii) and (iii), if (A) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in this Section 4.3, (B) the board of directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (C) prior to furnishing any such non-public information to, or providing such access to, or entering into discussions or negotiations with, such Person, the Company gives MergerCo written notice of the identity of such Person and of the Company's intention to furnish non-public information to, provide access to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (D) prior to furnishing any such nonpublic information to or providing any such access to such Person, the Company furnishes such nonpublic information to MergerCo (to the extent such nonpublic information has not been previously furnished by the Company to MergerCo). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representatives of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this
Section 4.3 by the Company.

     (b) The Company shall promptly advise MergerCo orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep MergerCo fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

SECTION 5. Additional Covenants of the Parties

     5.1  Proxy Statement.

     (a) As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement and any other documents required by the Securities Act, the Exchange Act or any other Federal, foreign or Blue Sky or related laws in connection with the Merger and the transactions contemplated by this Agreement ("OTHER FILINGS"). The Company shall use all reasonable efforts to cause the Proxy Statement and any Other Filings to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the SEC indicates that it has no further comments. The Company shall promptly furnish all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. The Company shall notify MergerCo promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendment or supplement to the Proxy Statement or for any other information and shall supply MergerCo with copies of all correspondence between the Company and the SEC or its staff or other governmental officials with respect to the Proxy Statement and the other filings.

     (b) The information supplied by or on behalf of each of MergerCo and the Company for inclusion in the Proxy Statement shall not (i) at the time Proxy Statement is filed with the SEC, (ii) at the time the Proxy Statement is first mailed to the shareholders of the Company, (iii) at the time of the Company Shareholder's Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If MergerCo or the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Proxy Statement, then MergerCo or the Company, as the case may be, shall promptly inform the Company or MergerCo thereof and shall cooperate with the other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company and MergerCo.

     (c) The Company shall use all reasonable efforts to ensure that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by MergerCo for inclusion or incorporation by reference in the Proxy Statement.

     5.2  Company Shareholders' Meeting

     (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "COMPANY SHAREHOLDERS' MEETING") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger and the approval of a reverse stock split of the Company Common Stock, to be implemented following the Effective Time, in such ratio as shall be determined by the Company in order to cause the Company to have fewer than 300 but not less than 275 holders of record after such reverse stock split (the "REVERSE STOCK SPLIT"). The Company Shareholders' Meeting will be held as promptly as practicable and in any event commence within 45 days and end no more than 60 days after the Proxy Statement may first be mailed in compliance with the rules and regulations promulgated by the SEC. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

     (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger and the Reverse Stock Split at the Company Shareholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the unanimous recommendation of the board of directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger and the Reverse Stock Split.

     (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger (and so informing its shareholders in the Proxy Statement or supplement thereto or otherwise) at any time prior to the adoption and approval of this Agreement by the Required Company Shareholder Vote if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representative shall have violated any of the restrictions set forth in Section 4.3, (iii) the board of directors of the Company concludes in good faith, based upon advice of its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, and
(iv) the Company's board of directors does not withdraw, amend or modify its unanimous recommendation in favor of the Merger for at least 96 hours after the Company provides MergerCo with the name of the Person making such Superior Offer and advises MergerCo of the terms of such Superior Offer; provided, however, that this clause (iv) shall not apply within the 96 hours prior to the commencement of the Company Shareholders' Meeting. Nothing contained in this
Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company has been withdrawn, amended or modified).

     5.3 Regulatory Approvals. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and MergerCo shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for information or documentation and (b) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and MergerCo shall (i) give the other party prompt notice of the commencement of any material Legal Proceeding by or before any court or other Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement,
(ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) except as may be prohibited by any Governmental Body or by any Legal Requirement, permit the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document filed with or provided to any Governmental Body in connection with any such Legal Proceeding.

     5.4  Stock Options

     (a) The Company's board of directors shall take all actions necessary or appropriate to cause all options to purchase Company Common Stock (individually, a "COMPANY STOCK OPTION" and collectively, the "COMPANY STOCK OPTIONS") granted to any current or former employee or director of the Company under any of the Company's 1993 Stock Option Plan, 1985 Restated Stock Option Plan or Stock Option Plan for Non-Employee Directors, as amended, prior to the date hereof or in accordance with Section 4.2 (collectively, the "COMPANY STOCK PLANS") and that are outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, to terminate prior to the Effective Time. In lieu of the exercise of any such Company Stock Option, the Company may, upon receipt of the written acceptance of such terms by a holder of a Company Stock Option, pay to any such holder of a Company Stock Option, an amount in respect thereof equal to the product of (i) the excess, if any, of the (A) Cash Election Price over
(B) the exercise price of each such Company Stock Option and (ii) the number of shares of Company Common Stock previously subject to such Company Stock Option immediately prior to its cancellation (such payment to be net of withholding taxes).

     (b) Notwithstanding the provisions of Section 5.4(a), the Company shall use all reasonable best efforts to obtain the agreement of each of Jiri M. Nechleba, Stephen A. Yount and Patricia R. Graham (i) not, in the aggregate, to exercise Company Stock Options for twenty-five percent (25%) of the shares of Company Common Stock subject thereto, (ii) to the extent not exercised, to cancel such Company Stock Options and release any and all rights such holder had or may have had in respect of such Company Stock Options and (iii) for Jiri M. Nechleba only, in respect of clause (i)(A) of Section 5.4(a), to substitute $9.00 per share for the Cash Election Price.

     (c) Promptly following the Effective Time, the Company's board of directors shall take all actions necessary or appropriate to cause to be granted to the Company's optionees (other than the Company's executive officers) options to purchase that number of shares of Company Common Stock following the Merger (the "Reload Options") such that the percentage interest in the Company following the Merger represented by the Company Common Stock subject to the Reload Options equals the percentage interest in the Company currently represented by the Company Common Stock subject to the Company Stock Options. This Section 5.4(c) is intended to establish the aggregate number of Reload Options only, and the determination of the individuals who will receive Reload Options, and the number of options they will receive, will be determined by the Company and MergerCo and will not necessarily be equal to the number of options such individuals held prior to the Merger. The Reload Options shall be granted with an exercise price per share equal to the fair market value of a share of Company Common Stock at the time of grant.

     (d) Promptly following the Effective Time, the Company's board of directors shall take all actions necessary or appropriate to cause to be granted to each of the Company's executive officers options to purchase that number of shares of Company Common Stock following the Merger (a "Management Reload Option") such that such management optionholder's percentage interest in the Company following the Merger represented by the Company Common Stock subject to such Management Reload Option equals the sum of the management optionholder's percentage interest in the Company represented by the Company Common Stock previously subject to the Company Stock Option immediately prior to the Effective Time (the "Pre-Merger Option Interest") plus twenty-five percent (25%) of the Pre-Merger Option Interest. The Management Reload Options shall be granted with an exercise price per share equal to the fair market value of a share of Company Common Stock at the time of grant.

     5.5  Indemnification of Officers and Directors

     (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time as provided in the Company's bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Washington law for a period of six (6) years from the Effective Time.

     (b) From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of one hundred and fifty percent (150%) of the current annual premium. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds one hundred fifty percent (150%) of the current annual premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to one hundred and fifty percent (150%) of the current annual premium.

     5.6 Company Board of Directors. The Company shall use all reasonable best efforts to cause J.D. Delafield or such other nominee designated by MergerCo and reasonably acceptable to the Company to be appointed to the Company's board of directors effective as of the Effective Time to serve until the next annual meeting of shareholders or until his or her successor shall be duly elected and qualified.

     5.7 Recapitalization Accounting Treatment. The Company and MergerCo agree to use their reasonable best efforts not to take any action during the Pre-Closing Period that would adversely affect the ability of the Surviving Corporation to account for the Merger and all other transactions contemplated by this Agreement as a Leveraged Recapitalization for financial reporting purposes. The Company shall cooperate with any reasonable requests of MergerCo or the SEC related to the recording of the Merger as a Leveraged Recapitalization for financial reporting purposes, including, without limitation, to assist MergerCo with any presentation to the SEC with respect to such recording.

     5.8 All Reasonable Efforts. The Company and MergerCo shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Party (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

     5.9 Disclosure. MergerCo and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing the Company shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the transactions contemplated by this Agreement unless (a) MergerCo shall have approved such disclosure (which approval will not be unreasonably withheld), or (b) the Company shall been advised by its outside legal counsel that such disclosure is required by applicable law.

     5.10 Nasdaq Delisting. At MergerCo's request, the Company shall cooperate with MergerCo in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the Nasdaq National Market, providing that such delisting shall not be effective until after the Effective Time and provided further that if pro rations were made under Section 1.5(c)(iii), then the Company shall not voluntarily delist the Company Common Stock from the Nasdaq National Market for a period of six months following the Effective Time.

     5.11 Additional Securities Filings. If, in the opinion of counsel to MergerCo, the filing with the SEC of a Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3") in connection with the Merger is required by Rule 13e-3 under the Exchange Act, the Company will file the Schedule 13E-3 with the SEC at the time of filing of the Proxy Statement. If, in the opinion of counsel to MergerCo, the filing with the SEC of an S-4 Registration Statement in connection with the Merger is required under the Securities Act, the Company will file the S-4 Registration Statement with the SEC at the time of filing of the Proxy Statement. If either or both of the Schedule 13E-3 or the S-4 Registration Statement is filed, at the time of any amendment to the Proxy Statement, the parties will cause to be filed with the SEC an appropriate amendment to the
Schedule 13E3 and/or the S-4 Registration Statement.

     5.12 Effecting Reverse Stock Split. The Surviving Corporation shall promptly after the Effective Time amend its articles of incorporation to effect the Reverse Stock Split only if, prior to the Merger, MergerCo requests the Company to effect the Reverse Stock Split. The Reverse Stock Split, if effected, shall be applicable to all shares of Company

Common Stock outstanding following the Merger, including those shares issued to MergerCo pursuant to Section 1.5(a)(i).

     5.13  Financing

     (a) The Company agrees to provide, and will cause its officers, employees and advisors to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including, (i) participation in meetings and due diligence sessions, and (ii) the execution and delivery of any commitment letters, loan agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by MergerCo; provided, however, that the terms of any such letter, documents, certificate, agreements or instruments shall be reasonable and consistent with the amount of funding necessary to consummate the Merger and the other transactions contemplated hereby; and

     (b) MergerCo hereby agrees to use its reasonable best efforts to assist the Company in arranging the financing in respect of the transactions contemplated by this Agreement, including using its reasonable best efforts to assist the Company in the negotiation of definitive agreements with respect thereto. MergerCo will keep the Company informed of its efforts to assist the Company in arranging such financing. Each of MergerCo and the Company shall notify the other within 24 hours of receiving notice that such financing will not be available on terms satisfactory to MergerCo.

SECTION 6. Conditions Precedent to Mergerco's Obligation to Close

     MergerCo's obligations to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by MergerCo, in whole or in part):

     6.1 Accuracy of Representations. The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date), and except that any inaccuracies in such representations and warranties as of the Closing Date will be disregarded if the circumstances giving rise to such inaccuracies (considered individually and collectively) do not constitute, and could not reasonably be expected to result in a Material Adverse Effect on the Company, it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     6.2 Performance of Obligations. Each covenant or obligation that the Company is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Shareholder Approval; Dissenting Shares. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Shareholder Vote, and the aggregate of all "Dissenting Shares" shall represent no more than five percent (5%) of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

     6.4 Consents. The Consents set forth in Part 2.23 of the Company Disclosure Schedule and all other Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

     6.5 No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, operations or results of operations of the Company and no event shall have occurred and no circumstance shall exist that could reasonably be expected to have a Material Adverse Effect on the business, financial condition, operations, results of operations of the Company.

     6.6 Financing. MergerCo and the Company shall have received sufficient funds to pay the Merger Consideration and otherwise enable MergerCo to consummate the transactions contemplated hereby and to meet the working capital requirements of the Surviving Corporation pursuant to financing arrangements and definitive financing agreements completed to the reasonable satisfaction of MergerCo.

     6.7 Additional Documents. MergerCo shall have received the following documents:

          (a) an opinion letter from Perkins Coie, LLP, dated the Closing Date, in the form of Exhibit E;

          (b) a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to MergerCo, to the effect that, after reasonable investigation KPMG Peat Marwick LLP is not aware of any fact that could preclude the transactions contemplated in this Agreement from being accounted for as a Leveraged Recapitalization for financial reporting purposes; and

          (c) such other documents as MergerCo may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Company, (ii) evidencing the compliance by the Company with, or the performance by the Company of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions, including, but not limited to, a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3,
     6.4 and 6.5 have been duly satisfied.

     6.8 No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7. Conditions Precedent to the Company's Obligation to Close

     The Company's obligations to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

     7.1 Accuracy of Representations. The representations and warranties of MergerCo contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date), and except that any inaccuracies in such representations and warranties as of the Closing Date will be disregarded if the circumstances giving rise to such inaccuracies (considered individually and collectively) do not constitute, and could not reasonably be expected to result in a Material Adverse Effect on MergerCo, it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the MergerCo Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     7.2 Performance of Obligations. Each covenant or obligation that MergerCo is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Shareholder Approval. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Shareholder Vote.

     7.4 No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.5 Additional Documents. The Company shall have received the following documents:

          (a) an opinion letter from Cooley Godward, LLP, dated the Closing Date, in the form of Exhibit F; and

          (b) a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to the Company, to the effect that, after reasonable investigation KPMG Peat Marwick LLP is not aware of any fact that could preclude the transactions contemplated in this Agreement from being accounted for as a Leveraged Recapitalization for financial reporting purposes.

SECTION 8. Termination

     8.1 Termination Events. This Agreement may be terminated prior to the Effective Time:

          (a) by mutual written consent of the Company and MergerCo;

          (b) by either the Company or MergerCo if the Merger shall not have been consummated by May 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either the Company or MergerCo if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either the Company or MergerCo if (i) the Company Shareholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Shareholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid to MergerCo the fees and expenses required to be paid to MergerCo pursuant to Section 8.4(b), if any;

          (e) by MergerCo (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Shareholder Vote) if a Triggering Event shall have occurred;

          (f) by the Company, if the Board of Directors of the Company has withdrawn, amended or modified its recommendation referred to in Section 5.2(c) in compliance with Section 5.2(c); provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this
     Section 8.1(f) unless the Company shall have paid to MergerCo any fee and expenses required to be paid to MergerCo pursuant to Section 8.4(b);

          (g) by MergerCo if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect and has not been cured within 15 business days of notice by MergerCo thereof; provided, however, that MergerCo may not terminate this Agreement under this Section 8.1(g) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies of breaches) would not result in a failure of the conditions set forth in Section 6.1 hereof; or

          (h) by the Company if any of MergerCo's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of MergerCo's covenants contained in this Agreement shall have been breached in any material respect and has not been cured within 15 business days of notice by MergerCo thereof; provided, however, that the Company may not terminate this Agreement under this Section 8.1(h) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in
     Section 7.1 hereof.

     8.2 Termination Procedures. If MergerCo wishes to terminate this Agreement pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e) or 8.1(g), MergerCo shall deliver to the Company a written notice stating that MergerCo is terminating this Agreement and setting forth a brief description of the basis on which MergerCo is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(f) or 8.1(h), the Company shall deliver to MergerCo a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate and this Agreement shall be of no further force or effect; provided, however, that:

          (a) no party shall be relieved of any obligation or other Liability arising from any material breach by such party of any provision of this Agreement;

          (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 8.4 and 9; and

          (c) such termination shall have no effect on the Confidentiality Agreement dated November 11, 1998 between the Company and W.R. Hambrecht + Co., LLC.

     8.4  Expenses; Termination Fees

     (a) Except as set forth in this Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) If (i) this Agreement is terminated by MergerCo pursuant to Section 8.1(e), or (ii) this Agreement is terminated by the Company pursuant to Section 8.1(f), then, in either such case, the Company shall pay to MergerCo in cash at the times specified herein (A) a nonrefundable fee in the amount of $625,000 (the "TERMINATION FEE") and (B) reimbursements for all reasonable out-of-pocket expenses and fees (including fees and expenses payable to all banks and other financial institutions, and their respective Agents and counsel, and all fees and expenses of counsel, accountants, financial printers, experts and consultants to MergerCo and its affiliates (including W.R. Hambrecht + Co., LLC) and all fees and expenses payable to any Governmental Body), whether incurred prior to or after the date hereof, in connection with this Agreement, the Merger, the transactions contemplated by this Agreement or any actual or proposed financing (whether in the form of equity or debt) in connection with any such transaction ("TRANSACTION EXPENSES"). If (1) this Agreement is terminated by the Company or MergerCo pursuant to Section 8.1(b) (excluding a termination of this Agreement following a refusal by MergerCo to close solely by virtue of a failure to satisfy the condition to Closing set forth in Section 6.6), 8.1(c) or 8.1(d) or (2) this Agreement is terminated by MergerCo pursuant to Section 8.1(g), then, in any such case, the Company shall pay to MergerCo in cash at the times specified herein reimbursements for its Transaction Expenses. In the case of termination of this Agreement by MergerCo pursuant to Section 8.1(e), the Termination Fee shall be paid by the Company within two (2) business days after such termination. In the case of termination of this Agreement by the Company pursuant to Section 8.1(f), the Termination Fee shall be paid by the Company prior to such termination. If this Agreement is terminated by the Company or MergerCo pursuant to Section 8.1(d) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned prior to the Company Shareholders' Meeting) (a "PENDING PROPOSAL"), in the event of the closing, completion or consummation within one year after the date of termination of this Agreement of an Acquisition Transaction relating to a Pending Proposal (regardless of any amendments, modifications or alterations that occur after the termination of this Agreement), a fee of $1,250,000 (the "TOTAL FEE") shall be paid by the Company to MergerCo immediately after such closing, completion or consummation. In addition to the other amounts payable under this Section 8.4(b), if this Agreement is terminated by MergerCo pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(f), in the event of the closing, completion or consummation within one year after the date of termination of this Agreement of an Acquisition Transaction relating to a Pending Proposal (regardless of any amendments, modifications or alterations that occur after the termination of this Agreement), an additional fee of $625,000 (the "TOPPING FEE") shall be paid by the Company to MergerCo immediately after such closing, completion or consummation. Reimbursements for Transaction Expenses (which may occur on one or more occasions) shall be paid within two (2) business days after delivery to the Company of a written request therefor, including reasonable evidence of the expenses incurred. The Termination Fee, Topping Fee, Total Fee and reimbursements for Transaction Expenses shall be paid by the wire transfer of same day funds.

     8.5 Nonexclusivity of Termination Rights. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

SECTION 9. Miscellaneous Provisions

     9.1 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.2 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.3 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of MergerCo, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

     if to the Company:     Interlinq Software Company
                            11980 N.E. 24th Street
                            Bellevue, WA 98005
                            Attention: Jiri Nechleba
                            Telecopier: (425) 250-2001
                            and
                            Attention: Steve Yount
                            Telecopier: (425) 250-2101

     with a copy to:        Perkins Coie, LLP
                            1201 Third Avenue, 40th Floor
                            Seattle, WA 98101-3099
                            Attention: Linda A. Schoemaker, Esq.
                            Telecopier: (206) 583-8500

     if to MergerCo:        W.R. Hambrecht + Co., LLC
                            550 - 15th Street
                            San Francisco, CA 94103
                            Attention: J. D. Delafield
                            Telecopier: (415) 551-8686

     with a copy to:        Cooley Godward LLP
                            One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111-3580
                            Attention: Kenneth L. Guernsey, Esq.
                            Telecopier: (415) 951-3699

     9.5 Cooperation. The Company and MergerCo agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     9.8 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the City of Seattle, King County, State of Washington; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Western District of Washington; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid to the address at which such party is to receive notice in accordance with Section 9.4.

     9.9  Waiver

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.10 Amendments. This Agreement may be amended with the approval of the respective boards of directors of the Company and MergerCo at any time (whether before or after the adoption and approval of this Agreement and the Articles of Merger and the approval of the Merger by the shareholders of the Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of the shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.12 Entire Agreement. This Agreement, the other agreements referred to herein and that certain letter agreement dated as of November 11, 1998, set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     9.13  Construction

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date set forth above.

                                          "Mergerco"

                                          TERLIN, INC.,
                                          a Washington corporation

                                          By:     /s/ JOHN D. DELAFIELD
                                             -----------------------------------
                                          Name:  John D. Delafield
                                          Title:   President and Chief Executive
                                                   Officer

                                          "THE COMPANY"

                                          INTERLINQ SOFTWARE CORPORATION,
                                          a Washington corporation

                                          By:       /s/ JIRI NECHLEBA
                                             -----------------------------------
                                          Name:  Jiri Nechleba
                                          Title:   President and Chief Executive
                                                   Officer

                                                             EXHIBIT A

                                                        CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by MergerCo) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 20% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

     (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company; or

     (c) any liquidation or dissolution of the Company.

     Cercla. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

     Closing. "Closing" shall have the meaning specified in Section 1.3 of the Agreement.

     Closing Date.  "Closing Date" shall have the meaning specified in Section
1.3 of the Agreement.

     Cobra. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Company. The "Company" shall mean Interlinq Software Corporation, a Washington corporation.

     Company Common Stock. "Company Common Stock" shall mean shares of the common stock of the Company, $0.01 par value per share.

     Company Contract. "Company Contract" shall mean any Contract:

          (a) to which the Company is a party;

          (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or

          (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to MergerCo on behalf of the Company and signed by an officer of the Company.

     Company Plan. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

     Company Preferred Stock. "Company Preferred Stock" shall mean shares of convertible preferred stock of the Company, $0.01 par value per share.

     Company Proprietary Assets. "Company Proprietary Assets" shall mean all of the Proprietary Assets owned by or licensed to the Company.

     Company SEC Documents. "Company SEC Documents" shall mean all documents filed by the Company with the SEC since June 30, 1996, and all amendments thereto.

     Company Share Certificate. "Company Share Certificate" shall mean a valid certificate representing ownership of shares of Company Common Stock.

     Company Shareholders' Meeting. "Company Shareholders' Meeting" shall mean the meeting of the holders of Company Common Stock to consider and vote upon the adoption and approval of the Agreement, the approval of the Merger and the approval of the Reverse Stock Split.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

     Current Benefit Plan. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

          (a) that was established or adopted by the Company or any ERISA Affiliate;

          (b) in which the Company participates;

          (c) with respect to which the Company or any ERISA Affiliate is or may be required or permitted to make any contribution; or

          (d) with respect to which the Company or any ERISA Affiliate is or may become subject to any Liability.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Dissenting Shares. "Dissenting Shares" means shares of Company Common Stock with respect to which the holder or holders thereof perfect their rights to dissent under Chapter 23B.13 of the WBCA.

     Dissenting Shareholders. "Dissenting Shareholders" means holders of shares of Company Common Stock who perfect their rights to dissent under Chapter 23B.13 of the WBCA.

     Employee Benefit Plan. "Employee Benefit Plan" shall mean all "employee pension benefit plans" as defined in Section 3(2) of ERISA; all "welfare benefit plans" as defined in Section 3(1) of ERISA; and all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement, whether or not subject to ERISA and whether or not in writing.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with the Company under Section 414 of the Code.

     Exchange Agent. "Exchange Agent" shall mean Chase Mellon Shareholder Services LLC or such other reputable bank or trust company selected by MergerCo and approved by the Company prior to the Closing Date.

     GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

     Governmental Authorization. "Governmental Authorization" shall mean any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     Governmental Body.  "Governmental Body" shall mean any:

          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     Hazardous Material.  "Hazardous Material" shall include:

          (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

          (b) any waste, gas or other substance or material that is explosive or radioactive;

          (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

          (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

          (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)," "(b)," "(c)" or "(d)" above.

     Knowledge. An Entity shall be deemed to have the "Knowledge" of its officers and directors. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Leveraged Recapitalization. "Leveraged Recapitalization" shall mean a transaction structured to transfer the controlling interest of an operating entity to a new investor without a change in accounting basis of the assets and liabilities presented in the separate stand-alone financial statements of the operating entity.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Material Adverse Effect. "Material Adverse Effect," when used in connection with the Company, means any change, event, circumstance or effect (i) that is or could reasonably be expected to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of the Company, other than any change, event, circumstance or effect arising out of general economic conditions generally affecting the mortgage software or enterprise application integration market or (ii) that does or could reasonably be expected to impair the ability of the Company to consummate the transactions contemplated hereby.

     "Material Adverse Effect," when used in connection with MergerCo, means any change, event, circumstance or effect (i) that is or could reasonably be expected to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of MergerCo, other than any change, event, circumstance or effect arising out of general economic conditions generally affecting the financial markets or (ii) that does or could reasonably be expected to impair the ability of MergerCo to consummate the transactions contemplated hereby.

     Material Contract.  "Material Contract" shall mean any of the following:

          (a) any Contract relating to the employment of, or the performance of services by, any employee or consultant involving compensation in excess of $100,000 per annum, and any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment (other than payments of salary) in excess of $75,000, to any current or former employee or director;

          (b) any Contract (i) with any customer of the Company involving future payments to the Company in excess of $100,000 and (ii) with respect to the distribution or marketing of any product of the Company involving future payments to or from the Company in excess of $100,000;

          (c) any Contract which provides for indemnification of any officer, director, employee or agent;

          (d) any Contract imposing any restriction on the right or ability of the Company (i) to compete with any other Person; (ii) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or
     (iii) develop or distribute any product, except in each case where such restriction is not material to the business of the Company;

          (e) any Contract (i) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (ii) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities; or (iii) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

          (f) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or any Contract that creates or grants to any Person any stock appreciation right, phantom stock right or similar right or interest;

          (g) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal; and

          (h) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the delivery of products or performance of services having a value in excess of $100,000 in the aggregate.

     Merger Consideration. "Merger Consideration" shall have the meaning set forth in Section 1.5(a)(iii).

     MergerCo.  "MergerCo" shall mean Terlin, Inc., a Washington corporation.

     NASD.  "NASD" shall mean the National Association of Securities Dealers,
Inc.

     Order.  "Order" shall mean any:

          (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

          (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

     Ordinary Course of Business. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

          (a) such action is recurring in nature, is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day-to-day operations; and

          (b) such action is not required to be authorized by the Company's shareholders, board of directors or any committee of such board of directors and does not require any other separate or special authorization of any nature, it being understood that approval by the Company's board of directors in and of itself shall not be indicative that an action by or on behalf of the Company was not in the "Ordinary Course of Business."

     Past Benefit Plan. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

          (a) of which the Company or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by the Company or by any ERISA Affiliate;

          (b) in which the Company or any ERISA Affiliate has ever participated;

          (c) with respect to which the Company or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

          (d) with respect to which the Company or any ERISA Affiliate has ever been subject to any Liability.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Pre-Closing Period. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Effective Time.

     Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

     Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

     Proxy Statement. "Proxy Statement" shall mean the proxy statement filed with the SEC and to be sent to the Company's shareholders in connection with the Company Shareholders' Meeting.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Required Company Shareholder Vote. "Required Company Shareholder Vote" shall have the meaning set forth in Section 2.26.

     Reverse Stock Split. "Reverse Stock Split" shall have a meaning set forth in Section 5.2.

     S-4 Registration Statement. "S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by the Company in connection with an issuance of Company Common Stock in the Merger if necessary in the opinion of counsel to MergerCo.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body.

     Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to acquire (by means of merger, consolidation, share exchange, tender offer, exchange offer or otherwise) more than 50% of the outstanding equity or voting securities of the Company or substantially all of the assets of the Company on terms that the board of directors of the Company determines, in its good faith judgment, based upon the written advice of its financial adviser, to be more favorable to the Company's shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless any financing required to consummate the transaction contemplated by such offer is either committed or is reasonably capable of being obtained by such third party.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to MergerCo its unanimous recommendation in favor of, the Merger or approval of the Agreement; (ii) the Company shall have failed to include in the Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of the approval of the Agreement and the Merger; (iii) the board of directors of the Company fails to unanimously reaffirm its recommendation in favor of approval of the Agreement and the Merger within five
(5) business days after MergerCo requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement as contemplated in Section 4.3 of this Agreement or Contracts with advisors or consultants to the Company); (vi) the Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event to commence such meeting within 45 days and end such meeting within 60 days after the Proxy Statement is mailed to the Company's Shareholders; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement that the Company recommends rejection of such tender or exchange offer, or (viii) an Acquisition Proposal is publicly announced, and the Company
(A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five (5) business days (but in any event prior to the Company Shareholders' Meeting) after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited balance sheet of the Company and its subsidiaries as of September 30, 1998 included in the Company's Form 10-Q for the quarter then ended.

                                                                      APPENDIX B

                                                               December 29, 1998

                                                                    CONFIDENTIAL

Board of Directors
Interlinq Software Corporation
11980 NE 24th Street
Bellevue, WA 98005

Dear Members of the Board:

     We understand that Interlinq Software Corporation, a Washington corporation ("Interlinq" or the "Company"), and Terlin, Inc. ("Terlin" or "MergerCo"), a Washington corporation, propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which MergerCo will be merged (the "Merger") with and into the Company (the Company, following the Merger, is referred to herein as the "Surviving Corporation"). Pursuant to the Merger, each outstanding share of common stock of the Company ("Common Stock") will be converted, at the option of the holder thereof, into the right either to receive $9.25 cash or to retain one share of Common Stock (in the form of common stock of the Surviving Corporation); provided, however, that such elections by Interlinq shareholders to receive cash or retain Surviving Corporation common stock shall be adjusted on a pro-rata basis in accordance with the Agreement to provide for the retention by Interlinq shareholders of 1.25 million shares of Surviving Corporation common stock in the aggregate, representing approximately 36.7% of the common stock of the Surviving Corporation outstanding immediately subsequent to the Merger. The aggregate amount of cash to be received, and Surviving Corporation common stock to be retained, by Interlinq shareholders in the Merger is collectively referred to herein as the "Consideration." Based on our discussions with Terlin management, we also understand that, in connection with the Merger, options and warrants to purchase Surviving Corporation common stock may be issued which, if and when exercised, would reduce Interlinq shareholders' percentage ownership of Surviving Corporation common stock by approximately 23.7% (on a fully diluted basis).

     The common stock of the Surviving Corporation may not be listed on the Nasdaq National Market or on any stock exchange following the Merger. The Merger is intended to be accounted for as a Leveraged Recapitalization under Generally Accepted Accounting Principles. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Consideration to be received by Interlinq shareholders in the Merger is fair, from a financial point of view, to Interlinq shareholders (other than Terlin and its affiliates).

     Broadview International LLC focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We have been engaged for the purpose of rendering an opinion in connection with the Merger and will receive a fee upon the delivery of this opinion. We have not, however, in the course of our representation of the Company, been asked to consider, and this opinion does not address, the relative merits of the Merger as compared to other potential business strategies which the Company could pursue.

     In rendering our opinion, we have, among other things:

      (1) reviewed the terms of the draft Agreement furnished to us by Terlin's legal counsel on December 23, 1998, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed except for the cash offer price. We have assumed, with your permission (and this opinion is being rendered based on this assumption), a cash offer price of $9.25;

      (2) reviewed Interlinq's Form 10-K for the fiscal year ended June 30, 1998, including the audited financial statements included therein, and Interlinq's Form 10-Q for its quarterly period ended September 30, 1998, including the unaudited financial statements included therein;

      (3) reviewed certain internal financial and operating information relating to Interlinq prepared and provided to us by Interlinq management, including financial projections through June 30, 2004 for Interlinq (which assume the Merger does not occur) as well as certain pro forma effects on the Company's capital structure after giving effect to the Merger;

      (4) participated in discussions with Interlinq management concerning the operations, business strategy, current financial performance and prospects for Interlinq;

      (5) discussed with Interlinq management its view of the strategic rationale for the Merger;

      (6) discussed with Terlin management its view of the strategic rationale for the Merger;

      (7) discussed with Terlin management the pro forma capital structure for the Company;

      (8) analyzed the anticipated effect of the Merger on the future financial performance of the Company;

      (9) reviewed the recent reported closing prices and trading activity for Interlinq Common Stock;

     (10) compared certain aspects of the financial performance of Interlinq with public companies we deemed comparable;

     (11) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

     (12) reviewed recent equity research analyst reports covering Interlinq;

     (13) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or otherwise disclosed to us. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Interlinq as to the future performance of Interlinq, including the pro forma financial impact of the Merger on the Company. We have also relied on information provided by Terlin management regarding the pro forma capitalization of the Company assuming consummation of the Merger. We have neither made nor obtained an independent appraisal or valuation of any of Interlinq's assets. Based upon and subject to the foregoing, we are of the opinion that the Consideration to be received by Interlinq shareholders in the Merger is fair, from a financial point of view, to Interlinq shareholders (other than Terlin and its affiliates).

     The foregoing opinion relates to the aggregate consideration to be received by Interlinq shareholders in the Merger, and no opinion is rendered herein with respect to the allocation of the Consideration among Interlinq shareholders. Such allocation is to be determined by elections made by Interlinq shareholders as to whether to receive cash consideration or to retain Surviving Corporation common stock, subject to adjustment in accordance with the terms of the Agreement.

     For purposes of this opinion, we have assumed that Interlinq is not currently involved in any material transaction other than the Merger and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which Interlinq Common Stock or common stock of the Surviving Corporation will trade at any time.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Interlinq in connection with its consideration of the Merger and does not constitute a recommendation to any Interlinq shareholder as to how such shareholder should vote on the proposed Merger or as to whether any shareholder should elect to retain shares in the Surviving Corporation. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview International LLC hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to Interlinq shareholders in connection with the Merger.

                                              Sincerely,

                                              Broadview International LLC

                                                                      APPENDIX C

                             ARTICLES OF AMENDMENT
                                       OF
                         INTERLINQ SOFTWARE CORPORATION

     The following Articles of Amendment are executed by the undersigned, a Washington corporation:

          1.  The name of the corporation is INTERLINQ Software Corporation.

          2. Article 2 of the Articles of Incorporation of the corporation is amended to add the following paragraph:

             "Effective upon filing of the Articles of Amendment with the Secretary of State of the state of Washington, every shares of issued and outstanding Common Stock, par value $.01 per share, of the corporation, shall be changed and reclassified into shares of Common Stock, par value $.01 per share, of the
        corporation, thereby giving effect to a                for
                       reverse stock split. The total authorized stock of the corporation set forth in the first sentence of this Article 2 sets forth the total authorized stock of the corporation after giving effect to
        this                - for-               reverse stock split."

          3.  The date of the adoption of the amendment by the shareholder of
     the corporation is              , 1999.

          4. The amendment was duly approved by the shareholder of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     These Articles of Amendment are executed by the corporation by its duly authorized officer.

     Dated:              , 1999

                                              INTERLINQ SOFTWARE CORPORATION

                                              By
                                              ----------------------------------

                                                                      APPENDIX D
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         INTERLINQ SOFTWARE CORPORATION

     Interlinq Software Corporation, a Washington corporation, by its President and Chief Executive Officer, hereby submits the following Amended and Restated Articles of Incorporation of such corporation, pursuant to the provisions of RCW 23B.10.070. These Amended and Restated Articles of Incorporation supercede the original Articles of Incorporation and all amendments thereto as of the date of their adoption set forth on the last page hereof.

                                ARTICLE 1. NAME

     The name of this corporation is Interlinq Software Corporation.

                               ARTICLE 2. SHARES

     The total number of shares which the corporation is authorized to issue is 30,000,000, consisting of 30,000,000 shares of Common Stock having a par value of $0.01 per shares.

                     ARTICLE 3. REGISTERED OFFICE AND AGENT

     The name of the current registered agent of this corporation and the address of its registered office are as follows:

                           Lawco of Washington, Inc.
                         1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

                          ARTICLE 4. PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 5. CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                              ARTICLE 6. DIRECTORS

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Directors of this corporation may be removed with or without cause in the manner provided by the Bylaws.

                               ARTICLE 7. BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Board of Directors and by the affirmative vote of the holders of not less than a majority of the outstanding shares; provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than a majority of the outstanding shares.

               ARTICLE 8. AMENDMENTS TO ARTICLES OF INCORPORATION

     In the case of any matter submitted to a vote of the shareholders of this corporation for which the Washington Business Corporation Act requires (unless the Articles of Incorporation provide otherwise) the approval of two-thirds of the votes in each voting group entitled to be cast thereon in or for such matter to be approved, pursuant to authority contained in the Washington Business Corporation Act, the approval of a majority, rather than two-thirds, of the votes in each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the Washington Business Corporation Act, amendments to these Restated Articles of Incorporation, mergers and share exchanges, sale of assets other than in the ordinary course of business, and dissolution.

                  ARTICLE 9. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exits on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                        ARTICLE 10. SHAREHOLDER ACTIONS

     Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if either:

          (i) the action is taken by all shareholders entitled to vote on the action; or

          (ii) So long as this corporation is not a public company, the action is taken by shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

     To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the directors of this corporation or by the committee or officers to whom the board has delegated that responsibility.

Dated:

                                          --------------------------------------
                                                      Jiri Nechleba
                                          President and Chief Executive Officer

                                                                      APPENDIX E

                                RESTATED BYLAWS
                                       OF
                         INTERLINQ SOFTWARE CORPORATION

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
SECTION 1   OFFICES.....................................................  E-1
SECTION 2   SHAREHOLDERS................................................  E-1
  2.1       Annual Meeting..............................................  E-1
  2.2       Special Meetings............................................  E-1
  2.3       Meetings by Communication Equipment.........................  E-1
  2.4       Date, Time and Place of Meeting.............................  E-1
  2.5       Notice of Meeting...........................................  E-2
  2.6       Business for Shareholders' Meetings.........................  E-2
  2.6.1     Business at Annual Meetings.................................  E-2
  2.6.2     Business at Special Meetings................................  E-2
  2.6.3     Notice to Corporation.......................................  E-2
  2.7       Waiver of Notice............................................  E-3
  2.8       Fixing of Record Date for Determining Shareholders..........  E-3
  2.9       Voting Record...............................................  E-3
  2.10      Quorum......................................................  E-3
  2.11      Manner of Acting............................................  E-4
  2.12      Proxies.....................................................  E-4
  2.13      Voting of Shares............................................  E-4
  2.14      Voting for Directors........................................  E-4
  2.15      Action by Shareholders Without a Meeting....................  E-4
SECTION 3   BOARD OF DIRECTORS..........................................  E-5
  3.1       General Powers..............................................  E-5
  3.2       Number and Tenure...........................................  E-5
  3.3       [INTENTIONALLY OMITTED].....................................  E-5
  3.4       Annual and Regular Meetings.................................  E-5
  3.5       Special Meetings............................................  E-5
  3.6       Meetings by Communications Equipment........................  E-5
  3.7       Notice of Special Meetings..................................  E-6
  3.7.1     Personal Delivery...........................................  E-6
  3.7.2     Delivery by Mail............................................  E-6
  3.7.3     Delivery by Private Carrier.................................  E-6
  3.7.4     Facsimile Notice............................................  E-6
  3.7.5     Delivery by Telegraph.......................................  E-6
  3.7.6     Oral Notice.................................................  E-6
  3.8       Waiver of Notice............................................  E-7
  3.8.1     In Writing..................................................  E-7
  3.8.2     By Attendance...............................................  E-7
  3.9       Quorum......................................................  E-7
  3.10      Manner of Acting............................................  E-7
  3.11      Presumption of Assent.......................................  E-7
  3.12      Action by Board or Committees Without a Meeting.............  E-7
  3.13      Resignation.................................................  E-8
  3.14      Removal.....................................................  E-8
  3.15      Vacancies...................................................  E-8
  3.16      Executive and Other Committees..............................  E-8
  3.16.1    Creation of Committees......................................  E-8
  3.16.2    Authority of Committees.....................................  E-8

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
                                                                         ----
  3.16.3    Audit Committee.............................................  E-9
  3.16.4    Quorum and Manner of Acting.................................  E-9
  3.16.5    Minutes of Meetings.........................................  E-9
  3.16.6    Resignation.................................................  E-9
  3.16.7    Removal.....................................................  E-9
  3.16.8    Compensation Committee...................................... E-10
  3.17      Compensation................................................ E-10
SECTION 4   OFFICERS.................................................... E-10
  4.1       Appointment and Term........................................ E-10
  4.2       Resignation................................................. E-10
  4.3       Removal..................................................... E-11
  4.4       Contract Rights of Officers................................. E-11
  4.5       Chairman of the Board....................................... E-11
  4.6       President................................................... E-11
  4.7       Vice President.............................................. E-11
  4.8       Secretary................................................... E-11
  4.9       Treasurer................................................... E-12
  4.10      Salaries.................................................... E-12
SECTION 5   CONTRACTS, LOANS, CHECKS AND DEPOSITS....................... E-12
  5.1       Contracts................................................... E-12
  5.2       Loans to the Corporation.................................... E-12
  5.3       Checks, Drafts, Etc......................................... E-12
  5.4       Deposits.................................................... E-12
SECTION 6   CERTIFICATES FOR SHARES AND THEIR TRANSFER.................. E-13
  6.1       Issuance of Shares.......................................... E-13
  6.2       Certificates for Shares..................................... E-13
  6.3       Stock Records............................................... E-13
  6.4       Restriction on Transfer..................................... E-13
  6.5       Transfer of Shares.......................................... E-14
  6.6       Lost or Destroyed Certificates.............................. E-14
SECTION 7   BOOKS AND RECORDS........................................... E-14
SECTION 8   ACCOUNTING YEAR............................................. E-15
SECTION 9   SEAL........................................................ E-15
SECTION 10  INDEMNIFICATION............................................. E-15
  10.1      Right to Indemnification.................................... E-15
  10.2      Restrictions on Indemnification............................. E-16
  10.3      Advancement of Expenses..................................... E-16
  10.4      Right of Indemnitee to Bring Suit........................... E-16
  10.5      Procedures Exclusive........................................ E-16
  10.6      Nonexclusivity of Rights.................................... E-16
  10.7      Insurance, Contracts and Funding............................ E-17
            Indemnification of Employees and Agents of the
  10.8      Corporation................................................. E-17
  10.9      Persons Serving Other Entities.............................. E-17
SECTION 11  AMENDMENTS.................................................. E-17

                                RESTATED BYLAWS
                                       OF
                         INTERLINQ SOFTWARE CORPORATION

                                   SECTION 1

                                    OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

                                   SECTION 2

                                  SHAREHOLDERS

     2.1  ANNUAL MEETING

     The annual meeting of the shareholders shall be held each year, for the purpose of electing Directors and transacting such other business as may properly come before the meeting, on such date between the 90th day and the 180th day after the close of the corporation's fiscal year and at such place and time as the Board shall by resolution determine. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

     2.2  SPECIAL MEETINGS

     The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided, however, that upon qualification of the corporation as a "public company" under Section 23B.01.400 of the Washington Business Corporation Act the percentage of votes required to call a special meeting shall be 30.

     2.3  MEETINGS BY COMMUNICATION EQUIPMENT

     Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     2.4  DATE, TIME AND PLACE OF MEETING

     Except as otherwise provided herein, all meetings of shareholders, including those held pursuant to demand by shareholders as provided herein, shall be held on such date and at such time and place, within or without the State of Washington, designated by or at the direction of the Board.

     2.5  NOTICE OF MEETING

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

     Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If these forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it is effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner is effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication is effective five days after first publication.

     2.6  BUSINESS FOR SHAREHOLDERS' MEETINGS

           2.6.1  BUSINESS AT ANNUAL MEETINGS

     In addition to the election of directors, any proper business may be transacted at an annual meeting of shareholders.

           2.6.2  BUSINESS AT SPECIAL MEETINGS

     At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.5 hereof, shall come before such meeting.

           2.6.3  NOTICE TO CORPORATION

     Any written notice required to be delivered by a shareholder to the corporation pursuant to Section 2.2 or subsection 2.6.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's principal office.

     2.7  WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Restated Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     2.8  FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS

     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in the case or a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

     2.9  VOTING RECORD

     At least ten days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares therein, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for ten days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent.

     2.10  QUORUM

     A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Restated Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, the holders of a majority of the votes so represented may adjourn the meeting from time to time without further notice tithe new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.11  MANNER OF ACTING

     If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Restated Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

     2.12  PROXIES

     A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.13  VOTING OF SHARES

     Except as provided in the Restated Articles of Incorporation or in Section
2.14 hereof, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

     2.14  VOTING FOR DIRECTORS

     Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Restated Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

     2.15  ACTION BY SHAREHOLDERS WITHOUT A MEETING

     Any action which could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all shareholders entitled to vote on the action and are delivered to the corporation. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken by written consent of shareholders without a meeting is effective when all consents are in the possession of the corporation, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                                   SECTION 3

                               BOARD OF DIRECTORS

     3.1  GENERAL POWERS

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Restated Articles of Incorporation or the Washington Business Corporation Act.

     3.2  NUMBER AND TENURE

     The Board shall be composed of not less than three nor more than nine Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications.

     Unless a Director dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders; provided, however,that a Director shall serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of Directors.

     3.3  [INTENTIONALLY OMITTED]

     3.4  ANNUAL AND REGULAR MEETINGS

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any, committee thereof, may specify the time and place either within or without the State of Washington for holding regular meetings thereof without notice other than such resolution.

     3.5  SPECIAL MEETINGS

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any Director and, in the case of any special meeting of any committee designated by the Board, by any Director who is a member of such committee. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

     3.6  MEETINGS BY COMMUNICATIONS EQUIPMENT

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

     3.7  NOTICE OF SPECIAL MEETINGS

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

           3.7.1  PERSONAL DELIVERY

     If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

           3.7.2  DELIVERY BY MAIL

     If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

           3.7.3  DELIVERY BY PRIVATE CARRIER

     If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

           3.7.4  FACSIMILE NOTICE

     If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

           3.7.5  DELIVERY BY TELEGRAPH

     If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

           3.7.6  ORAL NOTICE

     If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

     3.8  WAIVER OF NOTICE

           3.8.1  IN WRITING

     Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Restated Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of. any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

           3.8.2  BY ATTENDANCE

     A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business thereat and does not thereafter vote for or assent to action token at the meeting.

     3.9  QUORUM

     A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     3.10  MANNER OF ACTING

     If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board meeting shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Restated Articles of Incorporation or the Washington Business Corporation Act.

     3.11  PRESUMPTION OF ASSENT

     A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business thereat, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     3.12  ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

     Any action which could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

     3.13  RESIGNATION

     Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.14  REMOVAL

     At any meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Restated Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

     3.15  VACANCIES

     Unless the Restated Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

     3.16  EXECUTIVE AND OTHER COMMITTEES

             3.16.1  CREATION OF COMMITTEES

     The Board, by resolution adopted by the greater of (i) a majority of the Directors then in office and (ii) the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

             3.16.2  AUTHORITY OF COMMITTEES

     Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee thereof, (d) adopt, amend or repeal Bylaws, (e) amend the Restated Articles of Incorporation pursuant to Section 23B.10.020 of the Washington Business Corporation Act, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

             3.16.3  AUDIT COMMITTEE

     In addition to any committees appointed pursuant to this Section 3.16, there shall be an Audit Committee, appointed annually by the Board, consisting of at least two Directors who are not members of management of the corporation. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the corporation, to review compliance with all corporate policies which have been approved by the Board and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

             3.16.4  QUORUM AND MANNER OF ACTING

     A majority of the number of Directors comprising any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, if a quorum is present when the vote is taken the act of a majority of the members present shall be the act of the committee.

             3.16.5  MINUTES OF MEETINGS

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

             3.16.6  RESIGNATION

     Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

             3.16.7  REMOVAL

     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

             3.16.8  COMPENSATION COMMITTEE

     The Board may, in its discretion, designate a Compensation Committee consisting of not less than two Directors as it may from time to time determine. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the corporation and to make recommendations concerning such compensation to the Board; (b) to consider incentive compensation plans for the employees of the corporation; (c) to carry out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the corporation; (d) to consult with the President concerning any compensation matters deemed appropriate by the President or the Compensation Committee; and
(e) such other duties as shall be assigned to the Compensation Committee by the Board.

     3.17  COMPENSATION

     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                                   SECTION 4

                                    OFFICERS

     4.1  APPOINTMENT AND TERM

     The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the Chairman of the Board, the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

     4.2  RESIGNATION

     Any officer may resign at any time by delivering written notice thereof to the corporation. Any such resignation is effective upon delivery thereof, unless the notice of resignation specifies a later effective date, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.3  REMOVAL

     Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

     4.4  CONTRACT RIGHTS OF OFFICERS

     The appointment of an officer does not itself create contract rights.

     4.5  CHAIRMAN OF THE BOARD

     If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meetings.

     4.6  PRESIDENT

     If appointed, the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

     4.7  VICE PRESIDENT

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

     4.8  SECRETARY

     If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.9  TREASURER

     If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

     4.10  SALARIES

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                                   SECTION 5

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1  CONTRACTS

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2  LOANS TO THE CORPORATION

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3  CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4  DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

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                                   SECTION 6

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  ISSUANCE OF SHARES

     No shares of the corporation shall be issued unless authorized by the Board or by a committee designated by the Board to the extent such committee is empowered to do so.

     6.2  CERTIFICATES FOR SHARES

     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

     6.3  STOCK RECORDS

     The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.4  RESTRICTION ON TRANSFER

     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, as amended, or any applicable state law."

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     6.5  TRANSFER OF SHARES

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

     6.6  LOST OR DESTROYED CERTIFICATES

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                                   SECTION 7

                               BOOKS AND RECORDS

     The corporation shall:

     (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation;

     (b) Maintain appropriate accounting records;

     (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation;

     (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time; and

     (e) Keep a copy of the following records at its principal office:

          (1) the Restated Articles of Incorporation and all amendments thereto as currently in effect;

          (2) the Bylaws and all amendments thereto as currently in effect;

          (3) the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;

          (4) the financial statements described in Section 23B. 16.200(1) of the Washington Business Corporation Act, for the past three years;

          (5) all written communications to shareholders generally within the past three years;

          (6) a list of the names and business addresses of the current Directors and officers; and

          (7) the most recent annual report delivered to the Washington Secretary of State.

                                   SECTION 8

                                ACCOUNTING YEAR

     The accounting year of the corporation shall be the twelve months ending June 30 each year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                   SECTION 9

                                      SEAL

     The Board may provide for a corporate seal which shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                                   SECTION 10

                                INDEMNIFICATION

     10.1  RIGHT TO INDEMNIFICATION

     Each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis or a proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or pan thereof) initiated by such indemnitee only if a proceeding (or pan thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 10 shall be a contract right.

     10.2  RESTRICTIONS ON INDEMNIFICATION

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

     10.3  ADVANCEMENT OF EXPENSES

     The right to indemnification conferred in this Section I0 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.3.

     10.4  RIGHT OF INDEMNITEE TO BRING SUIT

     If a claim under Section 10.1 or 10.3 hereof this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

     10.5  PROCEDURES EXCLUSIVE

     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section 10 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

     10.6  NONEXCLUSIVITY OF RIGHTS

     The right to indemnification and the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right which any person may have or

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

hereafter acquire under any statute, provision of the Restated Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

     10.7  INSURANCE, CONTRACTS AND FUNDING

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Section 10.

     10.8  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

     The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (i) with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (iii) as are otherwise consistent with law.

     10.9  PERSONS SERVING OTHER ENTITIES

     Any person who, while a Director, officer or employee of the corporation, is or was serving as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Sections 10.1 and 10.3 hereof.

                                   SECTION 11

                                   AMENDMENTS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Board of Directors and by the affirmative vote of the holders of not less than a majority of the outstanding shares; provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than a majority of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group.

                                                                      APPENDIX F

           CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATION ACT
                              (DISSENTERS' RIGHTS)

23B.13.010 DEFINITIONS

     As used in this chapter:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020 RIGHT TO DISSENT

     (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in

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

     dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a) The proposed corporate action is abandoned or rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030 DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (1) A record shareholder may assert dissenters' rights as to fewer than all shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200 NOTICE OF DISSENTERS' RIGHTS

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210 NOTICE OF INTENT TO DEMAND PAYMENT

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220 DISSENTERS' NOTICE

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e) Be accompanied by a copy of this chapter.

23B.13.230 DUTY TO DEMAND PAYMENT

     (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240 SHARE RESTRICTIONS

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250 PAYMENT

     (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e) A copy of this chapter.

23B.13.260 FAILURE TO TAKE ACTION

     (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270 AFTER-ACQUIRED SHARES

     (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

     (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B. 13.300 COURT ACTION

     (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310 COURT COSTS AND COUNSEL FEES

     (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article 8 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

     The above discussion of the WBCA and the registrant's Bylaws and Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Bylaws and Articles of Incorporation.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

    EXHIBIT
    NUMBER                      DESCRIPTION OF DOCUMENT
    -------                     -----------------------
     2.1      Agreement and Plan of Merger, dated December 29, 1998,
              between INTERLINQ Software Corporation and Terlin, Inc.
              (attached as Appendix A to the Proxy Statement/Prospectus).
     3.1      Articles of Incorporation of INTERLINQ Software Corporation
              (incorporated by reference to Exhibit 3.1 to the
              registrant's registration statement on Form S-1, as amended
              (Registration No. 33-59502), filed with the Securities and
              Exchange Commission on March 15, 1993)
     3.2      Reverse Stock Split Amendment to Articles of Incorporation
              (attached as Appendix C to proxy statement/prospectus)
     3.3      Post-Merger Articles of Incorporation (attached as Appendix
              D to the Proxy Statement/Prospectus)
     3.4      Bylaws of INTERLINQ Software Corporation (incorporated by
              reference to Exhibit 3.2 to the registrant's registration
              statement on Form S-1, as amended (Registration No.
              33-59502), filed with the Securities and Exchange Commission on March 15, 1993)
     3.5      Post-Merger Bylaws (attached as Appendix E to Proxy
              Statement/ Prospectus)
     5.1      Opinion of Perkins Coie LLP as to legality of securities
              being registered*

    EXHIBIT
    NUMBER                      DESCRIPTION OF DOCUMENT
    -------                     -----------------------
    10.1      Form of Voting Agreement
    10.2      Letter Agreement, dated December 29, 1998, by and among W.R.
              Hambrecht & Co., LLC, Terlin, Inc. and INTERLINQ Software
              Corporation
    23.1      Consent of Perkins Coie LLP (contained in opinion filed as
              Exhibit 5.1 hereto)
    23.2      Consent of KPMG LLP
    23.3      Consent of KPMG LLP
    99.1      Form of Proxy
    99.2      Form of Election

-------------------------
 * To be filed in a subsequent amendment.

     (b) FINANCIAL STATEMENT SCHEDULES

     All schedules have either been incorporated by reference or have been omitted as not applicable or not required under the rules of Regulation S-X.

     (c) REPORTS, OPINIONS AND APPRAISALS OF OUTSIDE PARTIES

     The opinion of Broadview International, LLC is included as Appendix to the Proxy Statement/Prospectus.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (b) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 22nd day of January, 1999.

                                          INTERLINQ SOFTWARE CORPORATION

                                          By      /s/ JIRI M. NECHLEBA
                                            ------------------------------------
                                             Jiri M. Nechleba
                                             President, Chief Executive Officer
                                             and Chairman

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Jiri M. Nechleba and Stephen A. Yount, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of January, 1999.

              SIGNATURE                                 TITLE
              ---------                                 -----
         /s/ JIRI M. NECHLEBA           President, Chief Executive Officer and
--------------------------------------  Chairman of the Board (Principal
           Jiri M. Nechleba             Executive Officer)

         /s/ STEPHEN A. YOUNT           Chief Financial Officer and Executive
--------------------------------------  Vice President, Enterprise Technology
           Stephen A. Yount             Division (Principal Financial Officer
                                        and Principal Accounting Officer)

              SIGNATURE                                 TITLE
              ---------                                 -----
       /s/ ROBERT J. GALLAGHER          Director
--------------------------------------
         Robert J. Gallagher

         /s/ ROBERT W. O'REAR           Director
--------------------------------------
           Robert W. O'Rear

        /s/ THEODORE M. WIGHT           Director
--------------------------------------
          Theodore M. Wight

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
 -------   ------------------------------------------------------------
      2.1  Agreement and Plan of Merger, dated December 29, 1998, between INTERLINQ Software Corporation and Terlin, Inc.
           (attached as Appendix A to the Proxy Statement/Prospectus).
      3.1  Articles of Incorporation of INTERLINQ Software Corporation
           (incorporated by reference to Exhibit 3.1 to the
           registrant's registration statement on Form S-1, as amended
           (Registration No. 33 - 59502) filed with the Securities and
           Exchange Commission on March 15, 1993)
      3.2  Reverse Stock Split Amendment to Articles of Incorporation
           (attached as Appendix C to the Proxy Statement/Prospectus)
      3.3  Post-Merger Articles of Incorporation (attached as Appendix
           D to the Proxy Statement/Prospectus)
      3.4  Bylaws of INTERLINQ Software Corporation (incorporated by reference to Exhibit 3.2 to the registrant's registration
           statement on Form S-1, as amended (Registration No. 33 -
           59502) filed with the Securities and Exchange Commission on
           March 15, 1993))
      3.5  Post-Merger Bylaws (attached as Appendix E to the Proxy
           Statement/ Prospectus)
      5.1  Opinion of Perkins Coie LLP as to legality of securities being registered*
     10.1  Form of Voting Agreement
     10.2  Letter Agreement, dated December 29, 1998, by and among W.R.
           Hambrecht & Co., LLC, Terlin, Inc. and INTERLINQ Software
           Corporation
     23.1  Consent of Perkins Coie LLP (contained in opinion filed as
           Exhibit 5.1 hereto)
     23.2  Consent of KPMG LLP
     23.3  Consent of KPMG LLP
     99.1  Form of Proxy
     99.2  Form of Election

-------------------------
 * To be filed in a subsequent amendment.